                                                                    Exhibit 10.1


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                             PARTICIPATION AGREEMENT

                          dated as of December 14, 1998

                                      among

                               FORE SYSTEMS, INC.,
                  as Lessee, Guarantor and Construction Agent,


                            WILMINGTON TRUST COMPANY,
                  not in its individual capacity, but solely as
                    trustee of BRUSH CREEK BUSINESS TRUST II,
                       as Lessor and Certificate Trustee,


                    MELLON FINANCIAL SERVICES CORPORATION #4,
                            as Certificate Purchaser,


                                       and


                               MELLON BANK, N.A.,
                             as Construction Lender

                  ---------------------------------------------

                           Construction Program For a
                          Manufacturing/Office Facility
                        in Allegheny County, Pennsylvania


================================================================================


                                                         Participation Agreement

                                TABLE OF CONTENTS

                                                                                                               Page
                                           ARTICLE I. DEFINITIONS; INTERPRETATION


                                  ARTICLE II. DOCUMENTATION DATE; INITIAL ADVANCE DATE

   SECTION 2.1.  DOCUMENTATION DATE.............................................................................  3
   SECTION 2.2.  INITIAL ADVANCE DATE...........................................................................  4

                                            ARTICLE III. FUNDING OF ADVANCES

   SECTION 3.1.  CERTIFICATE TRUSTEE COMMITMENT.................................................................  4
   SECTION 3.2.  CERTIFICATE PURCHASER'S COMMITMENT.............................................................  5
   SECTION 3.3.  CONSTRUCTION LENDER'S COMMITMENT...............................................................  5
   SECTION 3.4.  PROCEDURES FOR ADVANCES........................................................................  5
   SECTION 3.5.  USE OF ADVANCES................................................................................  6
   SECTION 3.6.  COLLATERALIZATION..............................................................................  6
   SECTION 3.7.  REFINANCING....................................................................................  6
   SECTION 3.8.  RESIZING OF TRANCHE A, TRANCHE B AND CERTIFICATE...............................................  9


                              ARTICLE IV. CERTIFICATE PAYMENTS; CONSTRUCTION LOAN PAYMENTS

   SECTION 4.1.  CERTIFICATE PAYMENTS...........................................................................  9
   SECTION 4.2.  CONSTRUCTION LOAN PAYMENTS..................................................................... 10
   SECTION 4.3.  RENT PAYMENTS.................................................................................. 10
   SECTION 4.4.  OVERDUE PAYMENTS............................................................................... 11


                                      ARTICLE V. CERTAIN INTENTIONS OF THE PARTIES

   SECTION 5.1.  NATURE OF TRANSACTION.......................................................................... 11
   SECTION 5.2.  AMOUNTS DUE UNDER LEASE........................................................................ 12


                           ARTICLE VI. CONDITIONS PRECEDENT TO INITIAL ADVANCE DATE AND ADVANCES

   SECTION 6.1.  INITIAL ADVANCE DATE CONDITIONS................................................................ 12
   SECTION 6.2.  CONDITIONS PRECEDENT TO EACH ADVANCE........................................................... 17



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
                                                                                                               Page
                                   ARTICLE VII. CONDITIONS TO SUBSTANTIAL COMPLETION

   SECTION 7.1.   CONDITIONS TO SUBSTANTIAL COMPLETION OF THE PROPERTY.......................................... 20


                                              VIII. ARTICLE REPRESENTATIONS

   SECTION 8.1.   REPRESENTATIONS OF THE PARTICIPANTS........................................................... 20
   SECTION 8.2.   REPRESENTATIONS OF THE CERTIFICATE TRUSTEE AND THE TRUST COMPANY.............................. 21
   SECTION 8.3.   REPRESENTATIONS OF LESSEE..................................................................... 23
   SECTION 8.4.   REPRESENTATIONS OF LESSEE WITH RESPECT TO EACH ADVANCE........................................ 29


                                           ARTICLE IX. PAYMENT OF CERTAIN EXPENSES

   SECTION 9.1.   TRANSACTION EXPENSES.......................................................................... 30
   SECTION 9.2.   BROKERS' FEES AND STAMP TAXES................................................................. 31
   SECTION 9.3.   LIMITATIONS DURING INTERIM TERM............................................................... 31


                                          ARTICLE X. OTHER COVENANTS AND AGREEMENTS

   SECTION 10.1.  COVENANTS OF LESSEE........................................................................... 31
   SECTION 10.2.  RESERVED...................................................................................... 35
   SECTION 10.3.  FINANCIAL COVENANTS........................................................................... 35
   SECTION 10.4.  WAIVER OF COVENANTS........................................................................... 35
   SECTION 10.5.  COVENANT OF THE CERTIFICATE TRUSTEE AND THE PARTICIPANTS...................................... 35
   SECTION 10.6.  OTHER COVENANTS OF THE CERTIFICATE TRUSTEE AND THE TRUST COMPANY.............................. 35
   SECTION 10.7.  COVENANT OF CERTIFICATE PURCHASER............................................................. 37


                                                    ARTICLE XI. [RESERVED]


                                     ARTICLE XII. TRANSFERS OF PARTICIPANTS' INTERESTS

   SECTION 12.1.  ASSIGNMENTS................................................................................... 37
   SECTION 12.2.  PARTICIPATIONS................................................................................ 39
   SECTION 12.3.  WITHHOLDING TAXES; DISCLOSURE OF INFORMATION; PLEDGE UNDER REGULATION A........................39


                                              ARTICLE XIII. INDEMNIFICATION

   SECTION 13.1.  GENERAL INDEMNIFICATION....................................................................... 40

                                                                                                               Page
   SECTION 13.2.  END OF TERM INDEMNITY......................................................................... 48
   SECTION 13.3.  ENVIRONMENTAL INDEMNITY....................................................................... 49
   SECTION 13.4.  PROCEEDINGS IN RESPECT OF CLAIMS.............................................................. 50
   SECTION 13.5.  GENERAL TAX INDEMNITY......................................................................... 52
   SECTION 13.6.  FUNDING LOSSES................................................................................ 56
   SECTION 13.7.  REGULATION D COMPENSATION..................................................................... 56
   SECTION 13.8.  BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR...................................... 57
   SECTION 13.9.  ILLEGALITY.................................................................................... 57
   SECTION 13.10. INCREASED COST AND REDUCED RETURN............................................................. 58
   SECTION 13.11. INDEMNITY PAYMENTS IN ADDITION TO LEASE OBLIGATIONS........................................... 59


                                               ARTICLE XIV. MISCELLANEOUS

   SECTION 14.1.  SURVIVAL OF AGREEMENTS........................................................................ 60
   SECTION 14.2.  NO BROKER, ETC................................................................................ 60
   SECTION 14.3.  NOTICES....................................................................................... 60
   SECTION 14.4.  COUNTERPARTS.................................................................................. 60
   SECTION 14.5.  AMENDMENTS.................................................................................... 61
   SECTION 14.6.  HEADINGS, ETC................................................................................. 61
   SECTION 14.7.  PARTIES IN INTEREST........................................................................... 61
   SECTION 14.8.  GOVERNING LAW................................................................................. 61
   SECTION 14.9.  SEVERABILITY.................................................................................. 61
   SECTION 14.10. LIABILITY LIMITED............................................................................. 62
   SECTION 14.11. FURTHER ASSURANCES............................................................................ 62
   SECTION 14.12. SUBMISSION TO JURISDICTION.................................................................... 63
   SECTION 14.13. CONFIDENTIALITY............................................................................... 63
   SECTION 14.14. NO BAR........................................................................................ 64
   SECTION 14.15. WAIVER OF JURY TRIAL.......................................................................... 64
   SECTION 14.16. CONSTRUCTION CONSULTANT....................................................................... 64
   SECTION 14.17. COOPERATION IN CONNECTION WITH SUBDIVISIONS................................................... 64

APPENDICES

APPENDIX 1                        Definitions and Interpretation


SCHEDULES

SCHEDULE I                        ADDITIONAL DEBT
SCHEDULE II                       CHANGE IN NAME OR ENTITY
SCHEDULE III                      INFORMATION FOR NOTICES
SCHEDULE IV                       COMMITMENT PERCENTAGES


EXHIBITS

EXHIBIT A                         Funding Request
EXHIBIT B                         Form of Lease
EXHIBIT C                         Form of Certificate
EXHIBIT D                         Form of Construction Loan Agreement
EXHIBIT E                         Form of Note
EXHIBIT F                         Form of Guaranty
EXHIBIT G                         Form of Pledge and Security Agreement
EXHIBIT H                         Form of Assignment of Leases and Rents
EXHIBIT I                         Form of Deed
EXHIBIT J                         Form of Mortgage
EXHIBIT K                         Form of Construction Agency Agreement
EXHIBIT L                         Form of Assignment of Construction Agency Agreement
EXHIBIT M                         Form of Construction Documents Assignment
EXHIBIT N                         Responsible Employee's Certificates
EXHIBIT O                         Construction Certificate
EXHIBIT P                         Form of Assignment Agreement
EXHIBIT Q                         Form of Guaranty Agreement

                             PARTICIPATION AGREEMENT


         THIS PARTICIPATION AGREEMENT, dated as of December 14, 1998, is entered into by and among FORE SYSTEMS, INC., a Delaware corporation, as Lessee, Guarantor and Construction Agent; WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly stated herein, but solely as trustee of BRUSH CREEK BUSINESS TRUST II, a Delaware business trust, as Lessor and Certificate Trustee; MELLON FINANCIAL SERVICES CORPORATION #4, a Pennsylvania corporation, as the Certificate Purchaser; and MELLON BANK, N.A., a national banking association ("Mellon"), as Construction Lender,



                              W I T N E S S E T H:
                              --------------------


         WHEREAS, the Lessee is the owner of the fee simple interest in the Land;

         WHEREAS, pursuant to the terms of the Ground Lease, the Lessee has leased to the Lessor, and the Lessor has leased from the Lessee, the Land;

         WHEREAS, pursuant to the terms of the Lease, the Lessor has subleased to the Lessee, and the Lessee has subleased from the Lessor, the Land;

         WHEREAS, the Lessor wishes to finance the development of certain Improvements on the Land to be used by the Lessee and certain Soft Costs in connection therewith;

         WHEREAS, the Trust under the Trust Agreement has been created for the purpose of providing financing for the construction of the Improvements on the Land and certain Soft Costs in connection therewith;

         WHEREAS, using Advances from the Lessor, the Lessee, as Construction Agent, will construct certain Improvements which will be the property of the Lessor and will become part of the Property subject to the terms of the Lease;

         WHEREAS, the Certificate Purchaser is willing to provide as equity a portion of the funding of the costs of the construction of the Improvements on the Land and certain Soft Costs in connection therewith up to $1,286,500.00.

         WHEREAS, the Construction Lender is willing to provide financing for a portion of the costs of the construction of the Improvements on the Land and certain Soft Costs in connection therewith up to $19,213,500.00.


                                       -2-
                                                         Participation Agreement

         WHEREAS, to secure such financing, (i) the Lessor, pursuant to the Lease and subject to the Construction Loan Agreement, will have the benefit of a lien from the Lessee on all of the Lessee's right, title and interest in and to the Property, and (ii) the Construction Lender and the Certificate Purchaser will have the benefit of a Lien (a) from the Lessor on all of the Lessor's right, title and interest in and to the Property and on all of the Lessor's rights against the Lessee under the Lease and the Ground Lease, against the Construction Agent under the Construction Agency Agreement, and against the Lessee under the Guaranty which liens are more fully described in the Lease and Mortgage and (b) from the Lessee on all of the Lessee's right, title and interest in and to the Land and the Lessee's leasehold interest in and to the Lease;

         WHEREAS, the Lessee's obligations under the Operative Documents will be guaranteed pursuant to the terms of the Guaranty and Guaranty Agreement, which Guaranty and Guaranty Agreement may be for amounts less than the Lease Balance; and

         WHEREAS, to secure the Lessee's obligations under the Guaranty and the obligations of Fore Systems Holdings Corp. under the Guaranty Agreement, the Construction Lender and the Lessor will have a perfected security interest in the Property and the Collateral Account.

         NOW, THEREFORE, in consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.

                           DEFINITIONS; INTERPRETATION

         Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix 1 hereto for all purposes hereof; and the rules of interpretation set forth in Appendix 1 hereto shall apply to this Participation Agreement.

                                   ARTICLE II.

                    DOCUMENTATION DATE; INITIAL ADVANCE DATE

         SECTION 2.1. Documentation Date. The documentation date (the "Documentation Date") shall occur on the earliest date on which all of the following conditions precedent shall have been satisfied:

                  (a) Participation Agreement. This Participation Agreement shall have been duly authorized, executed and delivered by the parties hereto and shall be in full force and effect.

                  (b) Certain Transaction Expenses. Counsel for each of the Lessor, the Lessee, the Certificate Purchaser and the Construction Lender shall have received, to the extent



                                      -3-
                                                         Participation Agreement
         then invoiced, payment in full in cash of all Transaction Expenses pursuant to Section 3.4 payable to such counsel pursuant to Section 9.1.

                  (c) Mellon Bank's Facility Fee. The Lessee shall pay to Mellon Bank a non-refundable, fully-earned facility structuring fee in the amount of (A) $150,000 plus (B) the greater of (i) $100,000 and (ii) 0.50% of the maximum amount of the Commitment of the Construction Lender under the Construction Loan Agreement, which will be payable from the initial Advance pursuant to Section 3.4.

                  (d) Mellon Leasing Corporation's Fees. The Lessee shall pay to Mellon Leasing Corporation a fully-earned, non-refundable arranging and structuring fee in the amount of $350,000, which will be payable from the initial Advance pursuant to Section 3.4.

         SECTION 2.2. Initial Advance Date. The Initial Advance Date (the "Initial Advance Date") shall occur on the earliest date on or before January 10, 1999 on which all the conditions precedent thereto set forth in Section 6.1 shall have been satisfied or waived by the applicable parties as set forth therein; provided, however, that if the Initial Advance Date does not occur prior to January 10, 1999, then this Participation Agreement shall automatically terminate (except as provided in Section 14.1), the Lessee shall pay in full all Transaction Expenses not theretofore paid, and each other Operative Document then executed shall terminate. The Lessee, the Lessor, the Certificate Purchaser and the Construction Lender shall confirm in writing the occurrence of the Initial Advance Date.

                                  ARTICLE III.

                               FUNDING OF ADVANCES

         SECTION 3.1. Certificate Trustee Commitment. Subject to the conditions and terms hereof, the Certificate Trustee shall take the following actions at the written request of the Lessee from time to time during the Commitment
Period:

                  (a) the making of Advances (out of funds provided by the Certificate Purchaser and the Construction Lender) for the purpose of financing of Soft Costs and the construction of the Improvements on the Land; and

                  (b) the subleasing of the Land and the leasing of the Improvements by the Certificate Trustee as Lessor to the Lessee under the Lease.

Notwithstanding any other provision hereof, the Certificate Trustee shall not be obligated to make any Advance if, after giving effect thereto, the aggregate original amounts of the Loans and the Certificate Amounts would exceed the Commitments of the Construction Lender and the Certificate Purchaser.

         SECTION 3.2. Certificate Purchaser's Commitment. Subject to the conditions and terms


                                      -4-
                                                         Participation Agreement
hereof, the Certificate Purchaser shall make available to the Lessor at the request of the Lessee from time to time during the Commitment Period on any Funding Date an amount (each, a "Certificate Amount") in immediately available funds equal to three percent (3%) of the amount of the Advance being funded on such Funding Date; provided, that on the Documentation Date the Certificate Purchaser shall fund all funds payable to Mellon Bank and Mellon Leasing Corporation under Section 2.1. Notwithstanding any other provision hereof, the Certificate Purchaser shall not be obligated to make available any Certificate Amount to the extent that, after giving effect to the proposed Certificate Amount, the outstanding aggregate amount of Certificate Amounts would exceed the Certificate Purchaser's Commitment. No amounts repaid with respect to Certificate Amounts may be readvanced.

         SECTION 3.3. Construction Lender's Commitment. Subject to the conditions and terms hereof, the Construction Lender shall make Construction Loans to the Lessor at the request of the Lessee from time to time during the Commitment Period on any Funding Date (except for the fees to Mellon Bank, N.A. and Mellon Leasing Corporation, which are included in the initial Advance pursuant to Section 3.4) in an amount in immediately available funds equal to ninety-seven percent (97%) of the amount of the Advance being funded on such Funding Date. Notwithstanding any other provision hereof, the Construction Lender shall not be obligated to make any Construction Loan to the extent that, after giving effect to the proposed Construction Loan, the outstanding aggregate amount of the Construction Loans would exceed the Construction Lender's Commitment. No amounts repaid with respect to the Construction Loans may be readvanced.

         SECTION 3.4. Procedures for Advances.

                  (a) With respect to each funding of an Advance, the Lessee shall give the Certificate Trustee, the Certificate Purchaser and the Construction Lender prior written notice not later than 10:00 a.m., Pittsburgh, Pennsylvania time, three Business Days prior to the proposed Funding Date, pursuant to a Funding Request substantially in the form of Exhibit A (a "Funding Request"), specifying the proposed Funding Date and the amount of Advance requested. Except as the parties may otherwise agree in writing, Advances shall be made solely to provide the Construction Agent with funds with which to pay or reimburse itself for Property Improvements Costs, except that the Participants shall make Certificate Yield Payment Advances, and Interest Payment Loans, in accordance with the provisions of Section
         4.1 hereof and Section 2.2 of the Construction Loan Agreement, up to the maximum amounts set forth in such provisions. On the Documentation Date, the Lessee shall submit an irrevocable Funding Request for the payment of fees to Mellon Bank and Mellon Leasing Corporation and Transaction Expenses under Section 2.1.

                  (b) All remittances made by the Certificate Purchaser and the Construction Lender for the funding of any Advance shall be made on the applicable Funding Date in immediately available federal funds by wire transfer to the account of the Construction Agent specified on the Construction Agent's signature page hereto, except that a portion of the initial Advance shall be made (in accordance with instructions to be included in the



                                      -5-
                                                         Participation Agreement
         initial Funding Request) by wire transfer to the Lessee to reimburse the Lessee for Transaction Expenses as provided in Section 3.4(a).

         SECTION 3.5. Use of Advances. Notwithstanding any provision to the contrary contained in any Operative Document, Advances may be used to fund the following items to the extent they are included in the Approved Construction
Budget: (i) Project Improvement Costs (including all Soft Costs and costs related to Site Work), (ii) Transaction Expenses and (iii) fees payable pursuant to Sections 4.5 and 4.6 of this Participation Agreement, provided, that in no event may the Advances be used to fund any of the foregoing matters in clauses
(i) and (ii) to the extent any such funding would conflict with any provision of any Operative Document. Advances may be applied to any of the foregoing, regardless of whether such costs, fees or expenses were incurred prior to, as of or after the Documentation Date. Prior to the Base Date, Certificate Yield shall accrue for the benefit of the Certificate Trustee in accordance with Section 4.1(d) of this Participation Agreement but shall not be paid to the Certificate Trustee during the Interim Term. Accrued interest under the Construction Loan shall be paid to the Construction Lender in accordance with Section 2.2 of the Construction Loan Agreement.

         SECTION 3.6. Collateralization. The Lessee shall satisfy the Collateral Requirement as a condition precedent to each Advance, and shall satisfy the Collateral Requirement throughout the Lease Term.

         SECTION 3.7. Refinancing. So long as (i) no Event of Default shall have occurred and be continuing, and (ii) the Refinancing Loan Documents shall have been accepted and delivered by all parties thereto in form and substance satisfactory to Mellon Bank and Mellon Financial Service Corporation #4 in their sole discretion,

                  (a) The Construction Lender covenants and agrees to purchase the Tranche A Loans, which Tranche A Loans shall bear interest at a rate per annum equal to the Eurodollar Rate plus 1/2 of 1%, and the Certificate Purchaser covenants and agrees to purchase the Tranche B Loans, which Tranche B Loans shall bear interest at a rate per annum equal to the Treasury Rate plus 2.25%.

                  (b) The Certificate Purchaser further covenants and agrees that so long as no Event of Default shall have occurred and be continuing, the Certificate Purchaser shall purchase a new Certificate, which Certificate shall be in the original principal amount of no less than 3% of the aggregate amount of all Advances made to or for the benefit of the Construction Agent during the Interim Term and shall bear interest at a rate per annum equal to the Treasury Rate plus 4.00%, so long as all of the following conditions shall have been satisfied:

                           (i) the Tranche A Loans shall have been purchased by
                  Mellon Bank, and the Tranche B Loans shall have been purchased by the Certificate Purchaser;

                           (ii) the conditions set forth in Section 6.1(a), (b),
                  (d), (f), (g), (h), (m), and 6.2(c), (d), (e), (f) and (j)
                  (and each Lender shall receive an appropriate



                                      -6-
                                                         Participation Agreement
                  endorsement under clause (j)) shall have been satisfied in connection with the Refinancing, provided, that all references in such provisions in Sections 6.1 and 6.2 to the "Construction Lender" shall be deemed to refer to the "Lenders" and all references to the "Operative Documents" shall be deemed to include all documents, agreements and instruments to be executed in connection with the Refinancing;

                           (iii) all documents, agreements and instruments to be
                  executed in connection with the Refinancing shall be legal, valid and binding in accordance with their terms, and the Lenders and Certificate Purchaser shall have received a legal opinion, in form and substance satisfactory to them, to such effect;

                           (iv) all documents to be recorded and/or filed in
                  connection with the Refinancing shall have been properly recorded or filed;

                           (v) after giving effect to the Refinancing, no
                  Default shall exist under any Operative Document; and

                           (vi) the Lessee, Mellon Bank and Mellon Financial
                  Services Corporation #4 shall each have approved the proposed terms of the Refinancing and the Refinancing Loan Documents.

         Upon the consummation of the Refinancing, the Tranche A Lenders and the Tranche B Lender shall succeed to all rights and benefits of the Construction Lender under the Operative Documents.

                  (c) Unless a Default or Event of Default shall exist, at the request and expense of Lessee and subject to the provisions of the Loan Agreement, Lessor (upon receipt of written instructions from Lessee and upon compliance with the conditions hereof) shall refinance the Tranche A Loans by either:

                           (i) issuing and selling during the Term refunding
                  notes pursuant to and subject to the restrictions in the Refinancing Loan Documents with such terms and conditions as Lessee and the new Tranche A Lender or Lenders may agree upon and, in connection therewith, use the proceeds of such issuance and sale to prepay, pursuant to the Refinancing Loan Documents, all of the Tranche A Loans then outstanding, in whole but not in part, or

                           (ii) causing the Tranche A Lender to assign the
                  Tranche A Loans to a commercial bank, savings and loan association, savings bank, pension plan, depository institution, insurance company, branches or agents of foreign banks, a real estate investment trust or other similar institution as the Lessee identifies and as a result of such assignment the Tranche A Lender receives par plus all accrued interest through the date of such assignment, plus all other amounts then due and payable to the selling Tranche A Lender, provided, however, that no refinancing



                                      -7-
                                                         Participation Agreement
                  pursuant to this Section 3.7(c) shall occur unless and until all of the following conditions have been satisfied: (a) no Default or Event of Default shall have occurred and be continuing; (b) no such refinancing shall increase or decrease the amount, or shorten or lengthen the maturity, of any scheduled payment of any outstanding principal amount thereof;
                  (c) no such refinancing shall increase the principal amount of indebtedness then outstanding under the Tranche A Loans, provided that the interest rate charged by the lenders in connection with any such refinancing may be different from the interest rate under the Tranche A Loans; (d) no such refinancing shall contain any covenants or restrictions upon the Lessee or Lessor or any of their Affiliates which are materially more burdensome to the Lessee or Lessor or any of their Affiliates than the undertakings and restrictions contained in the Operative Documents; (e) no such refinancing shall create any Liens on any property of the Lessee or any of its Affiliates except for those Liens created pursuant to the Security Documents in accordance with the terms of the Security Documents; provided, however, Lessee or its Affiliates may pledge additional collateral up to a value of $5,000,000 to such new lender so long as the pledge of such additional collateral does not violate the covenants set forth in Section 10.3; (f) the lenders under such refinancing shall each execute an agreement, in form and substance satisfactory to the Lenders, pursuant to which such refinancing lenders shall agree to be bound by all of the obligations, terms and conditions of the Construction Loan Agreement to which the Tranche A Lender is bound and to assume all of the responsibilities, covenants and agreements of the Tranche A Lender under the Construction Loan Agreement; (g) no such refinancing shall impair the Liens, rights or benefits of the Lenders under the Refinancing Loan Documents, or any documents or agreements executed in connection therewith (provided, that this subsection shall not be construed to prohibit such new Tranche A Lender from taking a first priority mortgage position as contemplated in the Construction Loan Agreement);
                  (h) after giving effect to any such refinancing, no Default or Event of Default shall exist; and (i) Lessee shall cause the Pledgor under the Pledge and Security Agreement to make an additional transfer to the Collateral Account (as defined in the Pledge and Security Agreement) in the amount required thereunder as a result of the refinancing or refunding. The parties hereto shall cooperate in the preparation and execution of any amendments, supplements and other writings reasonably requested to accomplish such refinancing, including assignments and/or release instruments, as appropriate. Lessee shall reimburse Lessor, the Tranche A Lender and Tranche B Lender for all reasonable costs and expenses (including all reasonable internal and external costs and fees of the Tranche A Lender and Tranche B Lender) incurred in connection with any refinancing of the Tranche A Loans which is consummated pursuant to this Section 3.7(c).

         SECTION 3.8. Resizing of Tranche A, Tranche B and Certificate. The parties have determined the amounts of Tranche A, Tranche B and the Certificate based on certain assumptions determined to be reasonable by the parties as of the Documentation Date. Should



                                      -8-
                                                         Participation Agreement
there be a material change in the Lease Balance (it being agreed that any such change shall be made only with the consent of the Certificate Purchaser and the Lenders in each case in their respective sole and absolute discretion) or the assumptions utilized by the parties as of the Documentation Date that, because of GAAP, requires a new calculation of Tranche A, Tranche B and the Certificate to meet the intention of the parties as stated in Section 5.1 and to provide operating lease treatment for the Lessee in accordance with GAAP, the parties agree to negotiate in good faith to recalculate the principal amount of Tranche A, Tranche B and the Certificate such that the Lease may continue to be treated by the Lessee for financial accounting purposes as an operating lease in accordance with GAAP so long as any such recalculation does not impose any additional burdens or risks of any nature on the Lenders, the Certificate Trustee or the Certificate Purchaser.

                                   ARTICLE IV.

                CERTIFICATE PAYMENTS; CONSTRUCTION LOAN PAYMENTS

         SECTION 4.1. Certificate Payments.

                  (a) The amount of the Certificate Amounts outstanding from time to time shall accrue yield ("Certificate Yield") at the Certificate Yield Rate, calculated during the Interim Term using the actual number of days elapsed in a 360 day year, and during the Base Term using 30 days for each month in a 360 day year. If all or any portion of the Certificate Amounts, any Certificate Yield payable thereon or any other amount payable hereunder shall not be paid when due (whether at stated maturity, acceleration thereof or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate.

                  (b) Subject to the provisions of the Operative Documents, Certificate Amounts shall be repaid on the Expiration Date.

                  (c) The Certificate Trustee shall, pursuant to the Assignment of Leases and Rents, direct the Lessee to pay to the Certificate Trustee for the account of the Certificate Purchaser Basic Rent (determined on the basis of amounts due in accordance with clauses (a) and (b) above) and all other amounts due with respect to the Certificate Amounts payable by the Lessee under the Lease from time to time, and the Certificate Trustee shall distribute such amounts to the Certificate Purchaser in accordance with Section 5 of the Construction Loan Agreement.

                  (d) On each Scheduled Payment Date prior to the Base Date, the Certificate Trustee shall be deemed to have requested a payment with respect to accrued Certificate Yield on outstanding Certificate Amounts pursuant to Section 3.2 (a "Certificate Yield Payment Advance") in an amount equal to the lesser of (x) the aggregate amount of Certificate Yield which has accrued to and including such date and (y) the Available Certificate Purchaser Commitment. The Funding Date with respect to any such Certificate



                                      -9-
                                                         Participation Agreement

         Yield Payment Advance shall be the relevant Scheduled Payment Date (provided that the making of a Certificate Amount pursuant to such payment shall be subject to satisfaction of the applicable conditions precedent set forth in Section 6.2) and the proceeds of such payment shall be applied to such accrued Certificate Yield but shall not be paid to the Certificate Trustee during the Interim Term, and instead shall be added to the Certificate Amount. On each such Funding Date, the Certificate Amounts and the Property Improvements Costs shall be increased by an amount equal to the Certificate Yield Payment Advance paid on such date with the proceeds of such payment.

         SECTION 4.2.  Construction Loan Payments.

                  (a) Each Construction Loan shall accrue interest computed and payable in accordance with the terms of the Construction Loan Agreement.

                  (b) The principal of the Construction Loan shall be repaid in full on the Construction Loan Expiration Date.

                  (c) The Certificate Trustee shall, pursuant to the Assignment of Leases and Rents, direct the Lessee to pay to the Certificate Trustee the Lender Basic Rent (determined on the basis of amounts due in accordance with clauses (a) and (b) above) and all other amounts due with respect to the Construction Loans payable by the Lessee under the Lease from time to time, and the Certificate Trustee shall distribute such amounts in accordance with Section 5 of the Construction Loan Agreement.

         SECTION 4.3. Rent Payments. The Lessee may, at any time and from time to time, designate one or more (but in no event more than three) separate accounts or credit facilities (including the Mellon Revolver) in one or more financial institutions to be debited directly by the Certificate Trustee on each Scheduled Payment Date for the payment of Basic Rent under the Lease. Lessee may designate the priority from time to time of debiting of such accounts or credit facilities by written notice to the Certificate Trustee no later than fifteen
(15) Business Days prior to any Scheduled Payment Date. Nothing contained herein shall limit Lessee's obligation to pay Basic Rent under the Lease. The Certificate Trustee, the Construction Lender and the Certificate Purchaser acknowledge that the Lessee has the right to prepay Rent in minimum amounts of $100,000 and integrals of $10,000 at any time, upon thirty days prior written notice, together with a Make-Whole Premium. The Lessee acknowledges and agrees that a Make-Whole Premium shall be payable in connection with each and every prepayment of the principal component of Rent prior to the Expiration Date except for a prepayment to the extent arising solely from a Significant Casualty or a Significant Condemnation, and that such prepayment shall be applied as provided in Section 5.1(b) of the Construction Loan Agreement or the Refinancing Loan Documents, as applicable.

         SECTION 4.4. Overdue Payments. The Certificate Trustee, the Construction Lender and the Certificate Purchaser acknowledge that the Lessee shall have no liability with respect to overdue payments of Loans and Certificate Amounts so long as the Lessee has timely paid Rent in



                                      -10-
                                                         Participation Agreement
accordance with Article III of the Lease, or such amounts are otherwise accounted for pursuant to Section 4.1(d).

                                   ARTICLE V.

                        CERTAIN INTENTIONS OF THE PARTIES

         SECTION 5.1.  Nature of Transaction.

                  (a) The parties hereto intend that (i) for financial accounting purposes with respect to the Lessee, the Lessor will be treated as the sublessor of the Land under the Lease and the owner and the lessor of the Improvements and the Lessee will be treated as the sublessee of the Land under the Lease and the lessee of the Improvements and (ii) for all other purposes, including federal and all state and local income tax purposes, state real estate and commercial law and bankruptcy purposes, (A) the Lease will be treated as a financing arrangement, (B) the Lessor, the Certificate Purchaser and the Lenders will be deemed lenders making loans to the Lessee in an amount equal to the sum of the Certificate Amounts and the outstanding principal amount of the Loans, which loans are secured by the Property and (C) the Lessee will be treated as the owner of the Property and will be entitled to all tax benefits ordinarily available to an owner of property like the Property for such tax purposes. Nevertheless, the Lessee acknowledges and agrees that neither the Certificate Trustee, the Certificate Purchaser nor any Lender have made any representations or warranties to the Lessee concerning the tax, accounting or legal characteristics of the Operative Documents and that the Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate.

                  (b) Specifically, without limiting the generality of subsection (a) of this Section 5.1, the parties hereto intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting the Lessee, the Lessor, the Certificate Purchaser or the Lenders or any collection actions, the transactions evidenced by the Operative Documents shall be regarded as loans made by the Certificate Trustee, the Certificate Purchaser and the Lenders as unrelated third party lenders of the Lessee.

         SECTION 5.2. Amounts Due Under Lease. Anything else herein or elsewhere to the contrary notwithstanding, it is the intention of the Lessee, the Certificate Trustee, the Certificate Purchaser and the Lenders that: (i) the amount and timing of installments of Basic Rent due and payable from time to time from the Lessee under the Lease shall be equal to the aggregate payments due and payable with respect to amortization of principal of, and interest on, the Loans, and with respect to Certificate Yield on the Certificate Amounts on each Payment Date (to the extent such interest is not funded by additional Interest Payment Loans); (ii) if the Lessee elects the Purchase Option or becomes obligated to purchase the Property (which is subject to the



                                      -11-
                                                         Participation Agreement

Lease) under the Lease (whether upon the occurrence of a Lease Event of Default or otherwise), the Loans, the Certificate Amounts, the Make-Whole Premium, all interest and Certificate Yield thereon and all other obligations of the Lessee owing to the Certificate Trustee, the Certificate Purchaser and the Lenders shall be paid in full by the Lessee; and (iii) if the Lessee properly elects the Remarketing Option, the Lessee shall only be required to pay to the Certificate Trustee the Gross Proceeds from Improvements, the Termination Rental Amount and any amounts due pursuant to Section 9.1 and Article XIII of this Participation Agreement and Sections 20.1 and 20.2 of the Lease (which aggregate amounts may be less than the Lease Balance).

                                   ARTICLE VI.

            CONDITIONS PRECEDENT TO INITIAL ADVANCE DATE AND ADVANCES

         SECTION 6.1. Initial Advance Date Conditions. The occurrence of the Initial Advance Date is subject to the occurrence of the Documentation Date and the satisfaction of the following conditions precedent:

                  (a) Trust Agreement; Redemption of Certificate; Operative Documents; No Default. The Trust Agreement shall have been duly authorized, executed and delivered by the parties thereto, shall be in form and substance satisfactory to the Certificate Purchaser, and shall be in full force and effect, and the Certificate shall have been validly issued to the Certificate Purchaser pursuant to the Trust Agreement. Each of the Operative Documents shall have been duly authorized, executed and delivered by the parties thereto in substantially the forms attached hereto as Exhibits B through M, P and Q, respectively, and, if not so attached, in form and substance satisfactory to the parties hereto, and shall be in full force and effect. No Default or Event of Default shall exist under any of the Operative Documents to which the Lessee is a party (either before or after giving effect to the transactions contemplated by the Operative Documents), no "Default" or "Event of Default" as such terms are defined in the Lease shall exist, and the Certificate Trustee, the Construction Lender and the Certificate Purchaser shall each have received a fully executed copy of each of the Operative Documents (other than (A) the Note and the Lease, of which the Construction Lender shall receive the originals and the Lessor and the Certificate Purchaser shall receive specimens, and (B) the Certificate, of which the Certificate Purchaser shall receive the original and the Certificate Trustee, Lessee and the Construction Lender shall receive specimens). The Operative Documents (or memoranda thereof), any supplements thereto and any financing statements in connection therewith required under the Uniform Commercial Code shall have been recorded, registered and filed, if necessary, in such manner as to enable the title insurance company to issue the title insurance policies referred to in clause (k) below.

                  (b) Taxes. All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Documents shall have been paid or provisions for such payment shall have been made to the satisfaction of the Certificate Trustee, the Certificate Purchaser and the Construction Lender.



                                      -12-
                                                         Participation Agreement

                  (c) Opinions of Counsel. Each of (i) Kirkpatrick & Lockhart LLP, special counsel to the Lessee, and (ii) Richards, Layton & Finger shall have issued to the Certificate Trustee, the Certificate Purchaser and the Construction Lender his/her opinion in form and scope mutually satisfactory to the Certificate Trustee, the Certificate Purchaser and the Construction Lender.

                  (d) Governmental Approvals. All necessary (or, in the reasonable opinion of the Certificate Trustee, the Certificate Purchaser, the Construction Lender or any of their respective counsel, advisable) Governmental Actions, in each case required by any Requirement of Law, shall have been obtained or made and be in full force and effect.

                  (e) Litigation. No action or proceeding shall have been instituted, nor shall any action or proceeding be threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority
         (i) to set aside, restrain, enjoin or prevent the full performance of this Participation Agreement, any other Operative Document or any transaction contemplated hereby or thereby or (ii) which is reasonably likely to materially and adversely affect the Lessee.

                  (f) Requirements of Law. In the reasonable opinion of the Certificate Trustee, the Certificate Purchaser, the Construction Lender and their respective counsel, the transactions contemplated by the Operative Documents do not and will not violate in any respect any Requirement of Law and do not and will not subject the Certificate Trustee, the Certificate Purchaser or the Construction Lender to any material adverse regulatory prohibitions or constraints.

                  (g) Responsible Employee's Certificates. The Certificate Trustee, the Certificate Purchaser and the Construction Lender shall each have received a Responsible Employee's Certificate of the Lessee (as Lessee, Guarantor and Construction Agent) in substantially the form of Exhibit N attached hereto, dated as of the Initial Advance Date, stating that (i) each and every representation and warranty of such Person contained in each Operative Document to which it is a party is true and correct in all material respects on and as of the Initial Advance Date; (ii) no Default or Event of Default has occurred and is continuing under any Operative Document to which it is a party with respect to such Person; (iii) each Operative Document to which such Person is a party is in full force and effect with respect to it; and
         (iv) such Person has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Document required to be performed or complied with by it on or prior to the Initial Advance Date.

                  (h) Resolutions and Incumbency Certificate, etc. The Lessee shall have delivered to the Certificate Trustee, the Certificate Purchaser and the Construction Lender (i) a certificate of its Secretary or an Assistant Secretary attaching and certifying as to (A) the resolutions of the Board of Directors duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (B) its



                                      -13-
                                                         Participation Agreement
         certificate of incorporation and by-laws, and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party and (ii) a certificate of good standing with respect to it issued by the Secretary of State of its State of incorporation.

                  (i) Environmental Audit. The Certificate Trustee, the Certificate Purchaser and the Construction Lender shall have received an Environmental Audit for the Property in form and substance acceptable to each of them, and shall have received a report from Killam & Associates describing the corrective actions required to be taken by the Lessee to remediate any Hazardous Substances and any violations, or potential violations, of Environmental Law identified in the Phase I environmental report previously prepared for the Land and delivered to the Construction Lender, which report shall be in form and substance satisfactory to the Construction Lender.

                  (j) Appraisal. The Certificate Trustee, the Certificate Purchaser and the Construction Lender shall have received an Appraisal of the Property, which Appraisal shall (i) show that as of the Base Date the value of the Lessor's interest in the Improvements to be constructed thereon in accordance with the Plans and Specifications shall not be less than 100% of the aggregate Commitments of the Certificate Purchaser and the Construction Lender and (ii) show the Fair Market Sales Value as of the end of the Base Term of the Lessor's interest in the Improvements to be constructed thereon in accordance with the Plans and Specifications shall be no less than [$14,500,000.]

                  (k) Survey and Title Insurance. The Lessee shall have delivered to the Certificate Trustee, the Certificate Purchaser and the Construction Lender an ALTA/1992 (Urban) Survey of the Property prepared by a licensed surveyor and meeting the Minimum Standard Detail Requirements for ALTA/ASCM Land Title Surveys as adopted by the American Land Title Association/American Society and American Congress on Surveying and Mapping in 1992 certified to the Certificate Trustee, the Construction Lender and the title company and otherwise in form reasonably acceptable to the Construction Lender, and an ALTA owner's and lender's title commitment for an insurance (together with a title insurance policy issued pursuant to such commitment, and containing no additional exclusions or exceptions from the commitment, which shall be delivered promptly after the Initial Advance Date) policy covering the Property in favor of the Certificate Trustee, the Lessee and the Construction Lender, and a leasehold policy in favor of the Lessee, each such policy to be dated as of the Initial Advance Date and in an amount not less than the aggregate Commitments of the Construction Lender and Certificate Purchaser and to be reasonably satisfactory to the Participants with comprehensive, survey, variable rate, access and such other endorsements requested by the Participants to the extent available in the Commonwealth of Pennsylvania.

                  (l) Recordation. Each of the Construction Lender and the Certificate Purchaser shall have received evidence reasonably satisfactory to it that each of the Deed, the Ground Lease or a memorandum thereof, the Lease or a memorandum thereof, the



                                      -14-
                                                         Participation Agreement

         Mortgage and the Assignment of Leases and Rents shall have been or are being recorded with the appropriate Governmental Authorities in the order in which such documents are listed in this clause (and the issuance of the title insurance policies in clause (k) above shall be satisfactory evidence of the foregoing), and the UCC Financing Statements with respect to the Property shall have been or are being filed with the appropriate Governmental Authorities.

                  (m) Evidence of Property Insurance. The Certificate Trustee, the Construction Lender and the Certificate Purchaser shall have received evidence of insurance with respect to the Property required to be maintained pursuant to the Lease, setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage.

                  (n) Initial Advance Date. The Initial Advance Date shall occur on or prior to January 10, 1999.

                  (o) [Reserved]

                  (p) Certificate Trustee's Resolutions and Incumbency Certificate, etc. The Lessee, the Construction Lender and the Certificate Purchaser shall have received a certificate of the Secretary or an Assistant Secretary of the Certificate Trustee attaching and certifying as to (i) the resolutions of the Board of Directors duly authorizing the execution, delivery and performance by the Certificate Trustee of each Operative Document to which it is or will be a party, (ii) its articles of association, certified as of a recent date by an appropriate officer of Trust Company, (iii) its by-laws and (iv) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party.

                  (q) Architect's Statement of Professional Opinion. The Certificate Trustee, the Construction Lender and the Certificate Purchaser shall have received a statement of professional opinion from the Architect, in form and scope satisfactory to the Certificate Trustee, the Construction Lender and the Certificate Purchaser, certifying that (i) the Property as improved in accordance with the Plans and Specifications and the contemplated use thereof by the Lessee will comply with Requirements of Law (including zoning and land use laws and Environmental Laws) and (ii) the Plans and Specifications have been prepared in accordance with applicable Requirements of Law (including applicable Environmental Laws and building, planning, zoning and fire codes) and upon completion of the Improvements in accordance with the Plans and Specifications, such Improvements on the Property will not encroach in any manner onto any adjoining land to the best of the Architect's knowledge based on information received (except as permitted by express written easements or as insured by appropriate title insurance). The Plans and Specifications, the contracts with the Prime Contractor and a complete and detailed breakdown, on a line item basis, of the costs (prepared by others) of constructing the Improvements in accordance with the Plans and Specifications, together with evidence of all matters described in the Architect's statement of professional opinion described in this


                                      -15-
                                                         Participation Agreement
         paragraph, shall have been reviewed and approved by the Construction Lender.

                  (r) Custody Agreement. The Lessee shall have executed and delivered the Custody Agreement to the Construction Lender.

                  (s) Recognition of Assignment. The Architect and the Prime Contractor shall have each executed written instruments reasonably satisfactory to the Certificate Trustee, the Certificate Purchaser and the Construction Lender pursuant to which each of the Architect and the Prime Contractor shall have agreed to perform its obligations under the Construction Documents to which it is a party for the benefit of the Certificate Trustee or the Construction Lender, when and if the Certificate Trustee or the Construction Lender shall exercise their rights under the Construction Documents Assignment.

                  (t) Approval of Prime Contractor. The Construction Lender shall have reviewed and approved a credit report issued by the bonding company for the Construction with respect to the Prime Contractor, which report shall be satisfactory to the Construction Lender in all respects.

                  (u) Fees. The Certificate Trustee and the Participants shall have received all fees payable on the Documentation Date and the Initial Advance Date pursuant to this Participation Agreement (which fees shall be included in the initial Advance).

All documents and instruments required to be delivered on the Initial Advance Date shall be delivered at the offices of Mellon Bank, One Mellon Bank Center, Pittsburgh, Pennsylvania, or at such other location as may be determined by the Certificate Trustee, the Certificate Purchaser, the Construction Lender and the Lessee.

         SECTION 6.2. Conditions Precedent to each Advance. The obligations of the Certificate Trustee to make an Advance on a Funding Date (including the Initial Advance), the obligation of the Certificate Purchaser to make any related Certificate Amount available on such Funding Date and the obligation of the Construction Lender to make any related Construction Loans on such Funding Date, are subject to satisfaction or waiver of the following conditions precedent:

                  (a) Funding Request. The Construction Lender, the Certificate Purchaser and the Certificate Trustee shall have received a fully executed counterpart of the applicable Funding Request, executed by the Lessee, in accordance with Section 3.4.

                  (b) Construction Certificate. With respect to any Property Improvements Costs to be paid or reimbursed using the proceeds of such Advance, (i) the Construction Lender shall have received, at least ten
         (10) days prior to the applicable Funding Date, a Construction Certificate in the form of Exhibit O hereto, together with all attachments thereto, and (ii) the property inspectors and consultants employed by the Construction Lender to inspect the Improvements shall have inspected and approved all of the work performed to such date in connection with the Property and the Improvements, and



                                      -16-
                                                         Participation Agreement
         arrangements shall have been made to reimburse the Construction Lender for the reasonable costs and expenses incurred in connection with such inspection and approval, including the internal costs and expenses of the Construction Lender, its employees and consultants.

                  (c) Accuracy of Representations and Warranties. On the applicable Funding Date the representations and warranties of the Lessee contained herein and in each of the other Operative Documents shall be true and correct in all material respects as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                  (d) Performance of Agreements. The Lessee shall have performed its agreements contained herein and in the other Operative Documents to be performed by it on or prior to such date.

                  (e) No Default. There shall not have occurred and be continuing any Event of Default under the Lease and no Default or Event of Default under the Lease will have occurred after giving effect to the making of the Advance requested by such Funding Request.

                  (f) Commitment Amount. After giving effect to the applicable Advance, the aggregate amount of all Advances shall not exceed the aggregate of the Commitments with respect to any party which has been requested to make an Advance.

                  (g) Cost of Completion. The Certificate Purchaser and the Construction Lender shall have received a Certificate from the Prime Contractor, in form and scope satisfactory to each of them, certifying that after giving effect to the applicable Advance (or if the Certificate is given pursuant to Section 3.3.1 hereof, then after giving effect to the reduction of the Commitments), the estimated as yet unpaid cost to the Construction Agent of completing the Construction pursuant to the Construction Documents will not exceed the Available Commitments net of any portion of the Available Commitments that shall be allocated for Interest Payment Loans and Certificate Yield Payment Advances, and all such Construction is capable of attaining Substantial Completion by the Outside Completion Date and is proceeding in accordance with the schedule for Construction approved by the Participants prior to the Initial Advance Date, which schedule is attached as Schedule 3 to the Construction Agency Agreement.

                  (h) Building Permits. All building permits required by any Governmental Authority in connection with the Construction for which the applicable Advance is being made shall have been obtained.


                                      -17-
                                                         Participation Agreement

                  (i) Architect's Statement of Professional Opinion. The Certificate Trustee, the Construction Lender and the Certificate Purchaser shall have received a statement of professional opinion from the Architect, in form and scope satisfactory to the Certificate Trustee, the Construction Lender and the Certificate Purchaser, stating that (i) the Property is being improved in a good and workmanlike manner and in accordance with the Plans and Specifications, and the contemplated use thereof by the Lessee will comply with Requirements of Law (including all zoning and land use laws and Environmental Laws),
         (ii) the progress of the construction is such that Substantial Completion of the Improvements can occur on or prior to the Outside Completion Date (and specifying the stage and percentage of completion which has been achieved by each of the various trades engaged in the construction of the Improvements), and the Construction is proceeding in accordance with the schedule for construction approved by the Participants prior to the Initial Advance Date, and (iii) the amount of the Advance is not greater than the actual value of the materials incorporated into the Improvements and the work and labor performed in connection therewith.

                  (j) Title Policy Endorsement. The Construction Lender and the Certificate Trustee shall have received on the date of such Advance an endorsement to the title policy delivered pursuant to the Lease (i) indicating that since the date of the preceding Advance there has been no change in the state of title (except changes approved by the Construction Lender), (ii) updating the title policy to the date of such Advance, and (iii) increasing the coverage of the title policy by an amount equal to such Advance if the title policy does not by its own terms provide for such an increase.

                  (k) Contractor Receipts. On or prior to the date of each Advance the Lessor shall have received (i) receipts with respect to any invoice which is the subject of such Advance and which is in excess of Fifty Thousand Dollars ($50,000) from the Prime Contractor and all subcontractors engaged in the construction of the Improvements evidencing that all sums previously advanced for Property Improvement Costs have been expended for such Property Improvement Costs and that no further amounts are owing with respect to such previously invoiced Property Improvement Costs and (ii) copies of all documents required to be submitted by the Lessee as of such date pursuant to the terms of the contracts with the Prime Contractor.

                  (l) Maintenance of Collateral. The Lessee shall on the date of such Advance have satisfied the Collateral Requirement.

                  (m) Commitment Period. No Advance shall be made after the termination of the Commitment Period.



                                      -18-
                                                         Participation Agreement

                                  ARTICLE VII.

                      CONDITIONS TO SUBSTANTIAL COMPLETION

         SECTION 7.1. Conditions to Substantial Completion of the Property. Substantial Completion shall be deemed to have occurred for purposes of the Operative Documents at such time as the Construction, including Tenant Improvement Work, shall have been substantially completed in accordance with the Plans and Specifications and all Applicable Law, and the Property shall be ready for occupancy and operation, as evidenced by certificates of the Architect, the Prime Contractor and the Construction Agent and the issuance by the appropriate Governmental Authority of certificates of occupancy for the Facility contemplated by the Plans and Specifications, all in form and substance reasonably satisfactory to the Lessor.

                                  VIII. ARTICLE

                                 REPRESENTATIONS

         SECTION 8.1. Representations of the Participants. As of the Initial Advance Date, each Participant represents and warrants to the Lessor, the other Participants, and the Lessee that:

                  (a) ERISA. Such Participant is not and will not be making its Construction Loans or funding its Certificate Amounts hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in
         Section 4975(e)(1) of the Code).

                  (b) Status. Such Participant is a commercial bank, savings and loan association, savings bank, pension plan, depository institution, insurance company, branch or agency of a foreign bank or other similar financial institution, or an Affiliate thereof.

                  (c) Power and Authority. Such Participant has the requisite power and authority to enter into and perform under the Operative Documents to which it is a party.

                  (d) Corporate Status. Such Participant (i) is a duly organized and validly existing corporation in good standing under the laws of its state of incorporation and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where the failure to do so might have a material adverse effect on it or its properties.



                                      -19-
                                                         Participation Agreement

                  (e) Corporate Power and Authority. Such Participant has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Operative Documents to which it is or will be a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Operative Documents to which it is a party and has duly executed and delivered each Operative Document required to be executed and delivered by it and, assuming the due authorization, execution and delivery thereof on the part of each other party thereto, each such Operative Document constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles.

                  (f) Lessor Liens. The Property is free and clear of all Lessor Liens attributable to it.

         SECTION 8.2. Representations of the Certificate Trustee and the Trust Company. The Certificate Trustee and the Trust Company (solely as to Paragraphs
(a)(i), (b) and (c) only as to the agreements to which the Trust Company is a party, (d), (e), (f) and (g), and only as to the Trust Company) represent and warrant to the Lessee and the Participants that:

                  (a) Corporate Status. The Trust Company (i) is a duly organized and validly existing banking corporation in good standing under the laws of the State of Delaware and (ii) the Certificate Trustee has duly qualified and is authorized to do business and is in good standing in all jurisdictions where the failure to do so might have a material adverse effect on it or its properties.

                  (b) Corporate Power and Authority. The Certificate Trustee and the Trust Company each has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Operative Documents to which it is or will be a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Operative Documents to which it is a party and has duly executed and delivered each Operative Document required to be executed and delivered by it and, assuming the due authorization, execution and delivery thereof on the part of each other party thereto, each such Operative Document constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles.

                  (c) No Violation. Neither the execution, delivery and performance by the Certificate Trustee or the Trust Company of the Operative Documents to which it is or will be a party nor compliance with the terms and provisions thereof, nor the consummation by the Certificate Trustee or the Trust Company of the transactions contemplated therein (i) will result in a violation by the Certificate Trustee or the Trust Company respectively of any applicable provision of any law, statute, rule, regulation,



                                      -20-
                                                         Participation Agreement
         order, writ, injunction or decree of any court or governmental instrumentality having jurisdiction over the Certificate Trustee, the Trust Company or the Property that would adversely affect (x) the validity or enforceability of the Operative Documents to which the Certificate Trustee or the Trust Company is a party, or the title to, or value or condition of, the Property, or (y) the consolidated financial position, business, prospects or consolidated results of operations of the Certificate Trustee or the Trust Company or the ability of the Certificate Trustee or the Trust Company to perform its obligations under the Operative Documents, (ii) violate or result in any breach which would constitute a default under, or (other than pursuant to the Operative Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Certificate Trustee or the Trust Company pursuant to the terms of any indenture, loan agreement or other agreement for borrowed money to which the Certificate Trustee or the Trust Company is a party or by which it or any of its property or assets is bound or to which it may be subject (other than Permitted Liens), or (iii) will violate any provision of the certificate of incorporation or by-laws of the Certificate Trustee.

                  (d) No Approvals, etc. Neither the execution and delivery by Trust Company or (assuming the due authorization, execution and delivery of the Trust Agreement by the Certificate Purchaser) Certificate Trustee, as the case may be, of any of the Operative Documents to which it is a party requires the consent or approval of, or the giving of notice to or registration with, or the taking of any other action in respect of, any Governmental Authority or other body governing its banking practices.

                  (e) Litigation. There is no action, proceeding or investigation pending or threatened against Trust Company or Certificate Trustee which questions the validity of the Operative Documents, and there is no action, proceeding or investigation pending or threatened which is likely to result, either in any case or in the aggregate, in any material adverse change in the ability of Trust Company or Certificate Trustee to perform its obligations under the Operative Documents to which it is a party.

                  (f) Lessor Liens. The Property is free and clear of all Lessor Liens attributable to it.

                  (g) Securities Act. Neither Trust Company nor Certificate Trustee nor anyone authorized to act on its behalf has, directly or indirectly, in violation of Section 5 of the Securities Act or any state securities laws, offered or sold any interest in the Note, the Certificate, the Property or the Lease, or in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned securities or leases, or solicited any offer to acquire any of the aforementioned securities or leases.

         SECTION 8.3. Representations of Lessee. The Lessee represents and warrants to the Lessor, the Certificate Purchaser and the Construction Lender that the representations and



                                      -21-
                                                         Participation Agreement
warranties of the Lessee under the "Operative Documents" as such term is defined in the Existing Lease are true and correct in all material respects, and:

                  (a) Corporate Status. The Lessee (i) is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where the failure to do so might have a material adverse effect on it or its properties.

                  (b) Corporate Power and Authority. The Lessee has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Operative Documents to which it is or will be a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Operative Documents to which it is a party and has duly executed and delivered each Operative Document required to be executed and delivered by it and, assuming the due authorization, execution and delivery thereof on the part of each other party thereto, each such Operative Document constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles.

                  (c) No Violation. Neither the execution, delivery and performance by the Lessee of the Operative Documents to which it is or will be a party nor compliance with the terms and provisions thereof, nor the consummation by the Lessee of the transactions contemplated therein (i) result or will result in a violation by the Lessee of any Applicable Law applicable to it or the Property, (ii) violate or result in any breach which would constitute a default under, or (other than pursuant to the Operative Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Lessee pursuant to the terms of any indenture, loan agreement or other agreement for borrowed money to which the Lessee is a party or by which it or any of its property or assets is bound or to which it may be subject (other than Permitted Liens), or (iii) will violate any provision of the certificate of incorporation or by-laws of the Lessee.

                  (d) Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Lessee, threatened (i) that are reasonably likely to have a material adverse effect on the Property or on the businesses, prospects, operations, financial condition or assets of the Lessee or (ii) that question the validity of the Operative Documents or the rights or remedies of the Lessor, the Certificate Purchaser or the Construction Lender with respect to the Lessee or the Property under the Operative Documents.

                  (e) Governmental Approvals. No Governmental Action by any Governmental Authority having jurisdiction over the Lessee or the Property is required to authorize or is required in connection with (i) the execution, delivery and performance by the Lessee of



                                      -22-
                                                         Participation Agreement
         any Operative Document to which it is a party, (ii) the Construction (other than certain permits which shall be obtained prior to any Construction which relates to or requires such permits) or (iii) the legality, validity, binding effect or enforceability against the Lessee of any Operative Document to which it is a party.

                  (f) Investment Company Act. The Lessee is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act.

                  (g) Public Utility Holding Company Act. The Lessee is not a "holding company" or a "subsidiary company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Company Act of 1935, as amended.

                  (h) Provided Information. The information and materials which have been provided by the Lessee or any of its Affiliates (or any Person authorized or employed by any such Person as agent or otherwise) to the Lessor, the Certificate Purchaser and/or the Construction Lender in writing prior to the Initial Advance Date, are true and accurate in all material respects, do not contain an untrue statement of a material fact, and are not incomplete by omitting to state any fact necessary to make the statements herein or therein (taken as a whole) not misleading in light of the circumstances under which such information was provided.

                  (i) Taxes. All United States Federal income tax returns and all other tax returns which are required to have been filed have been or will be filed by or on behalf of the Lessee by the respective due dates, including extensions, and all taxes due with respect to the Lessee pursuant to such returns or pursuant to any assessment received by the Lessee have been or will be paid. The charges, accruals and reserves on the books of the Lessee in respect of such taxes or other governmental charges are, in the opinion of the Lessee, adequate.

                  (j) Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to the Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. No Plan Termination Event has occurred with respect to any Plan or Multiple Employer Plan. No member of the ERISA Group has any knowledge of any event that could result in a liability of any such member to the PBGC, whether



                                      -23-
                                                         Participation Agreement
         under a Plan, a Multiemployer Plan, a Multiple Employer Plan, or otherwise. There have not been any nor are there now existing any events or conditions that would permit any Plan to be terminated under circumstances that would cause the lien provided under Section 4068 of ERISA to attach to the material assets of the Lessee or its ERISA Affiliates. The value of the Plans' benefits guaranteed under Title IV of ERISA on the date hereof does not exceed the value of such Plans' assets allocable to such benefits as of the date of this Participation Agreement. No "Prohibited Transaction" within the meaning of Section 406 of ERISA exists or will exist upon the execution and delivery of this Lease or any Operative Document.

                  (k) Environmental Laws. The Lessee is in compliance with all Environmental Laws relating to pollution and environmental control in all jurisdictions in which all real property of the Lessee, including the Land, are located, other than those the non-compliance with which would not have a material adverse effect on such real property, including the Land, or the consolidated results of operations, business, prospects or consolidated financial position of the Lessee.

                  (l) Offer of Securities, etc. Neither the Lessee nor any Person authorized to act on the Lessee's behalf has, directly or indirectly, offered any interest in the Property or any other interest similar thereto (the sale or offer of which would be integrated with the sale or offer of such interest in the Property), for sale to, or solicited any offer to acquire any of the same from, any Person other than the Lessor and other "accredited investors" (as defined in Regulation D of the Securities and Exchange Commission).

                  (m) Financial Statements.

                           (i) The Submitted Financial Statements, copies of
                  which have been delivered to the Lessor, the Certificate Purchaser and the Construction Lender present fairly in all material respects, in conformity with generally accepted accounting principles, the financial position of the Lessee as of such date and its results of operations and cash flows for such fiscal year.

                           (ii) The unaudited consolidated statement of
                  financial position of the Lessee as of September 30, 1998 and the related unaudited consolidated statements of income, and cash flows for the year to date, copies of which have been delivered to Lessor and the Construction Lender, present fairly in all material respects, in conformity with generally accepted accounting principles applied on a basis substantially consistent with the financial statements referred to in clause (i) of this subsection (m), the consolidated financial position of the Lessee as of such date and its consolidated results of operations and cash flows for such year-to-date period (subject to normal year-end adjustments), and as of the Documentation Date there have been no material adverse changes in the consolidated assets, liabilities, results of operations or financial condition of the Lessee from that set forth in such statements.



                                      -24-
                                                         Participation Agreement

                  (n) Property. The Property as improved in accordance with the Plans and Specifications and the contemplated use thereof by the Lessee and its agents, assignees, employees, lessees, licensees and tenants will comply in all material respects with all Requirements of Law (including all zoning and land use laws and Environmental Laws) and Insurance Requirements.

                  (o) Plans and Specifications. Upon Substantial Completion of the Construction all water, sewer, electric, gas, telephone and drainage facilities and all other utilities required to adequately service the Improvements for their intended use will be available pursuant to adequate permits (including any that may be required under applicable Environmental Laws). There is on the Documentation Date no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any Environmental Law) pending or, to the Lessee's knowledge, threatened with respect to the Lessee, its Affiliates or the Property which adversely affects the title to, or the use, operation or value of, the Property, and following the Documentation Date there will be no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any Environmental Law) pending or, to the Lessee's knowledge, threatened with respect to the Lessee, its Affiliates or the Property which materially adversely affects the title to, or the use, operation or value of, the Property . No fire or other casualty with respect to the Property has occurred which fire or other casualty has had a material adverse effect on the Property. Upon Substantial Completion of the Construction the Property will have available all material services of public facilities and other utilities necessary for use and operation of the Property and the other Improvements for their primary intended purposes including adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities and means of access between such Improvements and public highways for motor vehicles. All utilities serving the Property, or proposed to serve the Property in accordance with the related Plans and Specifications, are located in, and vehicular access to the Improvements on the Property is provided by, either public rights-of-way abutting the Property or Appurtenant Rights. All Requirements of Law, easements and rights-of-way, including proof and dedication, required for (x) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from the Property during the construction of the Improvements thereon, and (y) construction of the Improvements in accordance with the Plans and Specifications and the Construction Agency Agreement have either been irrevocably obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be irrevocably obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, prior to commencing any such construction or use and operation, as applicable.

                  (p) Title. The Deed is in form and substance sufficient to convey good and marketable title to the Land in fee simple to the Lessee, subject only to Permitted Liens. The Ground Lease is in form and substance sufficient to convey a valid leasehold estate to the Lessor, subject only to Permitted Liens. The Lessor will at all times during the Term



                                      -25-
                                                         Participation Agreement
         have a valid leasehold estate in the Land and good and marketable title in fee simple to all Improvements located on the Land, subject only to Permitted Liens. The Lessee will at all times during the Term have marketable title in fee simple to the Land subject only to Permitted Liens.

                  (q) Insurance. The Lessee has obtained or caused to be obtained insurance coverage covering the Property which meets in all respects the requirements of the Lease, and such coverage is in full force and effect. The Lessee carries insurance with reputable insurers, or self-insures, in respect of its material assets, in such manner, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar business.

                  (r) Flood Hazard Areas. Except as otherwise identified on the survey delivered pursuant to Section 6.1(k), no portion of the Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency. If the Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for the Property in accordance with the Lease and in accordance with the National Flood Insurance Act of 1968, as amended.

                  (s) Lease. Upon the execution and delivery of the Lease, (i) the Lessee will have unconditionally accepted the Property demised thereunder (provided that nothing contained herein shall be deemed a waiver by the Lessee of any right of action against Persons with respect to title to and condition of the Property on the Initial Advance Date other than the Lessor, the Certificate Purchaser and the Construction Lender) and will have good and marketable title to a valid and subsisting subleasehold interest in the Land and leasehold interest in the Improvements, subject only to Permitted Liens, (ii) no right of offset will exist with respect to any Rent or other sums payable under the Lease and (iii) no Rent under the Lease will have been prepaid.

                  (t) Outstanding Debt. Except as set forth on Schedule I, as of the date hereof, the Lessee has no outstanding Debt for money borrowed, other than (i) Debt arising or permitted hereunder or under the Operative Documents, and (ii) Debt reflected on the balance sheets in the Submitted Financial Statements.

                  (u) Title to Properties. The Lessee has good and marketable title to all of its material assets reflected on the balance sheets in the Submitted Financial Statements, except for such material assets as have been disposed of in the ordinary course of business, and all such material assets are free and clear of any Lien, except as reflected in the Submitted Financial Statements and/or notes thereto or as otherwise permitted by the provisions hereof or under the Operative Documents, and except for Permitted Liens. The Lessee has such trademarks, trademark rights, trade names, trade name rights, franchises, copyrights, patents, patent rights and licenses as to allow it to conduct its business as now operated in all material respects, without known conflict with the rights of others.



                                      -26-
                                                         Participation Agreement

                  (v) Defaults. The Lessee is not in default under any instrument evidencing any Debt individually, or in the aggregate, in an amount in excess of $500,000, or under any material agreement relating thereto or any indenture, mortgage, deed of trust, security agreement, lease, franchise or other agreement or other instrument to which any such Person is a party or by which any such Person or any of its material assets is subject to or bound including the Mellon Revolver Facility.

                  (w) Use of Advances. No part of any Advance will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of Debt that was incurred for the purposes of purchasing or carrying, any margin security or margin stock as such terms are defined in Regulation G, T, V or X of the Board of Governors of the Federal Reserve System.

                  (x) Solvency. The Lessee is Solvent.

                  (y) Leases and Contracts. All material leases to which the Lessee is a party that relate to the material assets of the Lessee or the Collateral and all material contracts relating to the ownership by any such Person of rights or interests in the material assets of any such Person and the Collateral are in full force and effect, and no material default has occurred with regard to any such lease or contract. All rentals and other payments due under any such lease or contract have been timely paid to the Person entitled to receive such payment.

                  (z) [Reserved]

                  (aa) Condition of Property. The material properties used or to be used in the continuing operations of the Lessee comply with all Requirements of Law and with any Appurtenant Rights pertaining to such properties.

                  (bb) No Change in Name or Entity. Except as provided in
         Schedule II hereto or in the case of a transaction permitted by the Pledge and Security Agreement which occurs subsequent to the date hereof, the Lessee has not prior to the date of this Participation Agreement, changed its name.

                  (cc) Rights in Respect of the Property. The Lessee is not a party to any contract or agreement to sell any interest in the Property or any part thereof other than pursuant to or in accordance with this Participation Agreement and the Lease.

                  (dd) Chief Executive Office of Lessee. The principal place of business and chief executive office, as such terms are used in Section 9-103(3) of the UCC, of the Lessee are each located at 1000 Fore Drive, Warrendale, Pennsylvania 15086-7535.

                  (ee) Zoning. The Property complies in all material respects with all applicable zoning and subdivision laws, ordinances, regulations and restrictive covenants, and all requirements thereof necessary for the use, occupancy and operation of the Property have


                                      -27-
                                                         Participation Agreement
         been, or upon the completion of the Facility thereon will be, satisfied in all material respects, and the current use and intended use under the Lease of the Property is a conforming use.

                  (ff) Appraisal Data. The information provided by the Lessee and its Affiliates to the Appraiser and forming the basis for the conclusions set forth in each Appraisal, taken as a whole, was true and correct in all material respects and did not omit any information known and available to the Lessee necessary to make the information provided not materially misleading.

         SECTION 8.4. Representations of Lessee with Respect to Each Advance. The Lessee represents and warrants to the Lessor, the Certificate Purchaser and the Construction Lender as of each Funding Date on which an Advance is made as follows:

                  (a) Representations. The representations and warranties of the Lessee set forth in the Operative Documents (including the representations and warranties set forth in Section 8.3) and the "Operative Documents" as such term is defined in the Exiting Lease are true and correct in all material respects on and as of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date. The Lessee is in material compliance with its obligations under the Operative Documents and there exists no Default or Event of Default under the Lease, the Guaranty, the Guaranty Agreement, the Construction Agency Agreement or the Pledge and Security Agreement or any other Operative Document or the "Operative Documents" as such term is defined in the Existing Lease to which the Lessee is a party. No Default or Event of Default by Lessee under the Lease, the Guaranty, the Guaranty Agreement, the Construction Agency Agreement or the Pledge and Security Agreement or any other Operative Document to which the Lessee is a party will occur as a result of, or after giving effect to, the Advance requested by the Funding Request on such date and in accordance with the schedule for construction approved by the Participants prior to the Initial Advance Date.

                  (b) Improvements. The Construction of the Improvements to date has been performed in a good and workmanlike manner, substantially in accordance with the Plans and Specifications and in compliance with all Insurance Requirements and Requirements of Law, and will be completed prior to the occurrence of the Outside Completion Date.

                  (c) Lender's Liens. The Lessee has not permitted Liens to be placed against the Property or against Lessee's fee ownership interest in the Land since the recordation of the Mortgage other than Permitted Liens.

                  (d) Advance. The amount of the Advance requested represents interest on Construction Loans and Certificate Yield, Financed Transaction Costs, and amounts owed by the Lessee or Construction Agent to third parties in respect of Property Improvements



                                      -28-
                                                         Participation Agreement

         Costs incurred prior to the date of such Advance and for which the Lessee has not previously been reimbursed by an Advance. The conditions precedent to such Advance and the related Certificate Amount and Loans set forth in Article VI have been satisfied.

                                   ARTICLE IX.

                           PAYMENT OF CERTAIN EXPENSES

         The Lessee agrees, for the benefit of the Certificate Trustee, the Certificate Purchaser, Trust Company and the Construction Lender, that:

         SECTION 9.1. Transaction Expenses.

                  (a) The Lessee shall pay, or cause to be paid, from time to time all Transaction Expenses in respect of the transactions on the Documentation Date, the Initial Advance Date and each Funding Date on such date; provided, however, that, if the Lessee has not received written invoices therefor prior to such date, such Transaction Expenses shall be paid within ten Business Days after the Lessee has received written invoices therefor.

                  (b) The Lessee shall pay or cause to be paid (i) the fee of Mellon Leasing Corporation as provided in Section 2.1 and all fees and expenses (other than expenses directly relating to an assignment of any interest of a Participant pursuant to Section 12.1) of the Certificate Trustee, the Custodian and any necessary co-trustees (including reasonable counsel fees and expenses) or any successor Certificate Trustee or successor Custodian, for acting as Certificate Trustee under the Trust Agreement and Custodian under the Pledge and Security Agreement, (ii) all Transaction Expenses incurred by the Certificate Trustee, the Lenders or the Certificate Purchaser in entering into any future amendments or supplements with respect to any of the Operative Documents, whether or not such amendments or supplements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, in each case which have been requested by or approved by the Lessee, (iii) all Transaction Expenses incurred by the Certificate Trustee, the Lessee, the Certificate Purchaser or the Lenders in connection with any purchase of the Property by the Lessee or other Person pursuant to Articles XV, XVI, XVIII and XX of the Lease and (iv) all Transaction Expenses incurred by any of the other parties hereto in respect of enforcement of any of their rights or remedies against the Lessee or any Affiliate of the Lessee in respect of the Operative Documents. Subject to the provisions of Section 9.3, all fees and expenses referenced in Sections 9.1(a) and (b) payable or incurred before or during the Interim Term shall be paid through Advances to the extent they are included in the Approved Construction Budget.

         SECTION 9.2. Brokers' Fees and Stamp Taxes. The Lessee shall pay or cause to be paid any brokers' fees and any and all Impositions, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Participation Agreement and the other Operative Documents. During the Interim Term, such fees and Impositions shall be


                                      -29-
                                                         Participation Agreement
payable through Advances to the extent they are specifically included in the Approved Construction Budget.

         SECTION 9.3. Limitations During Interim Term. If at any time there shall be fees, expenses, Impositions or other amounts which are required to be paid prior to or during the Interim Term through Advances under this Article IX or Sections 13.5, 13.7, 13.10 or 14.11 or under any Operative Document, and (i) such amounts are not included in the Approved Construction Budget or (ii) there are not sufficient Available Commitments remaining to complete the construction of the Improvements pursuant to the Construction Documents (net of all Certificate Yield Payment Advances and Interest Payment Loans), then at such time an Event of Default shall be deemed to have occurred under the Construction Agency Agreement. All references to the Approved Construction Budget in the Operative Documents shall be deemed to include all contingencies therein; provided that at no time shall any contingency (on a percentage basis of all contingency amounts) be funded in excess of the percentage of the commitments funded to such date, and any usage or reallocation of the contingency shall be subject to the approval of the Construction Lender in its sole and absolute discretion.

                                   ARTICLE X.

                         OTHER COVENANTS AND AGREEMENTS

         SECTION 10.1. Covenants of Lessee. The Lessee hereby agrees as follows:

                  (a) Information. The Lessee will deliver, or cause to be delivered, to each of the Certificate Purchaser and the Construction
         Lender:

                           (i) as soon as available and in any event within 120
                  days after the end of each fiscal year of the Lessee, consolidated statements of financial position of the Lessee and its consolidated subsidiaries as of the end of such fiscal year and the related consolidated statements of income, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, with such consolidated financial statements audited by PriceWaterhouseCoopers or other "Big Six" accounting firm, or other independent public accountants of nationally recognized standing reasonably acceptable to the Construction Lender and the Certificate Purchaser, without qualification as to going concern or limitation on the scope of the audit, which financial statements shall be accompanied by a certificate of a Vice President or the President of the Lessee certifying that, as of such date, no Default or Event of Default exists under any Operative Document to which the Lessee is a party, and that the Lessee is in compliance with all of its obligations under the Operative Documents;

                           (ii) as soon as available and in any event within 60
                  days after the end of each of the first three quarters of each fiscal year of the Lessee, a consolidated statement of financial position of the Lessee as of the end of such quarter and the



                                      -30-
                                                         Participation Agreement
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                  related consolidated statements of income and cash flows for such quarter and for the portion of the Lessee's fiscal year ended at the end of such quarter, which financial statements shall be accompanied by a certificate of a Vice President or the President of the Lessee certifying that, as of such date, no Default or Event of Default exists under any Operative Document to which the Lessee is a party, and that the Lessee is in compliance with all of its obligations under the Operative Documents;

                           (iii) if and when any member of the ERISA Group (1)
                  gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV or ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (2) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (3) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (4) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (5) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC;
                  (6) gives notice of withdrawal from any Plan pursuant to
                  Section 4063 of ERISA, a copy of such notice; or (7) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Lessee setting forth details as to such occurrence and action, if any, which the Lessee or applicable member of the ERISA Group is required or proposes to take;

                           (iv) as soon as possible and in any event within
                  three Business Days after the occurrence of each Default or Event of Default under any Operative Document a statement of an officer of the Lessee setting forth details of such Default or Event of Default and the action that the Lessee proposes to take with respect thereto;

                           (v) promptly upon any change of the Lessee's
                  independent public accountants, notification thereof and such further information as the Construction Lender, the Certificate Purchaser and the Certificate Trustee may reasonably request concerning the resignation, refusal to stand for reappointment after completion of the current audit or dismissal of such accountants;



                                      -31-
                                                         Participation Agreement
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                           (vi) promptly upon becoming aware thereof, written
                  notice of the commencement or existence of any proceeding against the Lessee or any Affiliate of the Lessee by or before any Governmental Authority with respect to the Property;

                           (vii) as soon as possible and in any event within ten
                  days after the occurrence of any violation or alleged violation of an Environmental Law, a statement of an authorized officer setting forth the details of such violation and the action which the Lessee proposes to take with respect thereto; and

                           (viii) from time to time such additional information
                  regarding the business, prospects, properties, condition or operations, financial or otherwise, of the Lessee, or regarding the Property or the status of any construction thereon, as the Certificate Purchaser or the Construction Lender may reasonably request.

                  (b) Compliance with Laws. Lessee shall comply in all material respects with all Applicable Laws with respect to the Property.

                  (c) Required Transfers. The Lessee will maintain, or cause to be maintained, Qualified Assets in the amounts, and transfer (or cause to be transferred) Qualified Assets at the times and to the accounts, all as provided in the Pledge and Security Agreement.

                  (d) Payment of Taxes, etc. The Lessee shall pay and discharge before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property, and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property, other than those arising from Permitted Liens;

                  (e) Visitation Rights. Subject to the provisions of Section
         14.13 of this Participation Agreement, the Lessee shall permit the Construction Lender, the Certificate Purchaser and the Certificate Trustee or any agents or representatives thereof annually (or upon demand during an Event of Default) to (upon reasonable notice) examine and make copies of and abstracts from the records and books of account of, the Lessee (except for any proprietary information which involves trade secrets of the Lessee) and to discuss the affairs, finances and accounts of the Lessee with any of its officers. Subject to the provisions of Section 14.13 of this Participation Agreement, during the Term, the Lessee shall upon reasonable notice from the Lessor (except that no notice shall be required if an Event of Default has occurred and is continuing) permit the Lenders, the Certificate Purchaser and their respective authorized representatives to inspect the Property during normal business hours, provided that such inspections shall not unreasonably interfere with the Lessee's business operations at the Property.

                  (f) Keeping of Books. The Lessee shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the material assets of the Lessee.


                                      -32-
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                  (g) Maintenance of Property, etc. The Lessee shall maintain and preserve all material assets used or useful in the conduct of its business in good working order and condition.

                  (h) Maintenance of Insurance. The Lessee shall maintain insurance coverage covering the Property which meets in all respects the requirements of Article XIII of the Lease, and such coverage shall remain in full force and effect. The Lessee shall carry insurance with reputable insurers, or self-insure, in respect of its material assets, in such manner, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar business.

                  (i) Environmental Audit. The Lease shall deliver to the Certificate Purchaser and the Construction Lender upon the request of any Participant, on or before January 1 of each calendar year, an Environmental Audit for the Property, prepared during the last quarter of the previous calendar year, in form and substance acceptable to each of them, provided that such Environmental Audit may be an update of the Environmental Audit delivered during the previous calendar year pursuant to the terms of this Participation Agreement. During the continuance of any Lease Event of Default, the Lessee shall deliver to the Certificate Purchaser and the Construction Lender an Environmental Audit for the Property within twenty days of demand therefor.

                  (j) Appraisal. Within sixty days of the three year anniversary of the Initial Advance Date, and at thirty-six month intervals thereafter (or upon demand from the Certificate Purchaser or the Construction Lender during the continuance of an Lease Event of Default), the Lessee shall deliver to the Certificate Purchaser and the Construction Lender an Appraisal of the Property, prepared by an appraiser satisfactory to the Certificate Purchaser and the Construction Lender and in form and substance reasonably satisfactory to each of them, showing the Fair Market Sales Value of the fee interest in the Land and the Lessor's interest in the Improvements, dated within thirty days of the delivery of such Appraisal.

         SECTION 10.2. Reserved.

         SECTION 10.3. Financial Covenants.

                  (a) Fixed Charge Coverage. The Lessee and its Subsidiaries shall as of the end of each fiscal quarter of the Lessee, for the period of four (4) consecutive fiscal quarters then ended, maintain a ratio of Consolidated Available Earnings to Consolidated Fixed Charges of 1.5 to 1, provided, that during the Interim Term the Lessee shall be deemed to be in default of the covenants under this Section 10.3 only if the failure to comply with such covenants shall arise from, be caused by or relate to, any act or omission of the Lessee, anything within the reasonable control of the Lessee or anything that could have been avoided through the use of best efforts by the Lessee. The Lessee covenants and agrees that it shall use best efforts during the Term to comply with the covenants in this


                                      -33-
                                                         Participation Agreement

Section 10.3.

                  (b) Tangible Net Worth. The Tangible Net Worth of the Lessee shall not at any time be less than $225,000,000.

                  (c) Limitations on Indebtedness.

                           (i) The Consolidated Indebtedness of the Lessee and
                  its Subsidiaries shall not at any time exceed 50% of the Total Capitalization of the Lessee.

         SECTION 10.4. Waiver of Covenants. The covenants of the Lessee contained in Section 10.3 above may, following the consummation of the Refinancing, be waived only by a written instrument executed by the Construction Lender, the Certificate Purchaser and the holders of at least 50% of the then outstanding principal amount of the Tranche A Loans and the Tranche B Lender (or its successor), in each case of the foregoing in their respective sole and absolute discretion.

         SECTION 10.5. Covenant of the Certificate Trustee and the Participants. In the event that the Certificate Trustee or any Participant receives (x) written notice of any material pending or threatened claim, action or proceeding involving any Environmental Law or any Release on or in connection with the Property or (y) written notice from any Governmental Authority relating to the Property, the Certificate Trustee or such Participant, as the case may be, shall promptly give notice thereof to the Lessee.

         SECTION 10.6. Other Covenants of the Certificate Trustee and the Trust Company.

                  (a) Other Activities. The Certificate Trustee (in its capacity as such) shall not conduct, transact or otherwise engage in, or commit to transact, conduct or otherwise engage in, any business or operations other than the entry into, and exercise of rights and performance of obligations in respect of, the Operative Documents, the Refinancing Credit Facility Agreements and other activities incidental or related to the foregoing.

                  (b) Ownership of Properties; Indebtedness. The Certificate Trustee (in its capacity as such) shall not own, lease, manage or otherwise operate any properties or assets other than in connection with the activities described in clause (a) above, or incur, create, assume or suffer to exist any indebtedness or other consensual liabilities or financial obligations other than as may be incurred, created or assumed or as may exist in connection with the activities described in clause (a) above (including the Construction Loans, the Refinancing Credit Facility Agreements and other obligations incurred by the Certificate Trustee hereunder).

                  (c) Disposition of Assets. The Certificate Trustee (in its capacity as such) shall not convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets, whether now owned or hereafter acquired, except to the extent expressly contemplated by the Operative Documents, the Refinancing Credit Facility



                                      -34-
                                                         Participation Agreement

         Agreements or as otherwise directed in writing by the Participants.

                  (d) Compliance with the Operative Documents. The Certificate Trustee and the Trust Company shall at all times observe and perform all of the covenants, conditions and obligations required to be performed by them respectively (whether in its capacity as Certificate Trustee, in its individual capacity or otherwise) under each Operative Document to which either of them is a party.

                  (e) Further Assurances. At any time and from time to time, upon the written request of the Construction Lender, and at the sole expense of the Lessee, the Certificate Trustee and the Trust Company will promptly and duly execute and deliver such further instruments and documents and take such further action as the Construction Lender may reasonably deem necessary for the purpose of obtaining or preserving the full benefits of this Participation Agreement and the other Operative Documents and of the rights and powers herein or therein granted.

                  (f) Notices. If on any date the Certificate Trustee shall obtain actual knowledge of the occurrence of a Default or Event of Default, the Certificate Trustee will give written notice thereof to the Construction Lender or Tranche A Lenders and Tranche B Lender within two Business Days after such date.

                  (g) Discharge of Liens. The Trust Company will not create or permit to exist at any time, and the Trust Company will, at its own expense, promptly take such action as may be necessary to duly discharge, or cause to be discharged, all Lessor Liens attributable to it and not resulting from the Operative Documents.

                  (h) Trust Agreement. Without prejudice to any right under the Trust Agreement of the Certificate Trustee to resign, each of the Certificate Trustee and the Trust Company (a) agrees not to terminate or revoke the trust created by the Trust Agreement except as permitted by Article VI of the Trust Agreement, (b) agrees not to amend, supplement, terminate, revoke or otherwise modify any provision of the Trust Agreement in any manner which could reasonably be expected to have an adverse effect on the rights or interests of the Construction Lender or Lessee hereunder or under the other Operative Documents and
         (c) agrees to comply with all of the terms of the Trust Agreement.

                  (i) No Transfers. Notwithstanding anything to the contrary contained in the Operative Documents, the Certificate Trustee shall not pledge, hypothecate, convey, assign, encumber or otherwise transfer (by operation of law or otherwise) any interest of the Certificate Trustee in and to the Property, the Ground Lease or the Lease (including any right to receive Rent or other sums from the Lessee), except as expressly contemplated by the Operative Documents and the Refinancing Credit Facility Agreement, and any such pledge, hypothecation, conveyance, assignment, encumbrance or other transfer not expressly authorized in accordance with the Operative Documents shall be



                                      -35-
                                                         Participation Agreement
         void ab initio and of no force and effect.

         SECTION 10.7. Covenant of Certificate Purchaser. So long as no Event of Default shall have occurred and be continuing, (i) the Certificate Purchaser shall not direct the Trustee to terminate the Trust, pursuant to Article VI of the Trust Agreement, unless such action does not adversely affect the Lessee or its rights under the Operative Documents and (ii) until the expiration or sooner termination of the Term, the Certificate Purchaser shall accept no distributions from the Trust, other than (A) distributions of Certificate Yield during the Base Term and any Renewal Term and (B) distributions otherwise expressly permitted under Article V of the Construction Loan Agreement.

                                   ARTICLE XI.

                                   [RESERVED]


                                  ARTICLE XII.

                      TRANSFERS OF PARTICIPANTS' INTERESTS

         SECTION 12.1. Assignments. All or any part of the interest of any Participant in, to or under this Participation Agreement, the other Operative Documents, the Property, the Notes or the Certificate may be assigned or transferred by such Participant at any time; provided, however, that (i) no assignment or transfer shall be made during the Interim Term so long as Lessee is not in Default under the terms of any Operative Document (unless a Participant's institution is no longer participating in the types of financings evidenced by the Operative Documents), (ii) each assignment or transfer shall comply with all applicable securities laws, and (iii) any assignee or transferee
(A) acknowledges that the obligations to be performed from and after the date of such transfer or assignment under this Participation Agreement and all other Operative Documents are its obligations, including the obligations imposed by this Section 12.1 (and the transferor and transferee Participant shall deliver to the Lessee and the Certificate Trustee an Assignment Agreement, in substantially the form of Exhibit P hereto, executed by the assignee or transferee), and (B) further represents and warrants to the Certificate Trustee, each Participant and the Lessee that:

                           (i) it will not be acquiring any Note or Certificate,
                  as the case may be, with the assets of an employee pension benefit plan (or its related trust) as defined in Section 3(2) of ERISA, or with the assets of a Plan (or its related trust) as defined in Section 4975(e)(l) of the Code or with any assets which are "plan assets" within the meaning of Department of Labor Regulation Section 2510.3-101, unless the acquisition qualifies for an exemption from the prohibited transaction rules under Section 406 of ERISA and Section 4975 of the Code, other than assets allocated to an insurance company pooled separate account as defined in ERISA Section 3(17) maintained by a lessor which satisfies the requirements of U.S. Department of Labor Prohibited Transaction Class Exemption 90-1 with

                                                         Participation Agreement
                  respect to the transactions contemplated by the Lease in order for such transactions to be exempt from the prohibitions of
                  Section 406 of ERISA and Section 4975 of the Code;

                           (ii) it is a commercial bank, savings and loan
                  association, savings bank, pension plan, depository institution, insurance company, branch or agency of a foreign bank, mutual fund or other similar financial institution, in each case, having a minimum capital and surplus of $100,000,000;

                           (iii) it will not transfer any Note or Certificate,
                  as the case may be, unless the proposed transferee makes the foregoing representations and covenants;

                           (iv) it will not take any action with respect to such
                  Note or Certificate that would violate any applicable securities laws;

                           (v) it will not assign or transfer any interest in
                  the Note or the Certificate except in compliance with this
                  Section 12.1; and

                           (vi) funds used to acquire such interest will not be
                  derived from the proceeds of non-recourse financing, and the assignee will not otherwise limit its at-risk equity investment as a result of hedging arrangements, to the extent the interest being assigned is an interest in the Certificate.

         Notwithstanding anything to the contrary contained in any Operative Document, the holder of the Note or the Certificate which is assigned or transferred pursuant to this Section shall pay any municipal, county or state real estate transfer tax payable in the Commonwealth of Pennsylvania arising solely as the result of the assignment or transfer of such Certificate.

         SECTION 12.2. Participations. Any Participant may without the consent of the Lessee sell participations to one or more commercial banks, savings and loan associations, savings banks, pension plans, depository institutions, insurance companies, branches or agencies of foreign banks, mutual funds or other similar institutions, in each case, having a minimum capital and surplus of $100,000,000 (such institutions are hereinafter referred to, collectively, as "Sub-Participants") in all or a portion of its rights and obligations under this Participation Agreement, the other Operative Documents or its Note or Certificate; provided, however, that (i) such Participant's obligations under this Participation Agreement and the other Operative Documents to which it is a party shall remain unchanged, (ii) such Participant shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the Sub-Participants shall be entitled to the cost protection and tax indemnification provisions contained in this Participation Agreement (provided that no Sub-Participant shall be entitled to receive any greater amount pursuant to such provisions than the Participant would have been entitled to receive in respect of the amount of the participation transferred by such transferor Participant to such Sub-Participant had not such transfer occurred and, provided, further, that such Sub-Participant shall have fully complied with the provisions of Section 12.3), (iv) the Lessee, the Certificate Trustee and the Participants shall continue to deal solely and directly with such Participant in connection with such


                                      -37-
                                                         Participation Agreement

Participant's rights and obligations under this Participation Agreement and the other Operative Documents to which it is a party and in connection with the cost protection and tax indemnification provisions of this Participation Agreement and the other applicable Operative Documents to which any Sub-Participant is entitled pursuant to this Section 12.2, (v) such Participant shall retain the sole right and responsibility to enforce the obligations of the Lessee relating to this Participation Agreement, the Lease and the other Operative Documents,
(vi) each such sale shall be made in the ordinary course of such Participant's commercial banking business and in compliance with all applicable Laws, (vii) each Sub-Participant shall comply with the provisions of Section 12.1(vi), and
(viii) such Participant shall retain the sole right to approve any amendment, modification or waiver of any provision of this Participation Agreement or any other Operative Document (other than amendments, modifications or waivers decreasing any Transaction Expenses or other fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Construction Loans, or the rate at which Certificate Yield is payable on the Certificate, extending the Term or increasing any Commitment, in each case in respect of an obligation in which the relevant participating bank or entity is participating, or releasing all or substantially all of the Collateral, or the Lessee from its obligations under the Guaranty).

         SECTION 12.3. Withholding Taxes; Disclosure of Information; Pledge Under Regulation A.

                  (a) If any Participant (or the assignee of or Sub-Participant in any Note or Certificate of a Participant, each a "Transferee") is organized under the laws of any jurisdiction other than the United States or any State thereof, then such Participant or the Transferee of such Participant, as applicable, shall (as a condition precedent to acquiring or participating in such Construction Loan or Certificate and as a continuing obligation to the Certificate Trustee and the Lessee)
         (i) furnish to the Certificate Trustee and the Lessee in duplicate, for each taxable year of such Participant or Transferee during the term of the Lease, a properly completed and executed copy of either Internal Revenue Service Form 4224 or Internal Revenue Service Form 1001 and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form (or such other form) as is necessary to claim complete exemption from United States withholding taxes (wherein such Transferee claims entitlement to complete exemption from United States withholding taxes on all payments hereunder), and (ii) provide to the Certificate Trustee and the Lessee a new Internal Revenue Service Form 4224 or Internal Revenue Service Form 1001 and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any such additional form (or any successor form or forms) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Participant or Transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption. By its acceptance of a participation or assignment of a Participant's Note or Certificate, each Transferee shall be deemed bound by the provisions set forth in this Article XII.



                                      -38-
                                                         Participation Agreement

                  (b) Subject to Section 14.13, any Participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Article XII, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Lessee.

                  (c) Anything in this Article XII to the contrary notwithstanding, any Participant may without the consent of the Lessee assign and pledge all or any portion of the Note or Certificate held by it to any Federal Reserve Bank, the United States Treasury or to any other financial institution as collateral security pursuant to Regulation A of the Federal Reserve Board and any operating circular issued by the Federal Reserve System and/or the Federal Reserve Bank or otherwise.

                                  ARTICLE XIII.

                                 INDEMNIFICATION

         SECTION 13.1. A. General Indemnification. The Lessee agrees, commencing upon the Completion Date and without limitation on the rights of any indemnitee under Section 13.1B. or 13.1C., whether or not any of the transactions contemplated hereby shall be consummated, to indemnify, protect, defend, save and keep harmless each Indemnitee from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person, whether or not such Claim is covered by the indemnification under
Section 13.B. or 13.1C. and whether or not such Claim arises or accrues prior to the Documentation Date, the Initial Advance Date or the Completion Date, and to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After Tax Basis, from and against, any and all Claims (including matters based upon or arising from the negligence of the Indemnitee) that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Initial Advance Date or after the Expiration Date, in any way relating to or arising out of:

                  (a) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof;

                  (b) the Property or any part thereof or interest therein;

                  (c) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including any sale pursuant to Section 15.1, 16.2(c), 16.2(e) or 18.3 of the Lease or any sale pursuant to Articles XVIII or XX of the Lease), return or other disposition of all or any part or any interest in the Property



                                      -39-
                                                         Participation Agreement
         or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including: (1) Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), (2) latent or other defects, whether or not discoverable, (3) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Property, (4) the making of any Modifications in violation of any standards imposed by any insurance policies required to be maintained by Lessee pursuant to the Lease which are in effect at any time with respect to the Property or any part thereof, (5) any Claim for patent, trademark or copyright infringement, and (6) Claims arising from any public improvements with respect to the Property resulting in any change or special assessments being levied against the Property or any plans to widen, modify or realign any street or highway adjacent to the Property, or any Claim for utility "tap-in" fees;

                  (d) the breach by the Lessee of any covenant, representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered by any Operative Document;

                  (e) the retaining or employment of any broker, finder or financial advisor by the Lessee to act on its behalf in connection with this Participation Agreement;

                  (f) the existence of any Lien on or with respect to the Property, the Improvements, any Basic Rent or Supplemental Rent, title thereto, or any interest therein including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Property or by reason of labor or materials furnished or claimed to have been furnished to the Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by the Lessee or Modifications constructed by the Lessee, except Lessor Liens and Liens in favor of the Construction Lender or the Lessor; or

                  (g) subject to the accuracy of any Participant's representation set forth in Section 8.1(a), as to such Participant, the transactions contemplated by the Lease or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code;

provided, however, the Lessee shall not be required to indemnify any Indemnitee under this Section 13.1 for any of the following: (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee (or any Affiliate of such Indemnitee) (it being understood that the Lessee shall be required to indemnify an Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee caused or contributed to such Claim) or the breach of any representation, warranty or covenant of such Indemnitee (or any Affiliate of such Indemnitee) set forth in any Operative Document, (2) any Claim resulting from Lessor Liens which the Indemnitee is responsible for discharging under the Operative Documents, (3) any Claim to the extent attributable to acts or events occurring after the expiration of the Term or the return or



                                      -40-
                                                         Participation Agreement
remarketing of the Property so long as the Certificate Trustee, the Construction Lender and the Certificate Purchaser are not exercising remedies against the Lessee in respect of the Operative Documents, (4) any claim for the payment of state, county or municipal real estate transfer tax for which Lessee is not responsible pursuant to Section 12.1 of the Participation Agreement and (5) any Claim to the extent arising from a breach of representations, warranties or covenants of an Indemnitee. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document. Without limiting the express rights of any Indemnitee under this Section 13.1, this Section 13.1 shall be construed as an indemnity only and not a guaranty of residual value of the Property or as a guaranty of the Notes or the Certificate.

         B. (1) General Indemnification by Construction Agent for the Construction Period. The Construction Agent agrees, without limitation on the rights of any indemnitee under Section 13.1A. or 13.1C., whether or not any of the transactions contemplated hereby shall be consummated, to indemnify, protect, defend, save and keep harmless the Lessor and its successors, assigns, directors, shareholders, partners, officers, employees and agents (hereinafter collectively referred to in this Section 13.1B. as the "Indemnitee") from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person, whether or not such Claim is covered by the indemnification under Section 13.A. or 13.1C. and whether or not such Claim arises or accrues prior to the Documentation Date or the Initial Advance Date, or after the Completion Date, and to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After Tax Basis, from and against, any and all Claims (including matters based upon or arising from the negligence of the Indemnitee) that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Initial Advance Date or after the Completion Date, in any way relating to or arising out of:

                  (a) the Construction Agency Agreement or any of the transactions or obligations provided for therein; any other Operative Document or any transaction, act or omission thereunder to the extent, in the case of such other Operative Document or transaction, act or omission thereunder, such Claim arose during or otherwise relates to any transaction, act or omission occurring prior to the Completion Date, including any investigation, litigation or proceeding in connection with any of the foregoing; the Construction Documents or any other contracts or agreements entered into or assumed by Construction Agent with any third party, or the design and construction of the Improvements or the use, possession or any activity by or conducted under the supervision of any Construction Agency Person of, at or on the Property, including: (i) Claims arising from any violation of Applicable Laws and Regulations, including Environmental Laws, or in tort (arising under principles of strict liability or otherwise), (ii) Claims arising from damage to the environment (including investigation costs, cleanup costs, response costs, remediation and removal costs, costs of corrective action, costs of financial assurance and




                                      -41-
                                                         Participation Agreement
         all other damages, costs, fees and expenses, fines and penalties, including natural resource damages), or death or injury to any Person and any and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required under any Environmental Laws, (iii) latent or other defects, whether or not discoverable by Construction Agent or any Indemnitee, or
         (iv) any Claims resulting from the existence or Release of any Hazardous Materials from or with respect to the construction of the Improvements or any part thereof.

                  (b) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof;

                  (c) the Property or any part thereof or interest therein;

                  (d) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including any sale pursuant to Section 15.1, 16.2(c), 16.2(e) or 18.3 of the Lease or any sale pursuant to Articles XVIII or XX of the Lease), return or other disposition of all or any part or any interest in the Property or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including: (1) Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), (2) latent or other defects, whether or not discoverable, (3) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Property, (4) the making of any Modifications in violation of any standards imposed by any insurance policies required to be maintained by the Construction Agent pursuant to the Lease which are in effect at any time with respect to the Property or any part thereof, (5) any Claim for patent, trademark or copyright infringement, and (6) Claims arising from any public improvements with respect to the Property resulting in any change or special assessments being levied against the Property or any plans to widen, modify or realign any street or highway adjacent to the Property, or any Claim for utility "tap-in" fees;

                  (e) the breach by the Construction Agent of any covenant, representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered by any Operative Document;

                  (f) the retaining or employment of any broker, finder or financial advisor by the Construction Agent to act on its behalf in connection with this Participation Agreement;

                  (g) the existence of any Lien on or with respect to the Property, the Improvements, any Basic Rent or Supplemental Rent, title thereto, or any interest therein including any Liens which arise out of the possession, use, occupancy, construction, repair



                                      -42-
                                                         Participation Agreement
         or rebuilding of the Property or by reason of labor or materials furnished or claimed to have been furnished to the Construction Agent, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by the Construction Agent or Modifications constructed by the Lessee, except Lessor Liens and Liens in favor of the Construction Lender or the Lessor; or

                  (h) subject to the accuracy of any Participant's representation set forth in Section 8.1(a), as to such Participant, the transactions contemplated by the Lease or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code;

provided, however, the Construction Agent shall not be required to indemnify any Indemnitee under this Section 13.1B. for any of the following: (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee (or any Affiliate of such Indemnitee) (it being understood that the Construction Agent shall be required to indemnify an Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee caused or contributed to such Claim) or the breach of any representation, warranty or covenant of such Indemnitee (or any Affiliate of such Indemnitee) set forth in any Operative Document, (2) any Claim resulting from Lessor Liens which the Indemnitee is responsible for discharging under the Operative Documents, (3) any Claim to the extent attributable to acts or events occurring after the expiration of the Term or the return or remarketing of the Property so long as the Certificate Trustee, the Construction Lender and the Certificate Purchaser are not exercising remedies against the Lessee in respect of the Operative Documents, (4) any claim for the payment of state, county or municipal real estate transfer tax for which Lessee is not responsible pursuant to Section 12.1 of the Participation Agreement, (5) any Claim to the extent arising from a breach of representations, warranties or covenants of an Indemnitee and (6) any Claim to the extent arising from an Unrelated Indemnity Event. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document. Without limiting the express rights of any Indemnitee under this Section 13.1B., this Section 13.1B. shall be construed as an indemnity only and not a guaranty of residual value of the Property or as a guaranty of the Notes or the Certificate. The limitations on indemnities in this
Article XIII do not in any way limit any claims for damages for any Events of Default under the Operative Documents.

         (2) Notwithstanding any provision set forth in this Participation Agreement or any of the other Operative Documents, (i) in the event of a Construction Agency Event of Default arising solely from an Unrelated Event which is also not caused by an Unrelated Indemnity Event, unless and until the Completion Date has occurred, Lessee shall not be required to pay more than the Maximum Guaranteed Amount on a recourse basis with respect to any damages which relate to or arise from any such Construction Agency Event of Default and (ii) with respect to each specific instance under the Operative Documents in which the Lessee is not required to pay more than the Maximum Guaranteed Amount on a recourse basis with respect to an Event of Default, in calculating any such payment the Lessee shall be entitled to include any amounts previously



                                      -43-
                                                         Participation Agreement
paid by the Lessee to the Lessor pursuant to other specific instances under the Operative Documents which expressly provide that the Lessee's obligations thereunder on a recourse basis are limited to the Maximum Guaranteed Amount, but shall not be entitled to include any other payments or amounts, it being agreed that nothing in clause (i) or (ii) above shall limit any Claim, or any payments or amounts payable, with respect to any indemnity under any Operative Document.

         (3) Notwithstanding any provision set forth in this Participation Agreement or any of the other Operative Documents, in the event of a Lease Event of Default arising solely from a Construction Agency Event of Default under
Section 5.1(b) of the Construction Agency Agreement, unless and until the Completion Date has occurred, Lessee shall not be required to pay more than the Maximum Guaranteed Amount on a recourse basis with respect to any damages which relate to such Construction Agency Event of Default.

         C. General Indemnification by Lessor During the Construction Period. The Lessor agrees, without limitation on the rights of any indemnitee under
Section 13.1A. or 13.1B., whether or not any of the transactions contemplated hereby shall be consummated, to indemnify, protect, defend, save and keep harmless the Certificate Purchaser, the Lenders and their respective successors, assigns, directors, shareholders, partners, officers, employees and agents (hereinafter collectively referred to in this Section 13.1C. as the "Indemnitee") from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person, whether or not such Claim is covered by the indemnification under Section 13.A. or 13.1B. and whether or not such Claim arises or accrues prior to the Documentation Date or the Initial Advance Date, or after the Completion Date, and to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After Tax Basis, from and against, any and all Claims (including matters based upon or arising from the negligence of the Indemnitee) that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Initial Advance Date or after the Date, in any way relating to or arising out of:

                  (a) the Construction Agency Agreement or any of the transactions or obligations provided for therein; any other Operative Document or any transaction, act or omission thereunder to the extent, in the case of such other Operative Document or transaction, act or omission thereunder, such Claim arose during or otherwise relates to any transaction, act or omission occurring prior to the Completion Date, including any investigation, litigation or proceeding in connection with any of the foregoing; the Construction Documents or any other contracts or agreements entered into or assumed by Construction Agent with any third party, or the design and construction of the Improvements or the use, possession or any activity by or conducted under the supervision of any Construction Agency Person of, at or on the Property, including: (i) Claims arising from any violation of Applicable Laws and Regulations, including Environmental Laws, or


                                      -44-
                                                         Participation Agreement
         in tort (arising under principles of strict liability or otherwise),
         (ii) Claims arising from damage to the environment (including investigation costs, cleanup costs, response costs, remediation and removal costs, costs of corrective action, costs of financial assurance and all other damages, costs, fees and expenses, fines and penalties, including natural resource damages), or death or injury to any Person and any and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required under any Environmental Laws, (iii) latent or other defects, whether or not discoverable by Construction Agent or any Indemnitee, or
         (iv) any Claims resulting from the existence or Release of any Hazardous Materials from or with respect to the construction of the Improvements or any part thereof.

                  (b) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof;

                  (c) the Property or any part thereof or interest therein;

                  (d) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including any sale pursuant to Section 15.1, 16.2(c), 16.2(e) or 18.3 of the Lease or any sale pursuant to Articles XVIII or XX of the Lease), return or other disposition of all or any part or any interest in the Property or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including: (1) Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), (2) latent or other defects, whether or not discoverable, (3) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Property, (4) the making of any Modifications in violation of any standards imposed by any insurance policies required to be maintained by the Construction Agent pursuant to the Lease which are in effect at any time with respect to the Property or any part thereof, (5) any Claim for patent, trademark or copyright infringement, and (6) Claims arising from any public improvements with respect to the Property resulting in any change or special assessments being levied against the Property or any plans to widen, modify or realign any street or highway adjacent to the Property, or any Claim for utility "tap-in" fees;

                  (e) the breach by the Construction Agent of any covenant, representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered by any Operative Document;

                  (f) the retaining or employment of any broker, finder or financial advisor by the Construction Agent to act on its behalf in connection with this Participation Agreement;


                                      -45-
                                                         Participation Agreement

                  (g) the existence of any Lien on or with respect to the Property, the Improvements, any Basic Rent or Supplemental Rent, title thereto, or any interest therein including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Property or by reason of labor or materials furnished or claimed to have been furnished to the Construction Agent, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by the Construction Agent or Modifications constructed by the Lessee, except Lessor Liens and Liens in favor of the Construction Lender or the Lessor; or

                  (h) subject to the accuracy of any Participant's representation set forth in Section 8.1(a), as to such Participant, the transactions contemplated by the Lease or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code;

provided, however, the Lessor shall not be required to indemnify any Indemnitee under this Section 13.1C. for any of the following: (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee (or any Affiliate of such Indemnitee) (it being understood that the Lessor shall be required to indemnify an Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee caused or contributed to such Claim) or the breach of any representation, warranty or covenant of such Indemnitee (or any Affiliate of such Indemnitee) set forth in any Operative Document, (2) any Claim resulting from Lessor Liens which the Indemnitee is responsible for discharging under the Operative Documents, (3) any Claim to the extent attributable to acts or events occurring after the expiration of the Term or the return or remarketing of the Property so long as the Certificate Trustee, the Construction Lender and the Certificate Purchaser are not exercising remedies against the Lessee in respect of the Operative Documents, (4) any claim for the payment of state, county or municipal real estate transfer tax for which Lessee is not responsible pursuant to Section 12.1 of the Participation Agreement, (5) any Claim to the extent arising from a breach of representations, warranties or covenants of an Indemnitee and (6) any Claim to the extent arising from an Unrelated Indemnity Event. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document. Without limiting the express rights of any Indemnitee under this Section 13.1C., this Section 13.1C. shall be construed as an indemnity only and not a guaranty of residual value of the Property or as a guaranty of the Notes or the Certificate. The obligations of the Lessor under this Section 13.1C. shall be limited to net amounts which the Lessor receives under Section 13.1B. which are not distributed with respect to indemnity obligations under Section 13.1B. above. To the extent the Lessor receives insufficient funds under Section 13.1B. to satisfy the indemnity obligations under Section 13.1B. and 13.1C., then such amounts received under Section 13.1B. shall be distributed pro rata to the Certificate Purchaser and the Lenders under Section 13.1B. and 13.1C. based on the ratio of the outstanding Certificate Amount and Loans of each such Participant.



                                      -46-
                                                         Participation Agreement

         SECTION 13.2. End of Term Indemnity.

                  (a) If the Lessee elects the Remarketing Option and there would, after giving effect to the proposed remarketing transactions, be a Shortfall Amount, then prior to the Expiration Date and as a condition to the Lessee's right to complete the remarketing of the Property pursuant to Section 20.1 of the Lease, the Lessee shall cause to be delivered to the Lessor at least 120 days prior to the Expiration Date, at the Lessee's sole cost and expense, a report from the Appraiser in form and substance satisfactory to the Participants (the "End of the Term Report") which shall state the appraiser's conclusions as to the reason for any decline in the Fair Market Sales Value of any of the Property subject to the Lease from that anticipated for such date in the Appraisal delivered on the Initial Advance Date.

                  (b) If the Lessee elects the Remarketing Option, then on or prior to the Expiration Date the Lessee shall pay to the Lessor an amount (not to exceed the Shortfall Amount) equal to the sum of (x) the excess, if any, of the Fair Market Sales Value determined by the foregoing appraisal procedure of the Improvements over the Gross Proceeds, plus (y) the portion of the Shortfall Amount that the End of the Term Report demonstrates was the result of a decline in the Fair Market Sales Value of the Improvements due to

                           (i) extraordinary use, failure to maintain, to
                  repair, to restore, to rebuild or to replace, failure to comply with all Applicable Laws, failure to use, workmanship, method of installation or removal or maintenance, repair, rebuilding or replacement, (excepting in each case ordinary wear and tear), or

                           (ii) any change to the Plans and Specifications as
                  submitted to the appraiser for the Appraisal after the Initial Advance Date, or any Modification made to, or any rebuilding of, the Property or any part thereof by the Lessee, or

                           (iii) the existence of any Hazardous Activity,
                  Hazardous Substance or Environmental Violations, or

                           (iv) any restoration or rebuilding carried out by the
                  Lessee, or

                           (v) any condemnation of any portion of the Property
                  pursuant to Article XIV of the Lease, or

                           (vi) any use of the Property or any part thereof by
                  the Lessee other than as a first class suburban office building and/or manufacturing facility, or

                           (vii) any grant, release, dedication, transfer,
                  annexation or amendment made pursuant to Section 11.2 of the Lease, or

                           (viii) the failure of the Lessor to have good and
                  marketable title to the



                                      -47-
                                                         Participation Agreement
                  leasehold interest in the Land demised under the Ground Lease and the ownership interest in the Improvements, in each case free and clear of all Liens (excluding Permitted Liens), or

                           (ix) the existence of any sublease relating to the
                  Property that shall survive the Expiration Date.

         SECTION 13.3. Environmental Indemnity. Without limitation of the other provisions of this Article XIII, the Lessee hereby agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all claims (including third party claims for personal injury or real or personal property damage), losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including but not limited to, reasonable and documented attorneys' and/or paralegals' fees and expenses), including but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising in whole or in part, out of

                  (a) the presence on or under the Property of any Hazardous Substances, or any releases or discharges of any Hazardous Substances on, under, from or onto the Property,

                  (b) any activity, including construction, carried on or undertaken on or off the Property, and whether by the Lessee or any predecessor in title or any employees, agents, contractors or subcontractors of the Lessee or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Substances that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under the Property,

                  (c) loss of or damage to any property or the environment (including clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws,

                  (d) any claim concerning lack of compliance with Environmental Laws, or any act or omission causing an environmental condition that requires remediation or would allow any Governmental Authority to record a Lien on the land records, or

                  (e) any residual contamination on or under the Land, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Substances, and irrespective of whether any of such activities were or will be



                                      -48-
                                                         Participation Agreement
         undertaken in accordance with applicable laws, regulations, codes and ordinances;

provided, however, the Lessee shall not be required to indemnify any Indemnitee under this Section 13.3 for (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee, or any Affiliate of such Indemnitee (it being understood that, unless the applicable Indemnitee was in possession of the Property and caused the Claim, the Lessee shall be required to indemnify an Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee, or any Affiliate of such Indemnitee, caused or contributed to such Claim) or (2) any Claim to the extent attributable to acts or events occurring after the expiration of the Term or the return or remarketing of the Property so long as the Certificate Trustee, the Construction Lender and the Certificate Purchaser are not exercising remedies against the Lessee in respect of the Operative Documents. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document.

         SECTION 13.4. Proceedings in Respect of Claims. With respect to any amount that the Lessee is requested by an Indemnitee to pay by reason of Section
13.1 or 13.3, such Indemnitee shall, if so requested by the Lessee and prior to any payment, submit such additional information to the Lessee as the Lessee may reasonably request and which is in the possession of such Indemnitee to substantiate properly the requested payment.

         In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify the Lessee of the commencement thereof, and the Lessee shall be entitled, at its expense, to participate in, and, to the extent that the Lessee desires to, assume and control the defense thereof; provided, however, that the Lessee shall have acknowledged in writing its obligation to fully indemnify such Indemnitee in respect of such action, suit or proceeding, and, at the request of the Indemnitee, provided collateral security satisfactory to the Indemnitee, and, the Lessee shall keep such Indemnitee fully apprised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such Indemnitee shall reasonably request, and provided, further, that the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any risk of imposition of criminal liability or any material risk of imposition of material civil liability on such Indemnitee or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Property or any part thereof unless, in the case of civil liability, the Lessee shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (B) such proceeding involves Claims not fully indemnified by the Lessee which the Lessee and the Indemnitee have been unable to sever from the indemnified Claim(s), or (C) an Event of Default under the Lease has occurred and is continuing. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Lessee in accordance with the foregoing. The Lessee shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 13.1 or 13.3 without the prior written



                                      -49-
                                                         Participation Agreement
consent of the Indemnitee which consent shall not be unreasonably withheld or delayed in the case of a money settlement not involving an admission of liability of such Indemnitee.

         Each Indemnitee shall supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by Section 13.1 or 13.3, and Lessee shall reimburse the Indemnitee for the reasonable out-of-pocket expenses of supplying such information and documents. Unless a Lease Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 13.1 or 13.3 without the prior written consent of the Lessee, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under Section 13.1 or 13.3 with respect to such Claim, does not admit any criminal liability or civil liability on behalf of the Lessee in connection with such Claim, and uses reasonable efforts to advise the Lessee on the status of proceedings from time to time during the pendency of such Claim.

         Upon payment in full of any Claim by the Lessee pursuant to Section
13.1 or 13.3 to or on behalf of an Indemnitee, the Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with the Lessee and give such further assurances as are necessary or advisable to enable the Lessee vigorously to pursue such claims.

         Any amount payable to an Indemnitee pursuant to Section 13.1 or 13.3 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

         SECTION 13.5. General Tax Indemnity.

                  (a) Indemnification. The Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the Property and all Tax Indemnitees, and hold them harmless against, all Impositions on an After Tax Basis.

                  (b) Contests. If any claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Imposition as to which the Lessee may have an indemnity obligation pursuant to this Section 13.5, or if any Tax Indemnitee shall determine that any Imposition to which the Lessee may have an indemnity obligation pursuant to this Section 13.5 may be payable, such Tax Indemnitee shall promptly (and in any event, within 20 days) notify the Lessee in writing (provided that failure to so notify the Lessee within 20 days shall not alter such Tax Indemnitee's rights under this Section
         13.5 except to the




                                      -50-
                                                         Participation Agreement
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         extent such failure precludes or materially adversely affects the ability to conduct a contest of any indemnified Taxes) and shall not take any action with respect to such claim, proceeding or Imposition without the written consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for 30 days after the receipt of such notice by the Lessee; provided, however, that in the case of any such claim or proceeding, if such Tax Indemnitee shall be required by law or regulation to take action prior to the end of such 30-day period, such Tax Indemnitee shall in such notice to the Lessee, so inform the Lessee, and such Tax Indemnitee shall not take any action with respect to such claim, proceeding or Imposition without the consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for 10 days after the receipt of such notice by the Lessee unless the Tax Indemnitee shall be required by law or regulation to take action prior to the end of such 10-day period.

         The Lessee shall be entitled for a period of 30 days from receipt of such notice from the Tax Indemnitee (or such shorter period as the Tax Indemnitee has notified the Lessee is required by law or regulation for the Tax Indemnitee to commence such contest), to request in writing that such Tax Indemnitee contest the imposition of such Tax, at the Lessee's expense. If (x) such contest can be pursued in the name of the Lessee and independently from any other proceeding involving a Tax liability of such Tax Indemnitee for which the Lessee has not agreed to indemnify such Tax Indemnitee, (y) such contest must be pursued in the name of the Tax Indemnitee, but can be pursued independently from any other proceeding involving a Tax liability of such Tax Indemnitee for which the Lessee has not agreed to indemnify such Tax Indemnitee or (z) the Tax Indemnitee so requests, then the Lessee shall be permitted to control the contest of such claim, provided that in the case of a contest described in clause (y), if the Tax Indemnitee determines in good faith that such contest by the Lessee could have a material adverse impact on the business or operations of the Tax Indemnitee and provides a written explanation to the Lessee of such determination, the Tax Indemnitee may elect to control or reassert control of the contest, and provided, that by taking control of the contest, Lessee acknowledges that it is responsible for the Imposition ultimately determined to be due by reason of such claim, and provided, further, that in determining the application of clauses (x) and (y) of the preceding sentence, each Tax Indemnitee shall take any and all reasonable steps to segregate claims for any Taxes for which the Lessee indemnifies hereunder from Taxes for which the Lessee is not obligated to indemnify hereunder, so that the Lessee can control the contest of the former. In all other claims requested to be contested by the Lessee, the Tax Indemnitee shall control the contest of such claim, acting through counsel reasonably acceptable to the Lessee. In no event shall the Lessee be permitted to contest (or the Tax Indemnitee required to contest) any claim, (A) if such Tax Indemnitee provides the Lessee with a legal opinion of independent counsel that such action, suit or proceeding involves a material risk of imposition of criminal liability or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted
Lien) on the Property or any part of any thereof unless the Lessee shall have posted and maintained a bond or other security satisfactory to the relevant Tax Indemnitee in respect to such risk, (B) if an Event of Default has occurred and is continuing unless the Lessee shall have posted and maintained a bond or other security satisfactory to the relevant Tax Indemnitee in respect of the Taxes subject to such claim and any and all expenses for which the Lessee is responsible hereunder reasonably



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                                                         Participation Agreement
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foreseeable in connection with the contest of such claim, (C) unless the Lessee shall have agreed to pay and shall pay, to such Tax Indemnitee on demand all reasonable out-of-pocket costs, losses and expenses that such Tax Indemnitee may incur in connection with contesting such Imposition including all reasonable legal, accounting and investigatory fees and disbursements, or (D) if such contest shall involve the payment of the Tax prior to the contest, unless the Lessee shall provide to the Tax Indemnitee an interest-free advance in an amount equal to the Imposition that the Indemnitee is required to pay (with no additional net after-tax costs to such Tax Indemnitee). In addition for Tax Indemnitee controlled contests and claims contested in the name of the Tax Indemnitee in a public forum, no contest shall be required: (A) unless the amount of the potential indemnity (taking into account all similar or logically related claims that have been or could be raised in any audit involving such Tax Indemnitee for which the Lessee may be liable to pay an indemnity under this
Section 13.5(b)) exceeds $500,000 and (B) unless, if requested by the Tax Indemnitee, the Lessee shall have provided to the Tax Indemnitee an opinion of counsel selected by the Lessee (which may be in-house counsel) (except, in the case of income taxes indemnified hereunder which shall be an opinion of independent tax counsel selected by the Tax Indemnitee and reasonably acceptable to the Lessee) that a reasonable basis exists to contest such claim. In no event shall a Tax Indemnitee be required to appeal an adverse judicial determination to the United States Supreme Court.

         The party conducting the contest shall consult in good faith with the other party and its counsel with respect to the contest of such claim for Taxes (or claim for refund) but the decisions regarding what actions to be taken shall be made by the controlling party in its sole judgement, provided, however, that if the Tax Indemnitee is the controlling party and the Lessee recommends the acceptance of a settlement offer made by the relevant Governmental Authority and such Tax Indemnitee rejects such settlement offer then the amount for which the Lessee will be required to indemnify such Tax Indemnitee with respect to the Taxes subject to such offer shall not exceed the amount which it would have owed if such settlement offer had been accepted. In addition, the controlling party shall keep the noncontrolling party reasonably informed as to the progress of the contest, and shall provide the noncontrolling party with a copy of (or appropriate excerpts from) any reports or claims issued by the relevant auditing agents or taxing authority to the controlling party thereof, in connection with such claim or the contest thereof.

         Each Tax Indemnitee shall supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by this Section 13.5(b), and the Lessee shall promptly reimburse such Indemnitee for the reasonable out-of-pocket expenses of supplying such information and documents. No Tax Indemnitee shall enter into any settlement or other compromise or fail to appeal an adverse ruling with respect to any claim which is entitled to be indemnified under this Section 13.5 (and with respect to which contest is required under this Section 13.5(b)) without the prior written consent of the Lessee, unless such Tax Indemnitee waives its right to be indemnified under this Section 13.5 with respect to such claim.

         Notwithstanding anything contained herein to the contrary, a Tax Indemnitee will not be required to contest (and the Lessee shall not be permitted to contest) a claim with respect to the



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imposition of any Tax if such Tax Indemnitee shall waive its right to indemnification under this Section 13.5 with respect to such claim (and any claim with respect to such year or any other taxable year the contest of which is materially adversely affected as a result of such waiver).

                  (c) Payments. Any Imposition indemnifiable under this Section
         13.5 shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to Section 13.5 shall be paid within thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before two Business Days prior to the date that the relevant Taxes are due. Any payments made pursuant to this Section 13.5 shall be made directly to the Tax Indemnitee entitled thereto or the Lessee, as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in this Participation Agreement. Upon the request of any Tax Indemnitee with respect to a Tax that the Lessee is required to pay, the Lessee shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for the Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

                  (d) Reports. In the case of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this Section 13.5 and of which the Lessee has knowledge, the Lessee shall promptly notify the Tax Indemnitee of such requirement and, at the Lessee's expense (i) if the Lessee is permitted (unless otherwise requested by the Tax Indemnitee) by Applicable Law, timely file such report, return or statement in its own name or (ii) if such report, return or statement is required to be in the name of or filed by such Tax Indemnitee or the Tax Indemnitee otherwise requests that such report, return or statement be filed in the name of or by such Tax Indemnitee, the Lessee shall prepare such report, return or statement for filing by such Tax Indemnitee in such manner as shall be satisfactory to such Tax Indemnitee and send the same to the Tax Indemnitee for filing no later than 15 days prior to the due date therefor. In any case in which the Tax Indemnitee will file any such report, return or statement, the Lessee shall, upon written request of such Tax Indemnitee, provide such Tax Indemnitee with such information as is reasonably necessary to allow the Tax Indemnitee to file such report, return or statement.

                  (e) Withholding Taxes.

                           (i) The Lessor or its agent shall withhold any Taxes
                  required by Applicable Law to be withheld on any payment to the Certificate Trustee, the Certificate Purchaser, any other Participant or Sub-Participant or the Construction Lender, except to the extent that the Certificate Trustee, the Certificate Purchaser,


                                      -53-
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                  any other Participant or Sub-Participant or the Construction
                  Lender has furnished such information to the Lessor or its agent as shall be sufficient under Applicable Law to entitle such Person to an exemption from withholding Taxes. Except to the extent set forth in Section 13.10, the amount payable to the Certificate Trustee, the Certificate Purchaser, any other Participant or Sub-Participant and the Construction Lender shall be reduced by the amount of any withholding Taxes required to be withheld by the Lessor or its agent pursuant to the preceding sentence, and the Lessee and the Lessor shall have no liability or obligation to the Certificate Trustee, the Certificate Purchaser or the Construction Lender with respect to any such withholding Taxes.

                           (ii) If and to the extent the Lessor or its agent has
                  in good faith attempted to comply with its obligation to withhold Taxes in accordance with clause (i) and a claim regarding withholding Taxes is made against the Lessor or its agent, as between the Lessee and the Lessor or its agent, the Lessee shall be responsible for, and the Lessee shall indemnify and hold harmless the Lessor (without duplication of any indemnification required by subsection (a)) on an After Tax Basis against, such claim to the extent, but only to the extent, the Lessor or its agent has actually paid funds to a taxing authority with respect to such withholding taxes or receives a demand for such payment from any taxing authority.

                           (iii) Each Participant agrees to reimburse the Lessor
                  or its agent for any withholding Taxes for which the Lessor or its agent becomes liable and to reimburse the Lessee for any Taxes or other amounts paid by the Lessee pursuant to clause
                  (ii) hereof.

                           (iv) For purposes of this Section 13.5(e), it shall
                  be assumed that the Lease constitutes a loan for United States Federal income tax purposes (as is the parties' intention). Subject to the provisions of Section 9.3, all amounts referenced in this Section 13.5 payable or incurred during the Interim Term shall be paid through Advances to the extent they are included in the Approved Construction Budget.

         SECTION 13.6. Funding Losses. If any payment or prepayment of principal or conversion of interest rate with respect to any Construction Loan is made on any day other than the last day of an Interest Period applicable thereto, or if the Lessor fails to borrow any Construction Loan after notice has been given to any Participant in accordance with Article III or IV, the Lessee shall reimburse each Participant within fifteen (15) days after demand for any resulting loss or expense incurred by it, including any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment, prepayment, conversion or failure to borrow, provided that such Participant shall have delivered to the Lessee a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error, and provided, further, that such loss shall in no event exceed the interest on the Construction Loans which would have been payable for the


                                      -54-

                                                         Participation Agreement
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balance of such Interest Period less the Applicable Margin. Such Participant will, at the request of the Lessee, furnish such additional information concerning the determination of such loss as the Lessee may reasonably request. This Section 13.6 shall also be for the benefit of the Certificate Purchaser for the period that the Certificate Yield Rate is determined in respect of the Eurodollar Rate and shall be applied to such Certificate Purchaser as if the outstanding Certificate Amount were Construction Loans.

         SECTION 13.7. Regulation D Compensation. For so long as any Participant is required to maintain reserves against "Eurocurrency liabilities" (or any other category of liabilities which include deposits by reference to which the interest on Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Participant to United States residents), and, as a result, the cost to such Participant (or its Funding Office) of making or maintaining its Construction Loans or Certificate Amount is increased, then such Participant may require the Lessee to pay, contemporaneously with each payment of interest on the Construction Loans or Certificate, an additional amount on the related Construction Loan or Certificate Amount of such Participant at a rate per annum up to but not exceeding the excess of (i) (A) the applicable Eurodollar Rate divided by (B) one minus the Eurocurrency Reserve Requirements and (ii) the applicable Eurodollar Rate. Any Participant wishing to require payment of such additional amount (x) shall so notify the Lessee in which case such additional interest on the Construction Loans or Certificate Amount of such Participant shall be payable to such Participant at the place indicated in such notice with respect to each Interest Period commencing at least three Business Days after the giving of such notice and (y) shall furnish to the Lessee at least five Business Days prior to each date on which interest is payable on the Construction Loans or Certificate an officer's certificate setting forth the amount to which such Participant is then entitled under this Section (which shall be consistent with such Participant's good faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the Lessee may reasonably request as to the computation set forth therein. Subject to the provisions of Section 9.3, all amounts referenced in this Section 13.7 payable or incurred during the Interim Term shall be paid through Advances to the extent they are included in the Approved Construction Budget.

         SECTION 13.8. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

                  (a) deposits in dollars (in the applicable amounts) are not being offered to the Construction Lender or the Certificate Purchaser in the relevant market for such Interest Period, or

                  (b) the Construction Lender or the Certificate Purchaser advises the Certificate Trustee that the Eurodollar Rate as determined by the Construction Lender or the Certificate Purchaser will not adequately and fairly reflect the cost to the Construction Lender or the Certificate Purchaser of funding its Construction Loans or Certificate Amount, as the case may be, for such Interest Period,


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         the Certificate Trustee shall forthwith give notice thereof to the
         Lessee, whereupon until the Construction Lender or the Certificate Purchaser notifies the Certificate Trustee and the Lessee that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Construction Lender or the Certificate Purchaser, as the case may be, to make Construction Loans or Certificate Amounts shall be suspended and (ii) each outstanding Construction Loan or Certificate shall begin to bear interest at the Alternate Base Rate on the last day of the then current Interest Period applicable thereto.

         SECTION 13.9. Illegality. If, on or after the date of this Participation Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Participant (or its Funding Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Construction Lender or the Certificate Purchaser (or its Funding Office) to make, maintain or fund its Construction Loans or Certificate Amounts and the Construction Lender or the Certificate Purchaser shall so notify the Certificate Trustee, the Certificate Trustee shall forthwith give notice thereof to the other Participants and the Lessee, whereupon the Construction Lender or the Certificate Purchaser shall, if practicable, with the consent of the Lessee (which consent shall not unreasonably be withheld), designate a different Funding Office if such designation will avoid the illegality or impossibility and will not, in the judgment of the Construction Lender or the Certificate Purchaser, be otherwise disadvantageous to the Construction Lender or the Certificate Purchaser, and if it will be disadvantageous to the Construction Lender or impractical to designate a different Funding Office, the Construction Loan or Certificate Amounts will automatically convert into an Alternate Base Rate Construction Loan or Certificate on the Scheduled Payment Date applicable to such Loan or investment if the Construction Lender or the Certificate Purchaser may lawfully continue to maintain and fund such Loan or investment to such day or (b) immediately if the Construction Lender or Certificate Purchaser shall determine that it may not lawfully continue to maintain and fund such Construction Loan or Certificate Amount to such day. If such notice is given the Lessee shall be entitled upon its request to a reasonable explanation of the factors underlying such notice.

         SECTION 13.10. Increased Cost and Reduced Return.

                  (a) In the event that the adoption of any applicable law, rule or regulation, or any change therein or in the interpretation or application thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Participant with any request or directive after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency:

                           (i) does or shall subject such Participant to any
                  additional tax of any kind whatsoever with respect to the Operative Documents or any Loan or Certificate Amount made by it, or change the basis or the applicable rate of



                                      -56-
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                  taxation of payments to such Participant of principal,
                  interest or any other amount payable hereunder (except for the imposition of or change in any tax on or measured by the overall net income of such Participant (other than any such tax imposed by means of withholding));

                           (ii) does or shall impose, modify or hold applicable
                  any reserve, special deposit, insurance assessment, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Participant which are not otherwise included in determination of the rate of interest on or, as applicable, the Certificate Yield Rate with respect to, Construction Loans, Refinancing Loans or the Certificate Amount; or

                           (iii) does or shall impose on such Participant any
                  other condition;

and the result of any of the foregoing is to increase the cost to such Participant of making or maintaining such Loans or Certificate Amount or to reduce any amount receivable hereunder or under any Note or Certificate with respect thereto, then in any such case, the Lessee shall promptly pay such Participant, upon its demand, any additional amounts necessary to compensate such Participant for such increased cost or reduced amount receivable which such Participant deems to be material as determined by such Participant with respect to its Refinancing Loans, Construction Loans or Certificate Amount.

                  (b) If any Participant shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Participant (or any entity directly or indirectly controlling such Participant) as a consequence of such Participant's obligations under the Operative Documents to a level below that which such Participant (or any entity directly or indirectly controlling such Participant) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Participant to be material, then from time to time, within 15 days after demand by such Participant (with a copy to the Certificate Trustee), the Lessee shall pay to such Participant such additional amount or amounts as will compensate such Participant (or its Parent) for such reduction.

                  (c) Each Participant will promptly notify the Lessee and the Certificate Trustee of any event of which it has knowledge, occurring after the date hereof, which will entitle such Participant to compensation pursuant to this Section and will, if practicable, with the consent of the Lessee (which consent shall not unreasonably be withheld), designate a



                                      -57-
                                                         Participation Agreement
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         different Funding Office or take any other reasonable action if such designation or action will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Participant, be otherwise disadvantageous to such Participant. A certificate of any Participant claiming compensation under this Section and setting forth in reasonable detail its computation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Participant may use any reasonable averaging and attribution methods. Subject to the provisions of Section 9.3, all amounts referenced in this Section 13.10 payable or incurred during the Interim Term shall be paid through Advances to the extent they are included in the Approved Construction Budget.

         SECTION 13.11. Indemnity Payments in Addition to Lease Obligations. The Lessee acknowledges and agrees that the Lessee's obligations to make indemnity payments under this Section 13 are separate from, in addition to, and do not reduce, the Lessee's obligation to pay under the Lease the Lease Balance.


                                  ARTICLE XIV.

                                  MISCELLANEOUS

         SECTION 14.1. Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Participation Agreement, the transfer of the Property to the Certificate Trustee, the construction of any Improvements, any disposition of any interest of the Certificate Trustee in the Property or any Improvements or any interest of the Certificate Purchaser in the Trust and the payment of the Notes and any disposition thereof, the Expiration Date, and the payment in full in cash of the Lease Balance, and the termination of the Operative Documents, and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

         SECTION 14.2. No Broker, etc. Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser to act on its behalf in connection with this Participation Agreement or the transactions contemplated herein, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

         SECTION 14.3. Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing by United States mail, by nationally recognized courier service, by hand or by facsimile and any such notice shall become effective five Business days after being deposited in the mails, certified or registered with



                                      -58-
                                                         Participation Agreement
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appropriate postage prepaid or one Business Day after delivery to a nationally recognized courier service specifying overnight delivery or, if delivered by hand, when received, or, if transmitted by facsimile, when transmitted (upon electronic confirmation thereof) and shall be directed to the address or facsimile number of such Person as indicated on Schedule III. From time to time any party may designate a new address for purposes of notice hereunder by written notice to each of the other parties hereto in accordance with this Section.

         SECTION 14.4. Counterparts. This Participation Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 14.5. Amendments. The provisions of this Participation Agreement may from time to time be amended, modified or waived, provided that such amendment, modification or waiver is in writing and consented to by the Lessee, the Certificate Trustee, the Construction Lender and the Certificate Purchaser; provided further, however, that the covenants contained in Section
10.3 of this Participation Agreement may be waived as set forth in Section 10.4. Neither any Operative Document nor any of the terms thereof may be terminated (except upon payment in full of the Lease Balance plus Make-Whole Premiums, if any, or effective exercise and consummation of the Remarketing Option in accordance with Article XX of the Lease and payment in full of all amounts due in accordance therewith), amended, supplemented, waived or modified without the written agreement or consent of each party thereto and, regardless of whether the Construction Lender and the Certificate Purchaser are parties thereto, the Construction Lender and the Certificate Purchaser; provided, however, that no such termination, amendment, supplement, waiver or modification that would increase the obligations of the Lessee thereunder or deprive the Lessee of any of its rights thereunder, or otherwise adversely affect the Lessee, shall be effective against the Lessee without the written agreement or consent of the Lessee, which consent shall not be unreasonably withheld or delayed.

         SECTION 14.6. Headings, etc. The Table of Contents and headings of the various Articles and Sections of this Participation Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         SECTION 14.7. Parties in Interest. Except as expressly provided herein, none of the provisions of this Participation Agreement are intended for the benefit of any Person except the parties hereto. The Lessee shall not assign or transfer any of its rights or obligations under the Operative Documents without the prior written consent of the Certificate Trustee, the Construction Lender and the Certificate Purchaser, which may be withheld in the sole discretion of any of the foregoing parties.

         SECTION 14.8. GOVERNING LAW. THIS PARTICIPATION AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         SECTION 14.9. Severability. Any provision of this Participation Agreement that is



                                      -59-
                                                         Participation Agreement
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 14.10. Liability Limited.

                  (a) It is expressly understood and agreed by the parties hereto that (a) this Participation Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, except as expressly stated herein, but solely as Certificate Trustee of Brush Creek Business Trust II, a statutory Delaware business trust created under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made by the Certificate Trustee on the part of the Trust or Certificate Trustee is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company, except as expressly stated herein, but is made and intended for the purpose of binding only the Trust or Certificate Trustee and (c) except as expressly stated herein, under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or Certificate Trustee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Certificate Trustee or the Trust under this Participation Agreement or the other Operative Documents.

                  (b) No Participant shall have any obligation to any other Participant or to the Lessee, the Certificate Trustee, the Certificate Purchaser or the Construction Lender with respect to transactions contemplated by the Operative Documents, except those obligations of such Participant expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Participant shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth.

         SECTION 14.11. Further Assurances. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Documents, and the transactions contemplated hereby and thereby (including the preparation, execution and filing of any and all Uniform Commercial Code financing statements and other filings or registrations which the parties hereto may from time to time request to be filed or effected); provided, however, that the Lessee shall not be required to pay expenses pursuant to this Section to the extent arising from a breach or alleged breach by the Construction Lender or the Certificate Purchaser of any agreement entered into in connection with the assignment or participation of any Loan or Certificate Amount. The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including any action specified in the preceding sentence), or (if



                                      -60-
                                                         Participation Agreement
the Certificate Trustee shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Document. Subject to the provisions of Section 9.3, all amounts referenced in this Section 14.11 payable or incurred during the Interim Term shall be paid through Advances to the extent they are included in the Approved Construction Budget.

         SECTION 14.12. SUBMISSION TO JURISDICTION. THE LESSEE, THE CONSTRUCTION LENDER, THE CERTIFICATE PURCHASER AND THE CERTIFICATE TRUSTEE HEREBY SUBMIT TO THE FULLEST EXTENT PERMITTED BY LAW TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA AND OF ANY COURT OF THE COMMONWEALTH OF PENNSYLVANIA FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE OPERATIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE LESSEE, THE CONSTRUCTION LENDER, THE CERTIFICATE PURCHASER AND THE CERTIFICATE TRUSTEE IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THE FOREGOING MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         SECTION 14.13. Confidentiality. The Certificate Trustee, the Certificate Purchaser and the Construction Lender represent, warrant, covenant and agree that they will maintain the confidentiality of any written or oral information provided under or referenced in the Operative Documents by or on behalf of the Lessee that has been identified by its source as confidential ("Confidential Information"), subject to the Certificate Trustee's, the Certificate Purchaser's and the Construction Lender's (a) obligation to disclose any such Confidential Information pursuant to applicable law or pursuant to an order under applicable laws and regulations or pursuant to a subpoena or other legal process (but only after 10 days prior notice to the Lessee (unless during such 10-day period the Certificate Trustee, the Certificate Purchaser or the Construction Lender shall be subject to criminal liability, or material civil liability for which the Lessee has not agreed to indemnify the relevant party) and an opportunity to challenge such order or subpoena during such period), (b) right to disclose any such Confidential Information to its bank examiners, Affiliates, auditors, counsel and other professional advisors but only on a need to know basis in connection with the Operative Documents and only if such Persons are similarly bound in a separate writing to the provisions of this
Section 14.13, (c) right to disclose any such Confidential Information in connection with any litigation or dispute involving the Participants and the Lessee or any of its Subsidiaries and Affiliates and (d) right to provide such information to Participants, Sub-Participants, prospective Sub-Participants to which sales of participating interests are permitted pursuant to this Participation Agreement and prospective assignees to which assignments of interest are permitted pursuant to this Participation Agreement, but only if such Participants, Sub-Participant, prospective Sub-Participant or prospective assignee agrees in writing to maintain the confidentiality of such information on terms substantially similar to those



                                      -61-
                                                         Participation Agreement
of this Section as if it were a "Participant" party hereto. Notwithstanding the foregoing, any such information supplied to a Participant, Sub-Participant, prospective Sub-Participant or prospective assignee under this Participation Agreement shall cease to be Confidential Information if it is or becomes known to such Person by other than unauthorized disclosure, or if it becomes a matter of public knowledge.

         SECTION 14.14. No Bar. Subject to Section 14.10, nothing set forth herein or in any other Operative Document shall bar, limit, preclude, prevent, stay or otherwise adversely affect the right or ability of any party hereto to bring and pursue any action against any other party hereto for any breach or alleged breach of its obligations hereunder or under any other Operative Document.

         SECTION 14.15. WAIVER OF JURY TRIAL. EACH OF THE LESSEE, THE CERTIFICATE TRUSTEE, THE CERTIFICATE PURCHASER AND THE CONSTRUCTION LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE OPERATIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 14.16. Construction Consultant. The Construction Lender shall, from time to time, be entitled to hire a Construction Consultant upon the submission by the Construction Lender of a certificate to the Lessee describing in detail the work, information, services or other monitoring which the Construction Consultant has been retained to provide. The Lessee shall promptly reimburse the Construction Lender for the reasonable fees of the Construction Consultant, which amounts shall be payable through Advances to the extent provided in the Approved Construction Budget.

         SECTION 14.17. Cooperation in Connection with Subdivisions. Construction Lender and Certificate Purchaser acknowledge that Lessee intends to develop as many as two additional buildings (the "Additional Buildings") on the Land in the future, and that such development may require shifting of lot lines, resubdivisions or similar land use actions to effect such development. Construction Lender, the Tranche A Lender, the Tranche B Lender and Certificate Purchaser, and each of their successors and assigns, hereby agree to take such further actions and execute and deliver such further documents as may be required to effect such lot line changes or subdivision modifications in connection with the development and leasing of the Additional Buildings so long as (i) the Base Term of the Lease has commenced and no Default shall then exist under any Operative Document, and such matters do not impair the value, utility or remaining useful life of the Property, which shall be confirmed by an appraisal of the Property, in form and substance satisfactory to the Lenders and the Certificate Purchaser, performed by an appraiser selected by the Lenders and the Certificate Purchaser, (ii) such matters are reasonably necessary in connection with the development of the Additional Buildings, (iii) such matters will not cause the Property or any portion thereof to fail to comply in any respect with the provisions of the Lease or any other Operative Document or any Requirements of Law (including, without limitation, all applicable zoning, planning, building and subdivision ordinances, all applicable restrictive covenants and all



                                      -62-
                                                         Participation Agreement
applicable architectural approval requirements), or otherwise cause a Default under any Operative Document, (iv) all governmental consents or approvals required prior to such matters have been obtained, and all filings required prior to such action have been made, (v) such matters will not result in any down-zoning of the Property or any portion thereof or a material reduction in the maximum density or development rights available to the Property under all Requirements of Law, (vi) the Lessee shall remain obligated under this Lease and under any instrument executed by the Lessee consenting to the assignment of the Lessor's interest in this Lease as security for indebtedness, in each such case in accordance with their terms, as though such matters had not been effected, and the obligations of the Lessee, the Construction Agent and each Guarantor, and the rights and benefits of each Participant as against the Lessee, Construction Agent and Guarantor, under any Operative Document shall not be impaired, (vii) the Lessor and the Lenders shall receive endorsements to the existing title policy and a revised Survey insuring Lessor's and Lenders' right, title and interest in and to the Property, (viii) Lessee, Construction Agent and each Guarantor shall take sure further acts and execute such further documents as shall be reasonably requested by the Lessor or any Lender in connection with this Section 14.17. Such additional actions of the Lessor, Construction Lender, Tranche A Lender and Tranche B Lender may include, without limitation, (i) the execution or consent to a resubdivision of the Land to accommodate the Additional Buildings as positioned on one or more separately subdivided parcels,
(ii) execution and delivery of easements and rights of way necessary or desirable for parking and traffic flow in the office complex, (iii) execution and delivery of easements for utilities and other similar services to the Additional Buildings, and (iv) the release of property on which Additional Buildings and appurtenant land (including grading areas and parking areas) and improvements will be developed from the liens, encumbrances and restrictions of the Ground Lease (and any memorandum thereof), the Lease (and any memorandum thereof), the Mortgage and the other Operative Documents.



                                      -63-
                                                         Participation Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

Attest: FORE SYSTEMS, INC., as Lessee, Guarantor and Construction Agent



/s/ CHRISTOPHER H. GEBHARDT             By:/s/ BRUCE E. HANEY
--------------------------------           -------------------------------------
                                        Name:  BRUCE E. HANEY
                                             -----------------------------------
                                        Title: SR. VP & CHIEF FINANCIAL OFFICER
                                              ----------------------------------


                                        Account Information
                                        for Advances:




                                      S-1
                                                         Participation Agreement

Attest: WILMINGTON TRUST COMPANY not in its individual capacity, except as expressly stated herein, but solely as Certificate Trustee


/s/ Illegible                           By:/s/ DONALD G. MACKELCAN
--------------------------------           -------------------------------------
                                        Name:  DONALD G. MACKELCAN
                                             -----------------------------------
                                        Title: ASSISTANT VICE PRESIDENT
                                              ----------------------------------



                                        Remittance Instructions for the
                                        Construction Lender and the Certificate
                                        Purchaser:


                                      S-2
                                                         Participation Agreement

Attest:                                 MELLON FINANCIAL SERVICES
                                        CORPORATION #4, as Certificate Purchaser


/s/ MICHAEL SLOYER                      By:/s/ STEPHEN R. VIEHE
--------------------------------           -------------------------------------
                                        Name:  STEPHEN R. VIEHE
                                             -----------------------------------
                                        Title: VICE PRESIDENT
                                              ----------------------------------






                                      S-3
                                                         Participation Agreement

Attest:                                 MELLON BANK, N.A., as the Construction
                                        Lender


/s/ MICHAEL SLOYER                      By:/s/ MICHAEL T. ANSELMO
--------------------------------           -------------------------------------
                                        Name:  MICHAEL T. ANSELMO
                                             -----------------------------------
                                        Title: VICE PRESIDENT
                                              ----------------------------------




                                      S-4
                                                         Participation Agreement

                                   APPENDIX 1
                           to Participation Agreement



                         Definitions and Interpretation

                                                                    Exhibit 10.1


                                   APPENDIX 1
                                       to
                            Participation Agreement,
                 Lease, Construction Loan Agreement and Mortgage
                           (Construction Program for a
                          Manufacturing/Office Facility
                       in Allegheny County, Pennsylvania)
                       ----------------------------------
                         DEFINITIONS AND INTERPRETATION


         A. Interpretation. In each Operative Document, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and vice versa;

                  (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                  (iii) reference to any gender includes each other gender;

                  (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument (including the Plans and Specifications) as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

                  (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                  (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

                  (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision thereof;

                                      -1-
                                                                      APPENDIX 1

                  (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

                  (ix) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and

                  (x) reference to the Certificate Trustee refers to the Certificate Trustee acting on behalf of the Trust and is intended to be binding on the Trust as a separate legal entity.

         B. Accounting Terms. In each Operative Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

         C. Conflict in Operative Documents. If there is any conflict between any Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Participation Agreement shall prevail and control.

         D. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

         E. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

         "Acceleration" is defined in Section 6 of the Construction Loan Agreement.

         "Account" is defined in Section 5.1 of the Construction Loan Agreement.

         "Actual Loss" means the all-in costs and expenses incurred by Lessor, and any other damages incurred by Lessor (except in connection with an Unrelated Indemnity Event) under the Operative Documents and under Applicable Laws, less the value of the Property as determined after an Event of Default by (i) a sale of the Property, (ii) the re-leasing of the Property or (iii) the Appraiser. The Lessor shall in its sole discretion determine which of the methods described in clauses (i), (ii) or (iii) above that Lessor elects to use to determine Actual Loss. Furthermore, if the Lessor elects the method described in clause (iii) above, then upon a later sale or releasing of the Property (which sale or re-leasing shall occur within a reasonable time following the method in clause
(iii)) pursuant to clauses (i) or (ii) above, the Actual Loss shall be recalculated based on such amounts and any appropriate adjustments shall be made as provided in the Operative Documents.

         "Advance" means an advance of funds by the Lessor to the Construction Agent pursuant to Article III of the Participation Agreement.


                                      -2-
                                                                      APPENDIX 1

         "Affiliate" means, when used with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

         "After Tax Basis" means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient (less any tax savings actually realized) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

         "Alternate Base Rate" means, for any period, an interest rate per annum equal to the sum of (i) the Federal Funds Effective Rate most recently determined by the Lender plus .50% and (ii) the Applicable Margin or Certificate Margin, as the case may be. If the aforesaid rate changes from time to time after the date of the Construction Loan Agreement, the Alternate Base Rate shall be automatically increased or decreased, if appropriate and as the case may be, without notice to the Lessee or the Lessor, as of the effective time of each change, provided that the Lender shall endeavor to notify the Lessor of any such change but shall have no liability for any failure to do so.

         "Applicable Law" means all existing and future applicable laws, rules, regulations (including Environmental Laws) statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including wetlands) and those pertaining to the construction, use or occupancy of the Property) and any restrictive covenant or deed restriction or easement of record affecting the Property or any other material asset of the Lessee.

         "Applicable Margin" means at any time with respect to Eurodollar Rate Construction Loans, 1/2 of 1%.

         "Appraisal" means an appraisal, prepared by Barone, Murtha, Shonberg & Associates, Inc. or another reputable appraiser selected by the Lenders and approved by the Certificate Purchaser, of the Land and Improvements on an as-built basis in accordance with the Plans and Specifications, to be delivered pursuant to Section 6.1(j) of the Participation Agreement.

         "Appraiser" means an independent MAI appraiser having no less then three (3) years of experience appraising real property in Western Pennsylvania, selected by the Lessor.

         "Approved Construction Budget" means the budget attached as Schedule 2 to the Construction Agency Agreement.

         "Approved Construction Schedule" means the schedule attached as
Schedule 3 to the Construction Agency Agreement.

         "Appurtenant Rights" means (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land or the Improvements, including the use of any streets, ways, alleys,


                                      -3-
                                                                      APPENDIX 1
vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to the Land.

         "Architect" means, collectively, Studios Architecture, and any other reputable additional or substitute architect engaged from time to time by the Lessee in connection with the construction of the Improvements. Any requirement in any Operative Document that a certificate of the Architect be delivered shall be satisfied by delivery of certificate(s) from one or more of the foregoing so long as such certificates collectively satisfy the requirements set forth in such Operative Documents.

         "Assignment of Construction Agency Agreement" means the Construction Agency Agreement Assignment, dated as of the Initial Advance Date, from the Certificate Trustee to the Lender.

         "Assignment of Leases and Rents" means the Assignment of Leases and Rents and Assignment of Open End Mortgage, dated as of the Documentation Date, from the Certificate Trustee, as assignor, to the Lenders, as assignees.

         "Available Certificate Purchaser Commitment" means an amount equal to the excess, if any, of (a) the amount of the Certificate Purchaser Commitment over (b) the aggregate original amount of the Certificate Amounts.

         "Available Commitments" means the Available Lenders Commitment and the Available Certificate Purchaser Commitment.

         "Available Lenders Commitment" means at any time, an amount equal to the excess, if any, of (a) the amount of the Construction Loan Commitment over
(b) the aggregate original principal amount of all Construction Loans.

         "Bankruptcy Code" is defined in Section 6(f) of the Loan Agreement.

         "Base Date" means the Construction Period Termination Date.

         "Base Term" is defined in Section 2.3 of the Lease.

         "Basic Rent" means, the sum of (i) the Lenders Basic Rent and (ii) the Certificate Purchaser Basic Rent, calculated as of the applicable date on which Basic Rent is due.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banks in Wilmington, Delaware or Pittsburgh, Pennsylvania or (if interest or Certificate

                                      -4-
                                                                      APPENDIX 1

Yield is being determined by reference to the Eurodollar Rate) London, England are generally authorized or obligated, by law or executive order, to close.

         "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

         "Capitalized Lease Obligations" means all obligations under Capital Leases of any Person, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

         "Casualty" means any damage or destruction of all or any portion of the Property as a result of a fire or other casualty.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. sections 9601 et. seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

         "Certificate" means the certificate issued under the Trust Agreement, substantially in the form of Exhibit A thereto, and any and all certificates issued in replacement or exchange therefor.

         "Certificate Amount" is defined in Section 3.2 of the Participation Agreement.

         "Certificate Balance" means as of any date of determination an amount equal to the sum of the outstanding Certificate Amounts together with all accrued and unpaid Certificate Yield thereon.

         "Certificate Margin" means at any time with respect to Certificate Amounts, 4%.

         "Certificate Purchaser" means Mellon Financial Services Corporation #4, a Pennsylvania corporation.

         "Certificate Purchaser Basic Rent" means the sum of (i) amounts due with respect to the Certificate Amounts and (ii) the amount of accrued Certificate Yield due on the Certificate Amounts, in each case determined in accordance with Section 4.1 of the Participation Agreement as of any Payment Date and excluding any interest at the applicable Overdue Rate on any installment of Certificate Purchaser Basic Rent not paid when due and any fine, penalty, interest or cost assessed or added under any agreement with a third party for nonpayment or late payment of Certificate Purchaser Basic Rent.

         "Certificate Register" is defined in Section 2.4 of the Trust
Agreement.

         "Certificate Trustee" means Wilmington Trust Company, a banking corporation organized in the State of Delaware, not in its individual capacity, but solely as trustee of Brush Creek Business Trust II, a statutory Delaware business trust created under the Trust Agreement, and any successor or replacement Certificate Trustee expressly permitted under the Operative Documents.

         "Certificate Yield" is defined in Section 4.1(a) of the Participation Agreement.

                                      -5-
                                                                      APPENDIX 1

         "Certificate Yield Payment Advance" is defined in Section 4.1(d) of the Participation Agreement.

         "Certificate Yield Rate" means, (i) for the period from and including the Initial Advance Date until the Construction Period Termination Date, the Eurodollar Rate and thereafter, the yield calculated with reference to the rate given (a) on the USD Screen of Bloomberg Financial Markets Service (the "Service") at 11:00 a.m. Eastern standard time three Business Days prior to such date, or if such rate is unavailable, then (b) by the Statistical Release No.
H.15 (519) then most recently published by the F.R.S. Board prior to such date (the "Statistical Release") as the yield, in either case, of a hypothetical U.S. Treasury security with a remaining term equal to the remaining term to maturity (rounded to the nearest month) of the Certificate (assuming that the Certificate will mature on December 31, 2007), provided, if no maturity exactly corresponds to the remaining assumed term to maturity of the Certificate, yields for the two published maturities most closely corresponding to such maturity shall be selected by (x) reference to the Service, or if such Service is unavailable, then (y) the Statistical Release, and the yield shall be interpolated from such yields on a straight-line basis, rounding in each period to the nearest month, plus (ii) the Certificate Margin.

         "Certifying Party" is defined in Section 22.1 of the Lease.

         "Claims" means any and all obligations, liabilities, losses, actions, suits, judgments, penalties, fines, claims, demands, settlements, costs and expenses (including reasonable legal fees and expenses) of any nature whatsoever.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

         "Collateral" means all of the Trust Estate now owned or hereafter acquired, upon which a Lien is purported to be created by the Security Documents.

         "Collateral Account" is defined in Section 2 of the Pledge and Security Agreement.

         "Collateral Requirement" is defined in Section 2(e)(ii) of the Pledge and Security Agreement.

         "Collateral Value" has the meaning attributed to it in the Pledge and Security Agreement.

         "Commitment" means (i) with respect to the Lenders, the obligation of the Lenders to make Construction Loans to the Certificate Trustee at the request of the Lessee in an aggregate principal amount not to exceed the amount set forth opposite each Lender's name on Schedule IV to the Participation Agreement, as such amount may be reduced from time to time in accordance with the provisions of the Construction Loan Agreement, (ii) with respect to the Certificate Purchaser, the obligation of the Certificate Purchaser to make available Certificate Amounts to the Certificate Trustee at the request of the Lessee in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite the Certificate Purchaser's name on
Schedule IV to the Participation Agreement, (and (iii) with respect to the Certificate Trustee, the obligation of the Certificate Trustee to make Advances (to the extent the Certificate Trustee receives Certificate Amounts, Construction Loans and Refinancing Loans).


                                      -6-
                                                                      APPENDIX 1

         "Commitment Percentage" means, as to any Participant, the percentage set forth opposite such Participant's name under the heading "Commitment Percentage" on Schedule IV to the Participation Agreement.

         "Commitment Period" means the period from and including the Initial Advance Date to the date immediately preceding the Base Date or such earlier date on which the Commitments shall terminate as provided in the Operative Documents.

         "Completion Date" means the date Substantial Completion occurs.

         "Condemnation" means any condemnation, requisition, confiscation, seizure or other taking (or sale in lieu thereof) of the use, access, occupancy, material easement rights or title to the Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, the Property or alter the vehicular traffic flow to the Property so as to result in a material adverse change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A "Condemnation" shall be deemed to have occurred on the earliest of the dates that use, occupancy or title vests in the condemning authority.

         "Confidential Information" is defined in Section 14.13 of the Participation Agreement.

         "Consolidated Available Earnings" means, for any period, the Consolidated EBITR for such period.

         "Consolidated EBITR", means for any period, Consolidated Net Income for such period, before giving effect to any extraordinary gains or losses calculated pursuant to GAAP for such period, plus, to the extent deducted in the calculation of Consolidated Net Income for such period, the sum of (i) Federal, State, local and foreign income taxes for such period, (ii) Consolidated Interest Expense and (iii) Consolidated Rental Expense.

         "Consolidated Fixed Charges" means, for any period, the sum of (i) Consolidated Interest Expense plus (ii) Consolidated Rental Expense for such period.

         "Consolidated Funded Indebtedness" means, to the extent the following would be reflected on a balance sheet of the Lessee and its Subsidiaries on a consolidated basis prepared in accordance with GAAP, the principal amount or principal equivalent of all Debt of the Lessee and its Subsidiaries having a final maturity of more than one year from the date of determination (or which is renewable or extendable at the option of the obligor for a period of more than one year from the date of determination), excluding Consolidated Short-Term Funded Indebtedness.

         "Consolidated Indebtedness" means, at any time, the sum of all Consolidated Funded Indebtedness and Consolidated Short Term Funded Indebtedness at such time.


                                      -7-
                                                                      APPENDIX 1

         "Consolidated Interest Expense" means, for any period, the gross consolidated interest expense of the Lessee and its Subsidiaries for such period.

         "Consolidated Net Income (or Loss)" means, for any period, the consolidated net earnings (or loss) after taxes of the Lessee and its Subsidiaries for such period, but excluding all nonrecurring items separately stated in computing income from continuing operations.

         "Consolidated Rental Expense" means, for any period, all payment obligations of the Lessee and its Subsidiaries accrued during such period under agreements for rent, lease, hire or use of any real or personal property, including obligations in the nature of operating leases but excluding Capital Lease Obligations.

         "Consolidated Shareholders' Equity" means, as of any date of determination, all amounts (without duplication) which, in accordance with GAAP, would be included under shareholder's equity on a consolidated balance sheet of the Lessee and its Subsidiaries.

         "Consolidated Short Term Funded Indebtedness" means all or the portion of Debt with a maturity of less than one year from the date of determination.

         "Construction" means the construction and installation of all Improvements contemplated by the Plans and Specifications.

         "Construction Agency Agreement" means the Construction Agency Agreement, dated as of the Initial Advance Date, between the Certificate Trustee and the Construction Agent.

         "Construction Agency Agreement Event of Default" means a "Construction Agency Agreement Event of Default" as defined in Section 5.1 of the Construction Agency Agreement.

         "Construction Agency Person" means the Lessee, the Construction Agent, the Architect, the Guarantor, the Prime Contractor, any other contractor or subcontractor or other Person directly or indirectly performing work or providing services or materials on the Property, or relating to the Construction or the Property, through and including the period ending on the Completion Date (regardless of when such Person commenced performing such work or providing such services or materials, including any period prior to the Documentation Date), and all of their respective officers, directors, shareholders, partners, employees, agents, consultants (on the Property), service-providers (on the Property), successors and assigns.

         "Construction Agent" means Fore Systems, Inc., as construction agent under the Construction Agency Agreement.

         "Construction Breakage Costs" shall mean any costs or expenses incurred by Lessor or any Participant in connection with the termination of any of the Construction Documents following the occurrence of a Construction Agency Event of Default.

                                      -8-
                                                                      APPENDIX 1

         "Construction Consultant" means such consulting engineer as the Construction Lender may select to monitor the Construction on behalf of the Construction Lender, the Certificate Purchaser and the Lessor.

         "Construction Costs" shall mean the amounts required to construct the Improvements (including Soft Costs) and to pay Transaction Costs in accordance with the Plans and Specifications and the Operative Documents.

         "Construction Documents" is defined in Section 2.6 of the Construction Agency Agreement.

         "Construction Documents Assignment" means the Assignment of Construction Documents that is attached to the Construction Agency Agreement as Exhibit A.

         "Construction Lender" means Mellon Bank, N.A., a national banking association, in its capacity as lender under the Construction Loan Agreement.

         "Construction Loan" is defined in Section 2.1 of the Construction Loan Agreement.

         "Construction Loan Agreement" means the Construction Loan Agreement, dated as of the Initial Advance Date, among the Certificate Trustee, as borrower, and the Lenders.

         "Construction Loan Agreement Default" means any event, act or condition which with notice or lapse of time, or both, would constitute a Construction Loan Agreement Event of Default.

         "Construction Loan Agreement Event of Default" is defined in Section 6.1(a) of the Construction Loan Agreement.

         "Construction Loan Balance" means as of any date of determination an amount equal to the principal amounts outstanding under the Construction Loans.

         "Construction Loan Commitment" means the Commitment of the Lenders in the amount set forth on Schedule I to the Participation Agreement.

         "Construction Loan Documents" means the Construction Loan Agreement, the Notes and the Security Documents.

         "Construction Loan Expiration Date" is defined in Section 2.3 of the Construction Loan Agreement.

         "Construction Period" means the period commencing on the Initial Advance Date and ending on the Construction Period Termination Date.

         "Construction Period Termination Date" means the earlier of (i) the date on which Substantial Completion has occurred with respect to the construction of the Facility, and (ii) March 31, 2000.

                                      -9-
                                                                      APPENDIX 1

         "Control" means (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, the possession directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Custodian" means Mellon Bank, in its capacity as custodian under the Custody Agreement.

         "Custody Agreement" has the meaning attributed to it in the Pledge and Security Agreement.

         "Debt" means, for any Person, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all obligations of such Person under any conditional sale or other title retention agreement relating to property purchased by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any property owned by such Person, whether or not such indebtedness has been assumed, (iv) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as Capital Leases, (v) all obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i) through (iv) above, and (vi) all current or past due liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

         "Deed" means a special warranty deed with respect to the real property comprising the Property, in conformity with Applicable Law and appropriate for recording with the applicable Governmental Authorities, conveying fee simple title to such real property to the Lessee, subject only to Permitted Liens and substantially in the form of Exhibit I to the Participation Agreement.

         "Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         "Default Completion Costs" shall mean any and all costs of any kind or description incurred by any Participant or the Lessor in completing the construction of the Improvements following a Construction Agency Event of Default in excess of those set forth in the Approved Construction Budget, including, without limitation, costs of removal and restoration of defective work, shut down and startup costs for any party under any of the Construction Documents, redesign, rebidding, repermitting and other costs incurred in connection with any revision of the Plans and Specifications, construction supervision costs, carry during any period of delay in the completion of the Improvements beyond the Outside Completion Date, legal fees incurred in connection with the negotiation, enforcement, termination or any other action or proceeding in connection with any of the Construction Documents or any of the foregoing.

         "Documentation Date" is defined in Section 2.1 of the Participation Agreement.

         "Dollars" and "$" mean dollars in lawful currency of the United States of America.

                                      -10-
                                                                      APPENDIX 1

         "Eligible Project Costs" shall mean, as of any date of determination, the aggregate amount of Construction Costs accrued, and following a Construction Agency Event of Default, any Default Completion Costs or Construction Breakage Costs which may become payable that are properly capitalized in accordance with GAAP, or which are incurred, at any time prior to the Completion Date, whether or not paid, in each case which are properly capitalized in accordance with GAAP, but excluding (i) all Certificate Yield which is capitalized during the Interim Term pursuant to the Operative Documents, (ii) all Transaction Expenses other than Transaction Expenses properly capitalized in accordance with GAAP, and (iii) any payments under Sections 13.5, 13.7, 13.10 and 14.11 of the Participation Agreement to the extent such amounts are included in the Approved Construction Budget under the heading "Eligible Project Costs Reimbursables". Attached to the Construction Agency Agreement as Schedule 2 is the Approved Construction Budget, which details the Eligible Project Costs.

         "End of the Term Report" is defined in Section 13.2(a) of the Participation Agreement.

         "Environmental Audit" means a Phase One environmental site assessment (the scope and performance of which meets or exceeds ASTM Standard Practice E1527-93 Standard Practice for Environmental Site Assessments:
Phase One Environmental Site Assessment Process) of the Property.

         "Environmental Law" means, whenever enacted or promulgated, any applicable Federal, state, county or local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, covenant, criteria, guideline, administrative or court order, judgment, decree, injunction, code or requirement or any agreement with a Governmental Authority:

                  (x) relating to pollution (or the cleanup, removal, remediation or encapsulation thereof, or any other response thereto), or the regulation or protection of human health, safety or the environment, including air, water, vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life, or

                  (y) concerning exposure to, or the use, containment, storage, recycling, treatment, generation, discharge, emission, Release or threatened Release, transportation, processing, handling, labeling, containment, production, disposal or remediation of any Hazardous Substance, Hazardous Condition or Hazardous Activity,

in each case as amended and as now or hereafter in effect, and any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries (whether personal or property) or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance, whether such common law or equitable doctrine is now or hereafter recognized or developed. Applicable laws include, but are not limited to, CERCLA; the Resource Conservation and Recovery Act of 1976, 42 U.S.C.
section 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. section 1251 et seq.; the Clean Air Act, 42 U.S.C. sections 7401 et seq.; the National Environmental Policy Act, 42 U.S.C. section 4321; the Refuse Act, 33 U.S.C. sections 401 et seq.; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. sections 1801-1812; the Toxic Substances Control Act, 15 U.S.C. sections 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. sections 136 et seq.; the Safe Drinking Water Act, 42 U.S.C. sections 300f et seq., each as

                                      -11-
                                                                      APPENDIX 1
amended and as now or hereafter in effect, and their state and local counterparts or equivalents, including any regulations promulgated thereunder.

         "Environmental Violation" means any activity, occurrence or condition that violates or results in non-compliance in any material respect with any Environmental Law.

         "Equipment" means all screens, awnings, shades, blinds, curtains, draperies, carpets, storm doors and windows, heating, electrical, and mechanical equipment, lighting, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, window cleaning apparatus, underground sprinkler systems and other fire prevention and extinguishing apparatus and materials and security systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time or any successor Federal statute.

         "ERISA Affiliate" means each entity required to be aggregated with the Lessee pursuant to the requirements of Section 414(b) or (c) of the Code.

         "ERISA Group" means Fore Systems, Inc., a Delaware corporation, and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Fore Systems, Inc., are treated as a single employer under Section 414 of the Code.

         "Eurocurrency Reserve Requirements" means, for any day the percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Construction Lender (which determination shall be conclusive), which is in effect on such day as prescribed by the Board representing the maximum reserve requirement (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank in the Federal Reserve System. The Eurodollar Rate shall be adjusted automatically as of the effective date of each change in the Eurocurrency Reserve Requirements.

         "Eurodollar Rate" means with respect to each day during the applicable Interest Period, the rate per annum determined by the Construction Lender by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (a) the rate of interest (which shall be the same for each day in such Interest Period) determined in good faith by the Construction Lender in accordance with its usual procedures (which determination shall be conclusive) to be the average of the rates per annum for deposits in Dollars offered to major money center banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period for delivery on the first day of such Interest Period in amounts comparable to the proposed Construction Loan (or, if there are no such comparable amounts actively traded, the smallest amounts actively traded) and having maturities comparable to such Interest Period, by (b) a number equal to
1.00 minus the Eurocurrency Reserve Requirements. The "Eurodollar Rate" may also be expressed by the following formula:

                   [average of the rates offered to major money                ]
                   [center banks in the London interbank market                ]


                                      -12-
                                                                      APPENDIX 1

  Eurodollar Rate =[as determined by the Construction Lender as set forth above]
                   [1.00 - Eurocurrency Reserve Requirements                   ]

         "Event of Default" means a Lease Event of Default, a Construction Agency Agreement Event of Default, or a Loan Agreement Event of Default.

         "Excepted Payments" means:

                  (a) all indemnity payments (excluding indemnity payments made pursuant to Section 13.2 of the Participation Agreement) to which the Certificate Trustee, Trust Company, Lenders, the Certificate Purchaser or any of their respective Affiliates, agents, officers, directors or employees is entitled;

                  (b) any amounts (other than Basic Rent or amounts payable by Lessee pursuant to Section 15.2 or Articles XVI, XVIII or XX of the Lease) payable under any Operative Document to reimburse the Certificate Trustee, Trust Company, the Certificate Purchaser or any of their respective Affiliates (including the reasonable expenses of the Certificate Trustee, Trust Company, the Certificate Purchaser or such Affiliates incurred in connection with any such payment) for performing or complying with any of the obligations of the Lessee under and as permitted by any Operative Document;

                  (c) any amount payable to the Certificate Purchaser by any transferee permitted under the Operative Documents of the interest of the Certificate Purchaser as the purchaser thereof (or a portion thereof);

                  (d) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies other than such proceeds or payments payable to the Lender or the Certificate Purchaser;

                  (e) any insurance proceeds under policies maintained by the Certificate Trustee, Trust Company or the Certificate Purchaser;

                  (f) Transaction Expenses or other amounts or expenses paid or payable to or for the benefit of the Certificate Trustee, Trust Company or the Certificate Purchaser;

                  (g) all right, title and interest of the Certificate Purchaser or the Certificate Trustee to the Property or any portion thereof or any other property to the extent any of the foregoing has been released from the Liens of the Mortgage, the Assignment of Lease and Rents and the Construction Agency Agreement Assignment pursuant to the terms thereof following the payment of the Loan Balance;

                  (h) all proceeds from Collateral (as defined in the Pledge and Security Agreement) held in the Collateral Account; and

                                      -13-
                                                                      APPENDIX 1

                  (i) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (h) above.

         "Excess Proceeds" means the excess, if any, of the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation over the sum of the Lease Balance paid by the Lessee pursuant to Articles XIV and XV of the Lease with respect to such Casualty or Condemnation, and all proceeds received by the Lessor in connection with any sale of the Property pursuant to the Lessor's exercise of remedies under Section 16.2 of the Lease or the Lessee's exercise of the Remarketing Option under Article XX of the Lease over the amounts owing by Lessee under the Operative Documents at such time.

         "Existing Lease" means that certain Lease and Open End Mortgage dated as of December 13, 1995, between Lessor and Lessee.

         "Expiration Date" means October 31, 2007, or the scheduled expiration of the then current Renewal Term, if any.

         "Expiration Date Purchase Obligation" means the Lessee's obligation, pursuant to Section 18.2 of the Lease, to purchase all (but not less than all) of the Improvements on the Expiration Date.

         "Facility" means the manufacturing/office building to be constructed on the Land pursuant to the Construction Agency Agreement as shown on the Plans and Specifications.

         "Fair Market Sales Value" means the amount, which in any event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of all of the Property or the Improvements (without regard to the Land), as applicable. The Fair Market Sales Value of the Improvements shall be determined based on the assumption that, except for purposes of Article XVI of the Lease and Section 13.2 of the Participation Agreement, the Improvements are in the condition and state of repair required under Section 9.1 of the Lease and the Lessee is in compliance with the other requirements of the Operative Documents.

         "Fixtures" means all fixtures relating to the Improvements, including all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

         "Force Majeure Event" means any event (the existence of which was not known and would not reasonably have been expected to be discovered through the exercise of commercially reasonable due diligence by the Lessee or the Construction Agent, taking into account the contemplated use of the Land and the Construction, prior to the Initial Advance Date) beyond the control of the Lessee, the Construction Agent and any Construction Agency Person, including, but not limited to, strikes, lockouts, adverse soil conditions, acts of God, adverse weather conditions, inability to obtain labor or materials, government activities, civil commotion and enemy action; but excluding any event, cause or condition that results from the Construction Agent's or any Construction Agency Person's financial condition or failure to pay or any

                                      -14-
                                                                      APPENDIX 1
event, cause or condition which could have been avoided or which could be remedied through the exercise of commercially reasonable efforts or the commercially reasonable expenditure of funds.

         "Funding Date" means the tenth Business Day of any calendar month.

         "Funding Office" means the office of each Participant identified on
Schedule VI to the Participation Agreement as its Funding Office.

         "Funding Request" is defined in Section 3.4(a) of the Participation Agreement.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time consistently applied in accordance with a Person's past accounting practices or concurred in by such Person's independent certified public accountants certifying the relevant audited financial statements.

         "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law, and shall include all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operation of the Property.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Gross Proceeds" means the gross proceeds from the sale of the Property in accordance with Section 20.1 of the Lease without deduction for any marketing, closing, legal or other costs, prorations or commissions.

         "Gross Proceeds from Improvements" means the portion of the Gross Proceeds allocable to the Improvements, which amount shall be determined based upon the relative cost of the Improvements to the cost of the Land and Improvements.

         "Ground Lease" means the Ground Lease, dated as of the date hereof, by and between Fore Systems, Inc., as landlord, and the Certificate Trustee, as Tenant.

         "Guarantor" means FORE Systems, Inc., a Delaware corporation, as guarantor under the Guaranty, and FORE Systems Holding Corporation, a Delaware corporation, as guarantor under the Guaranty Agreement.

         "Guaranty" means the Guaranty, dated as of the Date, made by the Guarantor in favor of the Lenders and the Certificate Purchaser.

         "Guaranty Agreement" means the Guaranty Agreement, dated as of the Initial Advance Date, made by FORE Systems Holding Corporation and Lessee in favor of the Lenders and the Certificate Purchaser.


                                      -15-
                                                                      APPENDIX 1

         "Hazardous Activity" means any activity, process, procedure or undertaking that directly or indirectly (i) produces, generates or creates any Hazardous Substance; (ii) causes or results in (or materially threatens to cause or result in) the Release of any Hazardous Substance into the environment (including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life); (iii) involves the containment or storage of any Hazardous Substance; or (iv) would be regulated as hazardous waste treatment, storage or disposal within the meaning of any Environmental Law.

         "Hazardous Condition" means any condition that violates or threatens to violate, or that results in or threatens noncompliance with, any Environmental Law.

         "Hazardous Substance" means any of the following: (i) any petroleum or petroleum product, explosives, radioactive materials, asbestos, ureaformaldehyde, polychlorinated biphenyls, lead and radon gas; (ii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety, as defined under any Environmental Law; or (iii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

         "Impositions" means any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever ("Taxes") (including (i) real and personal property taxes, including personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) real estate transfer taxes, conveyance taxes, mortgage taxes, intangible taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, gross receipts, privilege and doing business taxes, license and registration fees; and (vi) assessments on the Property, including all assessments for public improvements or benefits, whether or not such improvements are commenced or completed within the Term), and in each case all interest, additions to tax and penalties thereon, which at any time may be levied, assessed or imposed by any Federal, state or local authority upon or with respect to (a) any Tax Indemnitee, the Property or any part thereof or interest therein, or the Lessee or any sublessee or user of the Property; (b) the financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, purchase, rental, lease, activity conducted on, delivery, insuring, use, operation, improvement, transfer, return or other disposition of such Property or any part thereof or interest therein; (c) the Notes or other indebtedness with respect to the Property or any part thereof or interest therein or transfer thereof; (d) the rentals, receipts or earnings arising from the Property or any part thereof or interest therein; (e) the Operative Documents or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to the Property or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract (including the Construction Agency Agreement) relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; (h) the issuance of the Notes; or (i) otherwise in connection with the transactions contemplated by the Operative Documents.


                                      -16-
                                                                      APPENDIX 1

         Notwithstanding anything in the first paragraph of this definition (except as provided in the final paragraph of this definition) the term "Imposition" shall not mean or include:

                  (i) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, rental or property taxes) that are imposed by any Governmental Authority and that are based upon or measured by the gross or net income or gross or net receipts (including any minimum taxes, withholding taxes or taxes on, measured by or in the nature of capital, net worth, excess profits, items of tax preference, capital stock, franchise, business privilege or doing business taxes); provided that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                  (ii) any Tax or imposition to the extent, but only to such extent, it relates to any act, event or omission that occurs, or relates to a period, after the termination of the Lease (but not any Tax or imposition that relates to any period prior to the termination of the Lease with respect to the Property to which such Imposition relates);

                  (iii) any Tax or imposition for so long as, but only for so long as, it is being contested in accordance with the provisions of
         Section 13.5(b) of the Participation Agreement, provided that the foregoing shall not limit the Lessee's obligation under Section 13.5(b) of the Participation Agreement to advance to such Tax Indemnitee amounts with respect to Taxes that are being contested in accordance with Section 13.5(b) of the Participation Agreement or any expenses incurred by such Tax Indemnitee in connection with such contest;

                  (iv) any Taxes or impositions imposed upon a Tax Indemnitee with respect to any voluntary transfer, sale, financing or other voluntary disposition of any interest in the Property or any part thereof, or any interest therein or any interest or obligation under the Operative Documents or any Note or Certificates, or from any sale, assignment, transfer or other disposition of any interest in a Tax Indemnitee or any Affiliate thereof, (other than any transfer in connection with (1) the exercise by the Lessee of its Purchase Option or any termination option or other purchase of the Property by the Lessee, (2) the occurrence of a Lease Event of Default or a Loan Agreement Event of Default, (3) a Casualty or Condemnation affecting the Property, or (4) any sublease, modification or addition to the Property by the Lessee);

                  (v) any Taxes or impositions imposed on a Tax Indemnitee, to the extent such Tax Indemnitee actually receives a credit (or otherwise has a reduction in a liability for Taxes) in respect thereof against Taxes that are not indemnified under the Participation Agreement (but only to the extent such credit is not taken into account in calculating the indemnity payment on an After Tax Basis);

                  (vi) any Taxes imposed against or payable by a Tax Indemnitee resulting from, or that would not have been imposed but for, the gross negligence or willful misconduct of such Tax Indemnitee;


                                      -17-
                                                                      APPENDIX 1

                  (vii) Taxes imposed on or payable by a Tax Indemnitee to the extent such Taxes would not have been imposed but for a breach by the Tax Indemnitee or any Affiliate thereof of any representations, warranties or covenants set forth in the Operative Documents (unless such breach is caused by the Lessee's breach of its representations, warranties or covenants set forth in the Operative Documents);

                  (viii) Taxes to the extent resulting from such Tax Indemnitee's failure to comply with the provisions of Section 13.5(b) of the Participation Agreement, which failure precludes or materially adversely affects the ability to conduct a contest pursuant to Section 13.5(b) of the Participation Agreement (unless such failure is caused by the Lessee's breach of its obligations);

                  (ix) Taxes which are included in Property Improvements Cost if and to the extent actually paid by Construction Agent;

                  (x) Taxes imposed on or with respect to or payable as a result of activities of a Tax Indemnitee or Affiliate thereof unrelated to the transactions contemplated by the Operative Documents;

Notwithstanding the foregoing, the exclusions from the definition of Impositions set forth in clauses (i), (ii), (iv), and (x) (to the extent that any such tax is imposed by its express terms in lieu of or in substitution for a Tax set forth in clauses (i), (ii), (iv), and (x)) above shall not apply (but the other exclusions shall apply) to any Taxes or any increase in Taxes imposed on a Tax Indemnitee net of any decrease in taxes realized by such Tax Indemnitee, to the extent that such tax increase or decrease would not have occurred if on each Funding Date the Lessor and the Lender had advanced funds to the Lessee in the form of a loan secured by the Property in an amount equal to the Property Improvement Cost funded on such Funding Date, with debt service for such loan equal to the Basic Rent payable on each Scheduled Payment Date and a principal balance at the maturity of such loan in an amount equal to the then outstanding amount of the Loans and Certificate purchaser Amounts at the end of the term of the Lease.

         "Improvement Costs" shall for purposes of the definition of "Soft Costs" mean the maximum amount of up to Fourteen Million, Two Hundred Ten Thousand and xx/100 Dollars ($14,210,000.00) adjusted from time to time solely as provided in the Construction Agency Agreement.

         "Improvements" means the Site Work, Facility, Fixtures, Equipment, and other improvements of every kind existing at any time and from time to time (including those constructed pursuant to the Construction Agency Agreement and those purchased with amounts advanced by the Participants pursuant to the Participation Agreement) on or under the Land, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions to or changes in the Improvements at any time.

         "Indemnitee" means the Certificate Trustee, in its individual and its trust capacity, the Lenders, the Certificate Purchaser, their respective Affiliates and their respective successors, assigns, directors, shareholders, partners, officers, employees and agents.


                                      -18-
                                                                      APPENDIX 1

         "Initial Advance Date" is defined in Section 2.2 of the Participation Agreement.

         "Initial Collateral" has the meaning attributed to it in the Pledge and Security Agreement.

         "Insurance Requirements" means all terms and conditions of any insurance policy either required by the Lease to be maintained by the Lessee or required by the Construction Agency Agreement to be maintained by the Construction Agent, and all requirements of the issuer of any such policy.

         "Interest Payment Construction Loan" is defined in Section 2.2 of the Construction Loan Agreement.

         "Interest Period" means, with respect to any Construction Loan and on and prior to the Refinancing, the Certificate:

                  (a) initially, the period commencing on the funding with respect to such Construction Loan and Certificate and ending on the tenth Business Day of the next succeeding month; and

                  (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and Certificate and ending any month from one, two, three, six, nine and twelve months thereafter;

provided that, the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period that would otherwise extend beyond the Construction Loan Expiration Date shall end on the Construction Loan Expiration Date;

                  (iii) the Lessee shall select Interest Periods so as not to require a payment or prepayment of any Construction Loan during an Interest Period for such Construction Loan; and

                  (iv) any Interest Period in respect of a Certificate shall end on the date the Refinancing is consummated.

         "Interim Term" is defined in Section 2.3 of the Lease.

         "Investment Company Act" means the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

         "Land" means the parcel of real property described on Exhibit A to the Lease and all Appurtenant Rights attached thereto.


                                      -19-
                                                                      APPENDIX 1

         "Lease" means the Lease and Open End Mortgage, dated as of the Initial Advance Date, between the Lessor and the Lessee.

         "Lease Balance" means, as of any date of determination, an amount equal to the sum of the Loan Balance and the Certificate Balance.

         "Lease Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

         "Lease Event of Default" is defined in Section 16.1 of the Lease.

         "Lenders" means collectively, the Construction Lender together with its successors and assigns from time to time including the Tranche A Lenders and the Tranche B Lenders in connection with the Refinancing.

         "Lenders Basic Rent" means, as determined as of any Payment Date, the sum of (i) amounts due with respect to scheduled repayments of the principal of the Loans and (ii) the interest due on the Loans, excluding any interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due and any fine, penalty, interest or cost assessed or added under any agreement with a third party for nonpayment or late payment of Basic Rent.

         "Lenders Financing Statements" means UCC financing statements appropriately completed and executed for filing in the applicable jurisdiction in order to perfect a security interest in favor of the Lenders in the Equipment located on the Property or in any Improvements on the Property.

         "Lessee" means Fore Systems, Inc., a Delaware corporation, as lessee or mortgagor under the Lease.

         "Lessor" means the Certificate Trustee.

         "Lessor Financing Statements" means UCC financing statements appropriately completed and executed for filing in the applicable jurisdiction in order to protect the Lessor's interest under the Lease to the extent the Lease is a security agreement.

         "Lessor Lien" means any Lien against the Property, the Trust Estate, the Lease or any payment of Rent as a result of (a) any act of or Claim against the Lessor, Trust Company or any Participant not resulting from the transactions contemplated by the Operative Documents, or (b) any Claim against the Lessor, Trust Company or any Participant, with respect to Taxes against which Lessee is not required to indemnify Lessor, Trust Company or any Participant, in its individual capacity, pursuant to Article IX of the Participation Agreement.

         "Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, easement, servitude or charge of any kind, including any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof, or any other right of or arrangement with any creditor to have its claim satisfied out of any specified property or asset with the proceeds therefrom prior to the satisfaction of

                                      -20-
                                                                      APPENDIX 1
the claims of the general creditors of the owner thereof, whether or not filed or recorded, or the filing of, or agreement to execute as "debtor", any financing or continuation statement under the Uniform Commercial Code of any jurisdiction or any federal, state or local lien imposed pursuant to any Environmental Law.

         "Loan Agreement Default" means any event or condition which with notice or lapse of time, or both, would constitute a Loan Agreement Event of Default.

         "Loan Agreement Event of Default" means a Construction Loan Agreement Event of Default or an event of default under a Refinancing Credit Facility Agreement.

         "Loan Agreements" means collectively the Construction Loan Agreement and the Refinancing Credit Facility Agreements, or any of them.

         "Loan Balance" means as of any date of determination the sum of the Construction Loan Balance and, following the Refinancing, the Refinancing Loan Balance.

         "Loan Documents" means, collectively, the Construction Loan Documents and the Refinancing Loan Documents.

         "Loans" means, collectively, the Construction Loans and, following the Refinancing, the Refinancing Loans.

         "Make-Whole Premium" means as at any date a payment with respect to the Certificate, a Tranche A Loan or Tranche B Loan is made prior to [Insert Date of Scheduled Termination of Base Term] the excess, if any, of (i) the present value as at the payment date (determined using a discount rate equal to the Reference Treasury Yield plus 50 basis points) of the sum of the remaining principal of the Loan or Certificate Amounts being prepaid and the amount of interest or yield (exclusive of interest or yield accrued to the date of prepayment) that would have been payable in respect of the principal or Certificate Amount being prepaid if such prepayment had not been made, over (ii) the aggregate principal amount of the Certificate or such Loan then to be so prepaid. To the extent that the Reference Treasury Yield plus the 0.50% at the time of determination of the Make-Whole Premium is equal to or higher than the Certificate Yield Rate or the interest rate on the Loan being prepaid, whichever is applicable, the Make-Whole Premium shall be zero.

         "Marketable Collateral" means, at any time, any Debt instrument issued by the United States Treasury maturing not more than three (3) years after such time or any certificates of deposit issued by Mellon Bank or investments in Dreyfus Treasury Prime Cash Management or such other money market mutual fund which invests solely in U.S. Treasury Securities acceptable to Mellon Bank.

         "Marketing Period" means the period commencing on the date 365 days prior to the Expiration Date and ending on the Expiration Date.

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

                                      -21-
                                                                      APPENDIX 1

         "Maximum Guaranteed Amount" means 89.95% of Eligible Project Costs.

         "Mellon Bank" is defined in the preamble to the Participation
Agreement.

         "Mellon Prime Rate" means the interest rate per annum announced from time to time by Mellon Bank as its prime rate. The Mellon Prime Rate may be greater or less than other interest rates charged by Mellon Bank to other borrowers and is not solely based or dependent upon the interest rate which Mellon Bank may charge any particular borrower or class of borrowers.

         "Mellon Revolver Facility" means the Revolving Line of Credit Agreement, dated as of September 30, 1997, between Mellon Bank and the Lessee.

         "Modifications" is defined in Section 10.1(a) of the Lease.

         "Mortgage" means the Mortgage, dated as of the Initial Advance Date made by the Certificate Trustee in favor of the Lender and satisfactory in form and substance to the Lender in order to create a first priority mortgage lien on the Property.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Net Proceeds" means all amounts paid in connection with any Casualty or Condemnation or any sale of the Property pursuant to Lessor's exercise of remedies under Section 16.2 of the Lease or the Lessee's exercise of the Remarketing Option under Article XX of the Lease, and all interest earned thereon, less the expense of claiming and collecting such amounts, including all costs and expenses in connection therewith for which the Lender or the Lessor is entitled to be reimbursed pursuant to the Lease.

         "Note" is defined in Section 2.3 of the Construction Loan Agreement.

         "Obligations" means all obligations and liabilities of the Lessee, the Construction Agent, each Guarantor and each other obligor under the Operative Documents, the Refinancing Loan Documents and the Swap Agreement (including, with respect to the Swap Agreement, all rights of the Lessor thereunder).

         "Operative Documents" means the following:

                  (a)      the Participation Agreement;
                  (b)      the Lease;
                  (c)      the Trust Agreement;
                  (d)      the Certificate;
                  (e)      the Construction Loan Agreement;
                  (f)      the Note;
                  (g)      the Guaranty;

                                      -22-
                                                                      APPENDIX 1

                  (h)      the Pledge and Security Agreement;
                  (i)      the Assignment of Leases and Rents;
                  (j)      the Deed;
                  (k)      the Mortgage;
                  (l)      the Construction Agency Agreement;
                  (m)      the Assignment of Construction Agency Agreement;
                  (n)      the Construction Documents Assignment;
                  (o)      the Guaranty Agreement;
                  (p)      the Ground Lease;
                  (q)      the Memorandum of Ground Lease..

         "Original Executed Counterpart" is defined in Section 26.10 of the Lease.

         "Outside Completion Date" means March 31, 2000.

         "Overdue Rate" means the lesser of (x) the maximum interest rate then permitted under applicable law and (y) the greater of (A) 12% per annum and (B) the Mellon Prime Rate plus 4%.

         "Participants" means the Lenders and the Certificate Purchaser, collectively.

         "Participation Agreement" means the Participation Agreement, dated as of the Documentation Date, among the Lessee, as Lessee, Guarantor, and Construction Agent, the Trust Company, the Certificate Trustee, the Certificate Purchaser, and the Lender.

         "Payment Date" means (a) any Scheduled Payment Date, (b) any date on which interest or principal is payable pursuant to Section 2.6(c)(ii) of the Construction Loan Agreement in connection with any prepayment of the Construction Loans and any date on which a Refinancing Credit Facility Agreement is prepaid in whole or in part.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Liens" means with respect to the Property:

                  (i) the respective rights and interests of the parties to the Operative Documents as provided in the Operative Documents;

                  (ii) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease;

                  (iii) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 12.1 of the Lease;

                  (iv) Liens arising by operation of law, materialmen's, mechanics', workers', repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the


                                      -23-
                                                                      APPENDIX 1

         Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts not to exceed $500,000 that either are not more than 30 days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 12.2 of the Lease;

                  (v) Liens of any of the types referred to in clause (iv) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor have been made), which bonding (or arrangements) shall comply with applicable Requirements of Law, and has effectively stayed any execution or enforcement of such Liens;

                  (vi) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest set forth in Section 12.1 of the Lease;

                  (vii) easements, rights of way and other encumbrances on title to real property pursuant to Section 11.2 of the Lease;

                  (viii) Lessor Liens;

                  (ix) Liens created by the Lessee with the consent of the Lessor; and

                  (x) Liens described on the title insurance policy and consented to by Mellon delivered pursuant to Section 6.1(k) of the Participation Agreement other than Liens described in clause (iv) or
         (vi) above that are not removed within 30 days of their origination.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental authority or any other entity.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Plans and Specifications" means the plans and specifications for the Construction, as more particularly described in Exhibit B to the Construction Agency Agreement.

         "Pledge and Security Agreement" means the Pledge and Security Agreement, dated as of the Initial Advance Date, among FORE Systems Holding Corporation, the Lenders, the Certificate Trustee and Mellon Bank, as custodian thereunder.

                                      -24-
                                                                      APPENDIX 1

         "Prime Contractor" means, collectively, Mascaro Incorporated and Penn Transportation or such other Person who shall, with the prior written consent of the Lenders and the Certificate Purchaser, have been designated by the Lessee to act as the prime contractors for purposes of the Construction.

         "Property" means the Land and all of the Improvements at any time located on or under the Land.

         "Property Improvements Cost" means out-of pocket costs of the Construction Agent incurred and properly payable under the Construction Agency Agreement in accordance with the Operative Documents, including all Soft Costs and all costs allocable to Site Work.

         "Purchase Notice" is defined in Section 18.1 of the Lease.

         "Purchase Option" is defined in Section 18.1 of the Lease.

         "Purchase Option Price" is defined in Section 18.1 of the Lease.

         "Qualified Assets" is defined in Section 2(e) of the Pledge and Security Agreement.

         "Reference Treasury Yield" means, relative to any prepayment of the Tranche A Loans, Tranche B Loans and Certificates, the yield calculated with reference to the rate given (i) on the USD screen of Bloomberg Financial Markets Service at 11:00 a.m., Eastern standard time three Business Days prior to the date of such prepayment, or if such rate is unavailable then (ii) by the Statistical Release No. H.15 (519) then most recently published by the F.R.S. Board three Business Days prior to the date of such prepayment, as the yield, in either case, of a hypothetical U.S. Treasury security with a remaining term equal to the weighted average remaining term to maturity (rounded to the nearest month) of the Loan or Certificate being prepaid in whole or in part. If no maturity exactly corresponds to the weighted average remaining term to maturity of the Tranche A Loans, Tranche B Loans or Certificates, yields for two published maturities most closely corresponding to such weighted average shall be selected in the Statistical Release and the yield shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each period to the nearest month.

         "Refinancing" means the refinancing of the Construction Loan Balance on or prior to the Base Date pursuant to the Refinancing Loan Documents, which shall be in form and substance satisfactory to Mellon Bank and Mellon Financial Service Corporation #4 in its sole discretion.

         "Refinancing Credit Facility Agreements" means the loan agreements, credit facilities or other similar extensions of credit entered into by the Lessor, as borrower, with Mellon Bank and Mellon Financial Services Corporation #4, in form and substance satisfactory to such entities in their sole discretion pursuant to one or more such agreements, the proceeds of which are used to repay in full the Construction Loan Balance and all other amounts owing under the Construction Loan Agreement.

         "Refinancing Loan Balance" means as of the date of determination an amount equal to the sum of the principal amounts outstanding under the Refinancing Credit Facility Agreements.


                                      -25-
                                                                      APPENDIX 1

         "Refinancing Loan Documents" means the Refinancing Credit Facility Agreements, the notes evidencing the Lessor's obligations thereunder and any mortgages, deeds of trust, security agreements, assignments or the similar agreements securing the Lessor's obligations under any Refinancing Credit Facility Agreement.

         "Refinancing Loans" means the Tranche A Loan or Tranche B Loan or both.

         "Release" means any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance that constitutes an Environmental Violation.

         "Remarketing Option" is defined in Section 20.1 of the Lease.

         "Remarketing Payments" means any of the following: Gross Proceeds from Improvements, the Termination Rental Amount and any payment made by Lessee pursuant to Section 13.2 of the Participation Agreement.

         "Renewal Option" is defined in Section 19.1 of the Lease.

         "Renewal Term" is defined in Section 19.1 of the Lease.

         "Rent" means, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

         "Requesting Party" is defined in Section 22.1 of the Lease.

         "Required Modification" is defined in Section 10.1(a) of the Lease.

         "Required Participants" means those Participants holding an aggregate of 51% of the outstanding Loans and Certificate Amounts.

         "Requirements of Law" means all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Property, the Improvements or the demolition, construction, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to the Property or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. section 1201 et. seq. and any other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting the Property, the Appurtenant Rights and any easements, licenses or other agreements entered into pursuant to
Section 11.2 of the Lease.

                                      -26-
                                                                      APPENDIX 1

         "Responsible Employee" means the Chief Executive Officer, Treasurer, or Chief Financial Officer of the Construction Agent.

         "Responsible Employee's Certificate" means a certificate signed by any Responsible Employee, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

         "Scheduled Payment Date" means the tenth Business Day of each calendar month during the Interest Period and the last day of each Interest Period, and any date on which a payment is due under a Refinancing Credit Facility Agreement. Each Scheduled Payment Date following the Refinancing should fall on the same date as each "Scheduled Payment Date" as such term is defined in the Existing Lease.

         "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         "Security Documents" means the collective reference to the Mortgage, the Assignment of Leases and Rents and the Construction Agency Agreement Assignment, the Guaranty, the Pledge and Security Agreement, and all other security documents hereafter delivered to the Lenders granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Certificate Trustee under any of the Loan Agreements and/or under any of the other Loan Documents.

         "Shortfall Amount" means, as of the Expiration Date, the amount that the Lease Balance will exceed the Loan Balance upon the completion of a sale of the Improvements pursuant to Article XX of the Lease.

         "Significant Casualty" means (x) the actual or constructive total loss of the Facility or damage to the Facility to an extent rendering repair impractical or uneconomical, in any case as reasonably determined in good faith and as certified to the Participants by the Board of Directors of the Lessee or
(y) damage to the Facility which results in an insurance settlement on the basis of a total loss or a constructive total loss (including title insurance proceeds) in respect of a total loss of the Facility.

         "Significant Condemnation" means (a) a Condemnation that involves a taking of Lessor's entire title to the Land, or (b) a Condemnation that in the good faith judgment of the Lessee, as certified to the Participants by the Board of Directors of the Lessee, either (i) renders the Facility unsuitable for continued use as property of the type of the Facility or (ii) is such that restoration of the Facility to substantially its condition as existed immediately prior to such Condemnation would be impracticable or impossible.

         "Site Work" shall mean all work necessary in connection with the development of the Land and the construction of the Improvements, including, but not limited to, site planning services, grading (including obtaining any necessary slope easement rights from adjacent land owners and installation and proper compaction, reinforcement, and seeding of such slopes), pedestrian and vehicular connections, landscaping, seeding, and planting, storm drainage, utility connections, tap-ins, and extensions, installation of all utility lines, any required off-site improvements not to exceed $50,000.00 coordination and securing of local site utility approvals, securing appropriate zoning approvals, installation, paving, striping, and lighting of all parking areas, installation and lighting of all pedestrian walkways and circulation areas, all as shown on the Plans and Specification submitted by the Lessee.

                                      -27-
                                                                      APPENDIX 1

         "Site Work Costs" shall for purposes of the definition of "Soft Costs" mean the maximum amount of One Million, Five Hundred Eighty-Five Thousand and xx/100 Dollars ($1,585,000.00)

         "Soft Costs" shall mean all costs contained in the Approved Construction Budget, of whatever kind or nature, of performing the Site Work and the construction of the Improvements (other than the purchase price for the Land and Lessee's costs in connection with the acquisition of the Land, such as the cost of title insurance, the Improvement Costs, and the Site Work Costs), but including Transaction Expenses, engineering costs for Site Work, costs of architects and engineers with respect to inspection of the Construction and the issuance of certificates as provided in the Operative Documents, and sums expended by the Lessee prior to the date hereof properly allocated to or otherwise included in Soft Costs.

         "Solvent" means with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability taking into account any subrogation and contribution rights.

         "Submitted Financial Statements" means the financial statements of Fore Systems, Inc. for the fiscal year ended in 1997 which were audited by PriceWaterhouseCoopers, copies of which have been delivered to the Lender.

         "Sub-Participant" is defined in Section 12.2 of the Participation Agreement.

         "Subsidiary" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of:

                  (a) the outstanding capital stock having Voting Power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might having Voting Power upon the occurrence of any contingency),

                  (b) the interest in the capital or profits of such partnership or joint venture, or




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

                  (c) the beneficial interest of such trust or estate, is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

         "Substantial Completion" means such time as the conditions set forth in
Article VII of the Participation Agreement are satisfied with respect to any Facility.

         "Subtenant" is defined in Section 6.2 of the Lease.

         "Supplemental Rent" means any and all amounts, liabilities and obligations (other than Basic Rent) which the Certificate Trustee agrees or is otherwise obligated to pay under the Loan Agreement, the Trust Agreement, the Ground Lease or any other Operative Document (whether or not designated as Supplemental Rent) to the Lender, the Certificate Purchaser, or any other Person, including Make-Whole Premiums, indemnities and damages for breach of any covenants, representations, warranties or agreements, or any other amounts designated as Supplemental Rent under the Operative Documents.

         "Swap Agreement" means any agreement among Lessee, Lessor and/or one or more third parties which has the effect of fixing the Treasury Rate and/or Eurodollar Rate for the Term.

         "Tangible Net Worth" means, as of any date of determination, all amounts (without duplication) which, in accordance with GAAP, would be included under shareholder's equity on a balance sheet of the Lessee and its Subsidiaries, excluding intangible assets such as patents, copyrights, trademarks, franchises and goodwill.

         "Tax Indemnitee" means the Lessor, the Certificate Purchaser, the Certificate Trustee, Trust Company and each Participant.

         "Taxes" is defined in the definition of Impositions.

         "Tenant Improvement Work" means the performance of finish work for the Improvements to make such Improvements ready for occupancy by the Lessee.

         "Term" is defined in Section 2.3 of the Lease.

         "Termination Date" means the earlier of (i) the date as defined in
Section 15.2(a) and 16.2(e) of the Lease, and (ii) [the "Termination Date" as such term is defined in the Existing Lease.]

         "Termination Notice" is defined in Section 15.1 of the Lease.

         "Termination Rental Amount" means an amount equal to 79.44758% of the aggregate amount of Advances made by Lessor on each Funding Date; provided, however, in the event Lessee is required to make a Supplemental Rent payment in accordance with Section 5.3(h) of the Construction Agency Agreement, the principal amounts of the Tranche A Loans, Tranche B Loans and the Certificate Amount shall be recalculated, such that the Lease may be treated as an operating lease under Statement of Financial Accounting Standards No. 13, to account for any such Supplemental Rent payment and any

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

Certificate Yield paid in connection therewith (minus any interest earned on the Money Market Account, as defined in Section 5.1(d) of the Construction Loan Agreement) being minimum lease payments at the inception of the Base Term, with such Supplemental Rent not being in excess of an amount that would cause the Termination Rental Amount as recalculated minus the present value of Certificate Yield payable thereon (plus any interest earned on the Money Market Account) to be less than zero, and the Termination Rental Amount shall equal the principal amount of the Tranche A Loans, as recalculated, and; provided, further, in the event of an Unrelated Indemnity Event, the Termination Rental Amount and all Basic Rent related to the Unrelated Indemnity Event shall be calculated based on the aggregate amount of Advances made by Lessor, but shall not include sums advanced by Lessor for or related to the Unrelated Indemnity Event.

         "Total Assets" means such term as it appears in the Submitted Financial Statements with respect to any Person, and in subsequent audited financial statements of such entity, determined in accordance with those generally accepted accounting principles applied in the preparation of the Submitted Financial Statements.

         "Total Capitalization" means the principal amount of all Consolidated Indebtedness plus Consolidated Shareholders' Equity.

         "Tranche A Lenders" means Mellon Bank.

         "Tranche A Loans" means any Refinancing Loan other than a Tranche B
Loan.

         "Tranche B Lender" means Mellon Financial Services Corporation #4, a Pennsylvania corporation.

         "Tranche B Loans" means any Refinancing Loan made by the Tranche B Lender.

         "Transaction Expenses" means all costs and expenses in connection with the preparation, execution and delivery of the Operative Documents, the Refinancing Loan Documents and the transactions contemplated by the Operative Documents and the Refinancing Loan Documents including:

                  (a) the reasonable fees, out-of-pocket expenses and disbursements of counsel, local counsel and special counsel for each of the Lessor, the Certificate Purchaser, the Certificate Trustee, the Lenders, the Lessee in negotiating the terms of the Operative Documents and the other transaction documents, preparing for the closing under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Documents, and the Refinancing Loan Documents and the reasonable initial fees and expenses of the Lessor;

                  (b) the reasonable fees, out-of-pocket expenses and disbursements of any law firm or other external counsel to each of the Lessor, the Certificate Purchaser, the Certificate Trustee, and the Lenders in connection with (1) any amendment, supplement, waiver or consent with respect to any Operative Documents requested or approved by the Lessee, (2) any enforcement of any rights or remedies against the Lessee or the Guarantor in respect of the Operative Documents and
         (3) the Refinancing;

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                                                                      APPENDIX 1

                  (c) fees relating to residual value insurance obtained by the Lessor or any Participant, not to exceed $3,000;

                  (d) any and all Taxes and fees incurred in recording, registering or filing any Operative Document, Refinancing Loan Document or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Documents or the Refinancing Loan Documents, unless the Operative Documents or the Refinancing Loan Documents expressly provide that such Taxes or fees are required to be paid by a Person other than the Lessee;

                  (e) any title fees, premiums and escrow costs and other expenses relating to title insurance and the closings contemplated by the Operative Documents or the Refinancing Loan Documents, and any expenses incurred by the Construction Lender for analysis of the construction costs and inspection of the Property in connection with the Advances, and all premiums for insurance during the Construction Period;

                  (f) all expenses relating to all Environmental Audits and appraisals prepared from time to time under the Operative Documents or the Refinancing Loan Documents;

                  (g) all fees relating to Lenders' Construction Consultant;

                  (h) the initial and ongoing fees and reasonable expenses of the Certificate Trustee and its special counsel;

                  (i) any other reasonable out-of-pocket fees and expenses incurred by any Participant in connection with the negotiation and consummation of the transactions contemplated by the Operative Documents or the Refinancing Loan Documents;

                  (j) fees payable by the Lessee under Sections 4.5 and 4.6 of the Participation Agreement; and

                  (k) all other fees, costs and expenses payable by Lessee under the Operative Documents (except in connection with a Default or Event of Default) not otherwise included as Soft Costs, to the extent amounts are included in the Approved Construction Budget under the heading "Eligible Project Costs Reimbursables".

         "Transferee" is defined in Section 12.3 of the Participation Agreement.

         "Treasury Rate" means, relative to the Tranche B Loans, the yield calculated with reference to the rate given (i) on the USD screen of Bloomberg Financial Markets Service at 11:00 a.m., Eastern standard time three (3) Business Days prior to the date the Tranche B Lender advances its Tranche B Loan, or if such rate is unavailable then (ii) by the Statistical Release No.
H.15 (519) then most recently published by the F.R.S. Board three (3) Business Days prior to the date the Tranche B Lender advances its Tranche B Loan, as the yield, in either case, of a hypothetical U.S. Treasury security with an interpolated rate, using

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

the most actively traded five year and ten year U.S. Treasury securities, with a weighted average remaining term of eight years.

         "Trigger Event" is defined in Section 2.7 of the Construction Agency Agreement.

         "Trust" means Brush Creek Business Trust II, a statutory Delaware business trust.

         "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of the Documentation Date, between the Certificate Purchaser and Trust Company.

         "Trust Company" means the institution serving as Certificate Trustee or any successor financial institution acting as Certificate Trustee under the Operative Documents, in each case in its individual capacity.

         "Trust Estate" is defined in Section 1.2(b) of the Trust Agreement.

         "UCC Financing Statements" means collectively the Lender Financing Statements and the Lessor Financing Statements.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "Uniform Commercial Code" and "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

         "Unrelated Event" means any Construction Agency Event of Default relating to Construction other than a Construction Agency Event of Default resulting from (i) the Willful Act or Omission of any Construction Agency Person, (ii) acts described in Section 16.1(g) or (h) of the Lease, (iii) fraudulent acts of any Construction Agency Person, (iv) illegal acts of any Construction Agency Person or (v) application of funds by any Construction Agency Person except as expressly permitted by the Operative Documents and which, in the case of clause (i) above, could not have been avoided or remedied by the exercise of commercially reasonable efforts by any Construction Agency Person, assuming the availability of Commitments.

         "Unrelated Indemnity Event" means an event arising from or related to an act or omission of any Person other than a Construction Agency Person which occurs notwithstanding the compliance by all Construction Agency Persons with the provisions of the Operative Documents.

         "Voting Power" means, with respect to securities issued by any Person, the combined voting power of all securities of such person which are issued and outstanding at the time of determination and which are entitled to vote in the election of directors of such Person, other than securities having such power only by reason of the happening of a contingency.

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                                                                      APPENDIX 1

         "Willful Act or Omission" means an act or omission of any Construction Agency Person which is not the direct result of a Force Majeure Event.


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                                                                      APPENDIX 1